                                                                     Exhibit 2.1


                             CONTRIBUTION AGREEMENT

                                  by and among

                              E-SYNC NETWORKS, LLC

                                    ("JV"),

                             E-SYNC NETWORKS, INC.

                                   ("ESNI"),

                                      and

                                   CRC, INC.

                                    ("CRC")

                            ------------------------

                              Dated August 6, 2001

                            ------------------------

                               TABLE OF CONTENTS

ARTICLE I     RULES OF CONSTRUCTION; DEFINITIONS...............................1
     1.1      Definitions......................................................1
     1.2      Interpretation...................................................7

ARTICLE II    CONTRIBUTION OF ESNI'S ASSETS....................................7
     2.1      Contribution of the ESNI Contributed Assets......................7
     2.2      Excluded Assets..................................................8
     2.3      Assumption of Liabilities........................................8
     2.4      Apportionment with respect to Contracts..........................8
     2.5      Bridge Loan......................................................9

ARTICLE III   CONSIDERATION FOR CONTRIBUTION...................................9
     3.1      Consideration....................................................9
     3.2      Calculation of Recurring Revenues................................9

ARTICLE IV    REPRESENTATIONS AND WARRANTIES OF ESNI..........................10
     4.1      Organization; Standing; Qualification...........................10
     4.2      Authority Relative to this Agreement............................10
     4.3      Consents and Approvals; No Violations...........................11
     4.4      Ownership and Use of ESNI Contributed Assets....................11
     4.5      Intellectual Property...........................................11
     4.6      Contracts.......................................................13
     4.7      Equipment.......................................................13
     4.8      Real Property...................................................13
     4.9      Subsidiaries....................................................14
     4.10     Employees.......................................................14
     4.11     Compliance with Laws............................................15
     4.12     Environmental Protection........................................15
     4.13     Permits.........................................................16
     4.14     Compliance with Other Instruments...............................16
     4.15     Insurance.......................................................16
     4.16     Litigation......................................................16
     4.17     Financial Statements............................................17
     4.18     Events Subsequent to Latest Balance Sheet Date..................17
     4.19     Bankruptcy......................................................17
     4.20     Commission Filings..............................................17
     4.21     No Undisclosed Liabilities......................................18
     4.22     Proxy Statement.................................................18
     4.23     Full Disclosure.................................................18
     4.24     Schedules.......................................................18

ARTICLE V     REPRESENTATIONS AND WARRANTIES OF CRC AND JV....................19
     5.1      Organization; Standing; Qualification...........................19
     5.2      Authority Relative to this Agreement............................19


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

     5.3      Consents and Approvals; No Violations...........................19
     5.4      Formation of JV.................................................20
     5.5      Investment Representations......................................20

ARTICLE VI    COVENANTS; CONDITIONS TO CLOSING................................21
     6.1      Covenants.......................................................21
     6.2      Conditions Precedent to Obligations of the JV and CRC...........25
     6.3      Conditions Precedent to Obligations of ESNI.....................27

ARTICLE VII   CLOSING.........................................................28
     7.1      Time and Place of Closing.......................................28
     7.2      Deliverables....................................................28

ARTICLE VIII  INDEMNIFICATION.................................................30
     8.1      Survival........................................................30
     8.2      Indemnification.................................................30
     8.3      Indemnification; Notice and Settlements.........................31

ARTICLE IX    EXCLUSIVE DEALING; TERMINATION..................................32
     9.1      Exclusive Dealing...............................................32
     9.2      Termination.....................................................32
     9.3      Effects of Termination..........................................33

ARTICLE X     MISCELLANEOUS...................................................33
     10.1     Entire Agreement................................................33
     10.2     Confidentiality.................................................33
     10.3     Successors and Assigns..........................................34
     10.4     Severability....................................................34
     10.5     Amendments and Waivers..........................................34
     10.6     Arbitration.....................................................34
     10.7     Governing Law; Consent to Jurisdiction..........................34
     10.8     Counterparts....................................................35
     10.9     Interpretation..................................................35
     10.10    Notices.........................................................35
     10.11    Finders' Fees...................................................36
     10.12    Expenses........................................................36
     10.13    Further Assurances..............................................36
     10.14    Publicity.......................................................36
     10.15    Specific Performance............................................37

Exhibit A            CRC Contribution Agreement
Exhibit B            Management Services Agreement
Exhibit C            Operating Agreement
Exhibit D            Registration Rights Agreement
Exhibit E            Security Agreement


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

Exhibit F            Voting Agreement
Exhibit G            First Installment Note
Exhibit H            Extended Installment Note
Exhibit I            Warrant
Exhibit J            Opinion of Counsel of ESNI
Exhibit K            Opinion of Counsel of CRC
Exhibit L            Amendment, Assignment and Consent to Assignment of Lease
Exhibit M            Assignment of Intellectual Property Rights


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

                             CONTRIBUTION AGREEMENT

      This CONTRIBUTION Agreement (this "Agreement") is made on and as of August 6, 2001 (the "Effective Date"), by and among E-SYNC NETWORKS, LLC, a Delaware limited liability company (the "JV"), E-SYNC NETWORKS, INC., a Delaware corporation ("ESNI"), and CRC, INC., a New York corporation ("CRC"). Capitalized terms used in this Agreement and not otherwise defined have the meanings given to them in Section 1.1.

                                    RECITALS

      WHEREAS, ESNI is a provider of e-business infrastructure products and services;

      WHEREAS, ESNI desires to contribute to the JV, and the JV desires to receive from ESNI, the ESNI Contributed Assets, subject to and in accordance with the terms and conditions set forth herein;

      WHEREAS, in consideration for the Contribution by ESNI to the JV of the ESNI Contributed Assets, CRC agrees, contemporaneously with or prior to, as the case may be, the Contribution, to: (A) advance and loan to ESNI the Bridge Loan, advance and loan to ESNI the First Installment Amount and commit to advance and loan to ESNI the Extended Installment Amount, in each case pursuant to, and in accordance with, the applicable Promissory Notes; and (B) contribute the CRC Contributed Assets to the JV pursuant to, and in accordance with, the CRC Contribution Agreement;

      WHEREAS, following the contribution to the JV of the ESNI Contributed Assets by ESNI and of the CRC Contributed Assets by CRC, ESNI will hold fifty-one percent (51%) and CRC will hold forty-nine percent (49%) of the outstanding membership interests of the JV;

      WHEREAS, in connection with the transactions contemplated hereby, as of this date, certain stockholders of ESNI are entering into the Voting Agreement; and

      WHEREAS, in connection with the transactions contemplated hereby, ESNI agrees to issue to CRC a warrant (the "Warrant") to acquire shares of ESNI's Common Stock equal to ten percent (10%) of the voting stock of ESNI (on a fully-diluted as-if-converted basis) as of the Closing Date;

      NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I
                       RULES OF CONSTRUCTION; DEFINITIONS

      1.1 Definitions. Unless otherwise provided herein, the following terms used in this Agreement shall have the meanings set forth below:

      "Affiliate" shall mean, with respect to any specified Person, a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person, and also includes any stockholder, member, officer, director or manager of such specified Person.

      "Agreement" shall mean this Agreement, including the Schedules and Exhibits hereto, as the same may be amended from time to time.

      "Assumed Liabilities" shall have the meaning set forth in Section 2.3(a).

      "Books and Records" shall have the meaning set forth in Section 2.1(f).

      "Bridge Loan" shall have the meaning set forth in Section 2.5.

      "Business Combination" shall have the meaning set forth in Section 9.1.

      "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law, executive order or governmental decree to be closed.

      "Closing" shall have the meaning set forth in Section 7.1.

      "Closing Date" shall have the meaning set forth in Section 7.1.

      "Code" shall mean the Internal Revenue Code of 1986, as amended.

      "Common Stock" shall mean ESNI's common stock, par value $0.01 per share.

      "Competing Business" shall have the meaning set forth in Section 6.1(h).

      "Confidentiality Agreement" shall have the meaning set forth in Section 10.2.

      "Consideration" shall have the meaning set forth in Section 3.1(a).

      "Contracts" shall have the meaning set forth in Section 2.1(a).

      "Contribution" shall have the meaning set forth in Section 2.1.

      "CRC" shall mean CRC, Inc., a New York corporation.

      "CRC Contributed Assets" shall have the meaning set forth in Section 3.1(b)(i).

      "CRC Contribution Agreement" shall mean the Contribution Agreement by and between the JV and CRC, in the form attached hereto as Exhibit A.

      "CRC Indemnified Parties" shall have the meaning set forth in Section 8.2(a).

      "Credit Facility" shall have the meaning set forth in Section 6.2(j).


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

      "Damages" shall have the meaning set forth in Section 8.2(a).

      "Effective Date" shall have the meaning set forth in the preamble of this Agreement.

      "Encumbrances" shall mean, with respect to any property, any mortgage, lien, pledge, assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind in respect of such property in favor of any Person, other than Permitted Liens.

      "Environmental Laws" shall mean the Resource Conservation Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act, the Toxic Substances Control Act, the Hazardous Material Transportation Act, the Clean Air Act, the Clean Water Act, and any other similar federal and state laws, as amended and currently in effect, together with all regulations issued or promulgated thereunder, and all other Laws relating to pollution, Hazardous Substances, the protection of the environment or the health and safety of workers or the general public as currently in effect.

      "Equipment" shall have the meaning set forth in Section 2.1(c).

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, together with all regulations issued or promulgated thereunder.

      "ESNI" shall mean E-Sync Networks, Inc., a Delaware corporation.

      "ESNI Contributed Assets" shall have the meaning set forth in Section 2.1.

      "ESNI Disclosure Schedule" shall have the meaning set forth in Section
4.1.

      "ESNI Indemnified Parties" shall have the meaning set forth in Section 8.2(b).

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Excluded Assets" shall have the meaning set forth in Section 2.2.

      "Excluded Liabilities" shall have the meaning set forth in Section 2.3(b).

      "Extended Installment Amount" shall mean an advance and loan which CRC may, after the Closing Date, make to ESNI in the principal amount equal to $1,500,000 less the outstanding amount of the Good Faith Loan and, if made, the outstanding amount of the Bridge Loan, subject to the reductions and adjustments as provided in the Extended Installment Note.

      "Extended Installment Note" shall have the meaning set forth in Section 3.1(b)(iii).

      "First Installment Amount" shall mean an advance and loan provided by CRC on the Closing Date to ESNI in the principal amount of $500,000, as evidenced by the First Installment Note.

      "First Installment Note" shall have the meaning set forth in Section 3.1(b)(ii).


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

      "GAAP" shall mean U.S. generally accepted accounting principles, consistently applied.

      "Good Faith Loan" shall mean the advance and loan provided by CRC on June 14, 2001 to ESNI in the principal amount of $250,000, as evidenced by that certain Secured Promissory Note dated June 14, 2001 issued by ESNI to CRC.

      "Governmental Authority" shall mean any public body, governmental, administrative or regulatory authority, agency, instrumentality or commission, including courts of competent jurisdiction and arbitral tribunals, whether federal, state, local or foreign.

      "Hazardous Substance" shall mean any hazardous substance, hazardous or toxic waste, hazardous material, pollutant or contaminant, as those or similar terms are used in the Environmental Laws, and includes friable asbestos, asbestos-related products, chlorofluorocarbons, oils, petroleum-derived compounds, polychlorinated biphenyls, pesticides, and radon.

      "Indemnified Party" shall have the meaning set forth in Section 8.3.

      "Indemnifying Party" shall have the meaning set forth in Section 8.3.

      "Insurance Policies" shall have the meaning set forth in Section 4.15.

      "Intellectual Property" shall have the meaning set forth in Section
2.1(d).

      "JV" shall mean E-Sync Networks, LLC, a Delaware limited liability company.

      "Key Employees" shall mean those key personnel of ESNI whose activities are primarily related to the ESNI Contributed Assets as set forth in Schedule 1.1.

      "Laws" shall mean any statutes, ordinances, rules, regulations, orders or other laws of any Governmental Authority.

      "Leased Real Property" shall have the meaning set forth in Section 2.1(b).

      "Management Services Agreement" shall mean the Management Services Agreement by and between the JV and CRC Management Services, Inc., a New York corporation and an Affiliate of CRC, substantially in the form attached hereto as Exhibit B, as the same may be amended from time to time.

      "Material Adverse Effect" shall mean, with respect to any party hereto, any action, event or occurrence which has or could have a material adverse effect on the business, assets, operations, prospects, financial condition or results of operations of such party or its respective subsidiaries taken as a whole; provided, however, that none of the following shall be deemed, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect with respect to ESNI: (i) any change in the market price or trading volume of ESNI's common stock; (ii) any adverse change, event or effect attributable or relating to the payment of (1) out-of-pocket fees and expenses (including legal, accounting and investment banking fees and expenses) incurred in connection with the transaction contemplated by this Agreement or (2) any amounts due to, or the provision of any other benefits to, any officers or employees pursuant to employment contracts, non-competition agreements, employee benefit plans, severance arrangements or other arrangements in existence as of the date hereof and set forth in the ESNI Disclosure Schedule; (iii) any adverse change, event or effect directly attributable to ESNI's compliance with the terms of, or the taking by ESNI of any action required by, this Agreement or the taking of any action consented to by CRC where the possibility of a resulting Material Adverse Effect was disclosed to CRC by ESNI in writing prior to receipt of such consent; (iv) any adverse change, event or effect attributable or relating to any change in GAAP or any change in applicable laws, rules or regulations or the interpretations thereof; or (v) the ESNI common stock being delisted from trading on The Nasdaq SmallCap Market.

      "Material Permits" shall have the meaning set forth in Section 4.13.

      "Operating Agreement" shall mean the Operating Agreement of the JV, substantially in the form attached hereto as Exhibit C, as the same may be amended from time to time.

      "Orders" shall mean any orders, writs, injunctions, judgments, decrees or awards of any Governmental Authority.

      "Permits" shall have the meaning set forth in Section 4.12.

      "Permitted Liens" shall mean (i) any security interest or other liens in favor of CRC, (ii) purchase money security interests and/or capital leases that have been entered into by ESNI prior to the date hereof and that are listed on
Section 4.4 of the ESNI Disclosure Schedule, (iii) purchase money security interests and/or capital leases that are entered into by ESNI after the date hereof and that do not, at any time, secure obligations in an aggregate amount of in excess of twenty-five thousand dollars ($25,000), (iv) liens imposed for taxes not yet due and payable, (v) carriers', warehousemen's, mechanics', materialmen's, repairmen's and similar liens imposed by law and arising in the ordinary course of ESNI's business, (vi) pledges and deposits made by ESNI in the ordinary course of its business in compliance with worker's compensation, unemployment insurance and social security laws or regulations or similar laws or regulations, (vii) deposits to secure performance of bids, trade and other contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of similar nature, and to secure letters of credit in respect of any of the foregoing, in each instance made by ESNI in the ordinary course of its business, (viii) easements, zoning restrictions, rights-of-way and similar encumbrances on real property that have been imposed by law or have arisen in the ordinary course of ESNI's business, that do not secure any monetary obligations and that do not materially detract from the value of the affected property or interfere with its use or the conduct of ESNI's business, (ix) licenses and sublicenses granted by ESNI in the ordinary course of its business and (x) precautionary filings by the holder of operating leases entered into by ESNI in the ordinary course of its business.

      "Person" shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or governmental body.

      "Plan" shall have the meaning set forth in Section 4.10(c).

      "Promissory Notes" shall have the meaning set forth in Section
3.1(b)(iii).

      "Property Lease" shall have the meaning set forth in Section 4.8(a).

      "Proxy Statement" means that certain proxy statement with respect to the transactions contemplated hereby and other matters prepared by ESNI, filed with the SEC and mailed to the stockholders of ESNI in compliance with Section 14(a) of the Exchange Act and Rule 14a-3 promulgated thereunder.

      "Recurring Revenues" shall mean revenues which are reasonably and in good faith anticipated to be generated without material reduction during the next three (3) years, excluding revenues from the sale or resale of packaged software or hardware products.

      "Registration Rights Agreement" shall mean the Registration Rights Agreement by and between ESNI and CRC, substantially in the form attached hereto as Exhibit D, as the same may be amended from time to time.

      "SEC" shall mean the U.S. Securities and Exchange Commission.

      "SEC Documents" shall have the meaning set forth in Section 4.20.

      "Securities Act" shall mean the Securities Act of 1933, as amended.

      "Security Agreement" shall mean the Amended and Restated Pledge and Security Agreement by ESNI in favor of CRC, dated the date hereof, attached hereto as Exhibit E, as the same may be amended from time to time.

      "Survival Period" shall mean the fifteen month period commencing as of the Closing Date.

      "Transaction Documents" shall mean, collectively, the following agreements and the agreements and documents executed and delivered pursuant thereto:

            (a)    this Agreement;
            (b)    Operating Agreement;
            (c)    Management Services Agreement;
            (d)    First Installment Note;
            (e)    Extended Installment Note, if applicable;
            (f)    Security Agreement;
            (g)    Warrant;
            (h)    Registration Rights Agreement; and
            (i)    CRC Contribution Agreement.

      "Voting Agreement" shall mean the Voting Agreement by and among CRC and the stockholders of ESNI party thereto, substantially in the form attached hereto as Exhibit F, as the same may be amended from time to time.

      "Warrant" shall have the meaning set forth in the Recitals.

      "Warranties" shall have the meaning set forth in Section 2.1(e).

      "2001 Balance Sheet" shall have the meaning set forth in Section 4.21.

      1.2 Interpretation. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to an Article, Section, Schedule or Exhibit, such reference shall be to an Article or Section of or Schedule or Exhibit to this Agreement unless otherwise indicated. Where the reference "hereof," "hereby" or "herein" appears in this Agreement, such reference shall be deemed to be a reference to this Agreement as a whole. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Words denoting the singular include the plural, and vice versa, and references to it or its or words denoting any gender shall include all genders. References to "$" or "dollars" mean U.S. dollars unless otherwise specified.

                                   ARTICLE II
                         CONTRIBUTION OF ESNI'S ASSETS

      2.1 Contribution of the ESNI Contributed Assets. Subject to the terms and conditions set forth herein, on the Closing Date, ESNI shall contribute, assign, transfer, convey and deliver to the JV and the JV shall assume, receive and accept from ESNI (the "Contribution") all of ESNI's right, title and interest in and to all of ESNI's business and assets, exclusive of the Excluded Assets described in detail in Section 2.2 below, free and clear of any Encumbrances, except as specifically set forth on Section 4.4 of the ESNI Disclosure Schedule (such business and assets, exclusive of the Excluded Assets, the "ESNI Contributed Assets"). At the Closing, ESNI shall execute and deliver to the JV such other instruments as are necessary to consummate the Contribution. Without limiting the foregoing, the ESNI Contributed Assets include:

            (a) Contracts; Agreements; Licenses; Prospect Lists. All of ESNI's right, title and interest in and to all of the executory contracts, agreements, licenses and prospect lists necessary and appropriate for the continued operation of the ESNI Contributed Assets, including those set forth on Schedule 2.1(a) (the "Contracts");

            (b) Leased Real Property. All right, title and interest of ESNI, as lessee, in that certain lease of real property described on Schedule 2.1(b) (the "Leased Real Property");

            (c) Equipment. All shelving, furniture and fixtures, office equipment, computers and other computer related hardware and equipment, tools, maintenance and repair equipment, parts, accessories, miscellaneous inventories and other items of tangible personal property, whether on or off the books of ESNI, owned by, leased to or otherwise used or usable by or necessary to ESNI in connection with the ESNI Contributed Assets, except those specified on Schedule 2.1(c) (the "Equipment");

            (d) Intellectual Property. All of ESNI's right, title and interest in and to the intellectual property listed on Schedule 2.1(d), including all right, title and interest in and to the "E-SYNC NETWORKS" name and the words constituting such name (the "Intellectual Property");

            (e) Warranties, Etc. All of ESNI's rights under manufacturers' and vendors' warranties, and all similar rights against third parties, relating to items included in the ESNI Contributed Assets, to the full extent such rights are transferable (the "Warranties"); and

            (f) Books and Records. Originals or, where not available, copies, of all books, records, operating data, manuals, customer records and other materials, which relate to, are a part of or are necessary for, the operation of the ESNI Contributed Assets, except to the extent solely relating to or to the extent the same constitute(s) the Excluded Assets or the Excluded Liabilities (the "Books and Records").

      2.2 Excluded Assets. The ESNI Contributed Assets shall not include such business and assets of ESNI as are specifically listed on Schedule 2.2 (the "Excluded Assets").

      2.3 Assumption of Liabilities. The JV shall assume and accept the Assumed Liabilities as follows:

            (a) At the Closing and except as otherwise provided in Section 2.3(b), the JV shall assume and agree to pay, discharge or perform, as appropriate, those liabilities and obligations of ESNI specifically listed on
Schedule 2.3(a) (the "Assumed Liabilities").

            (b) The parties acknowledge that CRC shall not be the successor to ESNI with respect to, and the JV does not assume and shall not be liable to pay, perform or discharge, any of the debts, liabilities or obligations of ESNI, known or unknown, contingent or liquidated or otherwise, including expenses of ESNI, not specifically listed on Schedule 2.3(a) (the "Excluded Liabilities").

      2.4 Apportionment with respect to Contracts. ESNI and the JV agree that
(a) ESNI is entitled to all revenues derived from the Contracts and is responsible for all of the expenses incurred in connection with the Contracts, attributable to the period ending with the day immediately preceding the Closing Date, whether such revenues are received or such expenses are paid before or after the Closing Date, and (b) the JV is entitled to all of the revenues derived from the Contracts and is responsible for all of the expenses incurred in connection with the Contracts, attributable to the period beginning with the Closing Date; provided, however, that nothing in this Section 2.4 shall be read to make ESNI responsible from and after the Closing Date for the Assumed Liabilities, which Assumed Liabilities shall become the sole liability of the JV on and after the Closing Date. Accordingly, revenues and expenses relating to the Contracts shall be apportioned between ESNI and the JV as of the Closing Date. ESNI and the JV shall cooperate reasonably and in good faith to agree mutually to a final proration schedule as promptly as practicable. Adjustments required as a result of such schedule as to which the parties have agreed shall be made by prompt payment from ESNI to the JV or by the JV to ESNI, as the case may be.

      2.5 Bridge Loan. Following the Effective Date, CRC may, at its sole discretion, from time to time advance additional loan to ESNI, on terms and conditions mutually acceptable to CRC and ESNI, to fund ongoing operations of ESNI from the Effective Date until the Closing Date (such additional loan, the "Bridge Loan").

                                  ARTICLE III
                         CONSIDERATION FOR CONTRIBUTION

      3.1 Consideration.

            (a) In consideration for the Contribution by ESNI to the JV of the ESNI Contributed Assets (the "Consideration"), the JV shall, contemporaneously with the Contribution: (i) issue a fifty-one percent (51%) membership interest in the JV to ESNI pursuant to, and in accordance with, the Operating Agreement and (ii) assume all of the Assumed Liabilities.

            (b) In order to induce ESNI to enter into this Agreement and the other Transaction Documents to which it is a party, CRC hereby agrees to:

                  (i) concurrently with the Closing, in accordance with the terms of the CRC Contribution Agreement, contribute to the JV the accounts and/or contracts set forth on Schedule 3.1(b) (the "CRC Contributed Assets"), which accounts and/or contracts provide network management services or other professional services Recurring Revenues equal to the Recurring Revenues generated by the ESNI Contributed Assets, determined on an annualized basis based upon three (3) full calendar months immediately preceding the date hereof in accordance with the provisions of Section 3.2, in exchange for a forty-nine percent (49%) membership interest in the JV pursuant to, and in accordance with, the Operating Agreement;

                  (ii) advance and loan to ESNI the First Installment Amount pursuant to, and in accordance with, the terms and conditions contained in the promissory note to be made by ESNI, substantially in the form attached hereto as Exhibit G (the "First Installment Note"); and

                  (iii) commit to advance and loan to ESNI the Extended Installment Amount pursuant to, and in accordance with, the terms and conditions contained in the promissory note to be made by ESNI, substantially in the form attached hereto as Exhibit H (the "Extended Installment Note," and together with the First Installment Note, the "Promissory Notes").

            (c) For tax and accounting purposes, the parties hereto hereby agree that the First Installment Amount shall be treated as a purchase of the Warrant and a purchase of the First Installment Note with the allocation thereto to be provided by ESNI as promptly as practicable after the Closing Date in accordance with GAAP.

      3.2 Calculation of Recurring Revenues. No later than ten (10) Business Days following the date hereof, each of ESNI and CRC shall each independently calculate and present to the other party the amount of the Recurring Revenues for the immediately prior three (3) full calendar months generated by the ESNI Contributed Assets and the proposed CRC Contributed Assets, respectively. In the event that either party disputes the calculation of the other, such party will have the right to inspect such other party's books and records and to contact and ask questions of such other party's officers and independent accountants. If such inspection and inquisition does not resolve such dispute, then the arbitration provisions of this Agreement shall govern the resolution of such dispute. In the event that it is determined that the Recurring Revenues of the ESNI Contributed Assets exceeds or is less than the Recurring Revenues of the proposed CRC Contributed Assets, CRC will increase the proposed CRC Contributed Assets to cover such shortfall or reduce the proposed CRC Contributed Assets to cover such overage.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF ESNI

      ESNI hereby represents and warrants to the JV and CRC as follows:

      4.1 Organization; Standing; Qualification. ESNI is a corporation duly incorporated, validly existing and, except as set forth on Section 4.1 of the written disclosure schedule delivered by ESNI to the JV and CRC on the date hereof (the "ESNI Disclosure Schedule"), in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own its properties and assets and to carry on its business in the manner now conducted and as proposed to be conducted. ESNI is duly qualified to transact business and is in good standing as a foreign corporation in the jurisdictions listed on Section 4.1 of the ESNI Disclosure Schedule, which are the only jurisdictions in which the character of any property owned or the nature of any business transacted by ESNI makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect.

      4.2 Authority Relative to this Agreement. ESNI has full corporate power and authority to execute and deliver this Agreement and, when executed and delivered, any other Transaction Document to which it may be a party, and the documents and instruments to be executed and delivered by it pursuant hereto and thereto and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the documents and instruments to be executed and delivered by ESNI pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been, and, when executed and delivered, all other Transaction Documents to which ESNI may be a party and the consummation of the transactions contemplated thereby will have been, duly and validly authorized by ESNI's Board of Directors, do not require any further corporate proceedings on the part of ESNI, except for the approval thereof by the stockholders of ESNI in accordance with Delaware law and ESNI's certificate of incorporation, and do not and will not violate or conflict with the certificate of incorporation, by-laws or other charter documents applicable to ESNI. This Agreement and the documents and instruments to be executed and delivered by ESNI pursuant hereto have been, and, when executed and delivered, all other Transaction Documents to which ESNI may be a party will be, duly and validly executed and delivered by ESNI and this Agreement and the documents and instruments to be executed and delivered by it pursuant hereto constitute, and, when executed and delivered, all other Transaction Documents to which ESNI may be a party will constitute, valid and binding agreements of ESNI, enforceable against ESNI in accordance with their terms, except to the extent to which such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability. ESNI has provided access to CRC on or prior to the date hereof to review accurate and complete copies of all of its books and records, minutes of meetings, consents, resolutions and other documentation related to corporate governance, other than
(i) minutes or resolutions relating to meetings of the compensation committee of ESNI's Board of Directors, (ii) materials distributed to members of the Board of Directors and/or (iii) minutes of meetings of the Board of Directors not approved by the Board of Directors. There are no material corporate actions that have been taken by ESNI that are not reflected in such documentation.

      4.3 Consents and Approvals; No Violations. The execution and delivery by ESNI of this Agreement and the consummation of the transactions contemplated hereby and thereby, and, when executed and delivered, all other Transaction Documents to which ESNI is a party and the consummation of the transactions contemplated thereby, either individually or in the aggregate, do not and will not (i) except as set forth on Section 4.3 of the ESNI Disclosure Schedule, require any consent, waiver, approval, authorization or permit of, or filing with or notification to, any Governmental Authority or any third Person, other the filing and mailing of the Proxy Statement in compliance with Section 14(a) of the Exchange Act and Rule 14a-3 promulgated thereunder and the approval thereof of ESNI's stockholders in accordance with Delaware law and ESNI's certificate of incorporation, (ii) except as set forth on Section 4.3 of the ESNI Disclosure Schedule, result in a material violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, amendment, acceleration, cancellation, suspension, material impairment, forfeiture or nonrenewal under, any of the material terms, conditions or provisions of any of the Contracts, or any other material agreement, instrument or obligation by which ESNI or any of the ESNI Contributed Assets may be bound or affected or result in the imposition of any material Encumbrance on the ESNI Contributed Assets, or (iii) assuming ESNI complies with Section 6.1(c) hereof, result in a violation of any material Law or any Order of any Governmental Authority applicable to ESNI or by which ESNI or any of the ESNI Contributed Assets is bound.

      4.4 Ownership and Use of ESNI Contributed Assets. Except as disclosed in
Section 4.4 of the ESNI Disclosure Schedule, ESNI has, and at the Closing shall transfer to the JV, good and marketable title to all of the ESNI Contributed Assets, free and clear of all Encumbrances. Section 4.4 of the ESNI Disclosure Schedule sets forth all Permitted Liens outstanding to the knowledge of ESNI after due inquiry and investigation.

      4.5 Intellectual Property. Except, in each case, as disclosed in Section
4.5 of the ESNI Disclosure Schedule:

            (a) ESNI owns, or has the right to use, sell or license all of the Intellectual Property constituting part of the ESNI Contributed Assets;

            (b) the execution, delivery and performance of this Agreement and, when executed and delivered, all other Transaction Documents to which ESNI may be a party and the consummation of the transactions contemplated hereby and thereby will not constitute a breach of any instrument or agreement governing any of the Intellectual Property and will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any right with respect to the Intellectual Property or impair the right of ESNI or, after the Closing, the JV to use, sell or license the Intellectual Property or any portion thereof;

            (c) there are no royalties, fees or other payments payable by ESNI to any Person with respect to the Intellectual Property;

            (d) the conduct of ESNI's business, as presently conducted, does not and will not violate any license or agreement between ESNI and any third Person or infringe any intellectual property rights of any other party, and there is no pending or, to the knowledge of ESNI, threatened claim or litigation contesting the validity, ownership or right of ESNI to use, sell, license or dispose of the Intellectual Property nor, to the knowledge of ESNI, is there any basis for any such claim, nor has ESNI received any notice asserting that any Intellectual Property or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the knowledge of ESNI, is there any basis for any such assertion;

            (e) ESNI has taken reasonable and practical steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all intellectual property rights which are part of or related to the ESNI Contributed Assets. Since January 1, 2000, all consultants of ESNI who have created intellectual property rights which are part of or related to the ESNI Contributed Assets have executed and delivered to ESNI agreements assigning to ESNI all intellectual property rights arising from their services and such intellectual property rights are works made for hire and ESNI is the author and owner of all such rights under the Copyright Act of 1976, as amended, and the rules and regulations promulgated thereunder. No current or prior officers, employees or consultants of ESNI claim or have a right to claim an ownership interest in any intellectual property rights as a result of having been involved in the development or licensing of such property while employed by or consulting to ESNI, or otherwise;

            (f) Section 4.5 of the ESNI Disclosure Schedule sets forth a list of all applications, registrations, filings and other formal actions made or taken pursuant to federal, state and foreign laws by ESNI to perfect or protect its interests in intellectual property rights which are part of or used in connection with the ESNI Contributed Assets, including, all patents, patent applications, trademarks and service marks, trademark and service mark applications, copyrights and copyright applications; and

            (g) Section 4.5 of the ESNI Disclosure Schedule lists and briefly describes the material terms of all intellectual property licenses held by ESNI which are part of or related to the ESNI Contributed Assets; all such licenses are valid, enforceable and in full force and effect, and will continue to be so in all material respects on identical terms immediately following the Closing, except as disclosed in Section 4.5 of the ESNI Disclosure Schedule or as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

      4.6 Contracts. True, correct and complete copies or access thereto of all written Contracts listed on Schedule 2.1(a) have been provided to CRC prior to the date hereof. Each of the Contracts is legal, valid and in full force and effect and is valid, binding and enforceable by ESNI in accordance with its terms (except as enforceability may be limited by bankruptcy and other laws affecting creditors' rights generally). Except as set forth in Section 4.6 of the ESNI Disclosure Schedule, ESNI is not in default under nor has it breached any of the Contracts, and no act or omission by ESNI has occurred which, with notice or lapse of time or both, would constitute a breach or default under any term or provision of any Contract. To the knowledge of ESNI, no other party is in breach or default under any of the Contracts, and no act or omission has occurred by any other party thereto which, with notice or lapse of time or both, would constitute such a breach or default under any term or provision thereof. Except as set forth in Section 4.6 of the ESNI Disclosure Schedule, there are no disputes with respect to any Contract. Except as set forth in Section 4.6 of the ESNI Disclosure Schedule, the continuation and validity of the Contracts will in no way be affected by the transfer of the Contracts under this Agreement or the transactions contemplated by this Agreement and, when executed and delivered, by the other Transaction Documents and no consent from any third Person is required for the transfer and assignment of the Contracts to the JV pursuant to this Agreement. Except as set forth in Section 4.6 of the ESNI Disclosure Schedule, no party to any Contract has given notice of its intent to terminate, or not renew, its relationship with ESNI and no such party has otherwise changed significantly its relationship, or the terms upon which it conducts business with ESNI, or notified ESNI that it intends to do so, whether in connection with the transactions contemplated by this Agreement or otherwise.

      4.7 Equipment. The Equipment is suitable for the purpose(s) for which it is used and is in good working order and condition and has been maintained in accordance with good workmanlike practices.

      4.8 Real Property.

            (a) Leased Real Property. Except for the Leased Real Property, ESNI is not a lessor or lessee of any real property. ESNI has delivered to CRC a true and complete copy of the lease (the "Property Lease") with respect to the Leased Real Property pursuant to which ESNI is the lessee of such property. The Property Lease is in full force and effect and has not been assigned, modified, supplemented or amended, and constitutes the entire agreement between the parties thereto with respect to the subject matter thereof. Neither ESNI nor the lessor under the Property Lease is in material default thereunder nor, to the best knowledge of ESNI, is there any fact or state of facts with respect to the Property Lease which, upon notice or the passage of time or both would give rise to a default thereunder. Except as set forth in Section 4.8(a) of the ESNI Disclosure Schedule, the continuation and validity of the Property Lease will in no way be affected by the transfer and assignment of the Property Lease under this Agreement or the transactions contemplated by this Agreement and, when executed and delivered, the other Transaction Documents and no consent from any third Person is required for the transfer and assignment of the Property Lease to CRC in accordance with the terms of this Agreement.

            (b) Use of Property. The current uses of existing structures located on the Leased Real Property are in compliance with all applicable zoning and other land use requirements including building codes. To the knowledge of ESNI, no Laws prohibit or interfere with the current use of the Leased Real Property by ESNI. ESNI, to the extent required by any Law, is in possession of all certificates of occupancy with respect to all of the Leased Real Property issued by the appropriate municipal authorities.

            (c) Eminent Domain. ESNI has not received any notice with respect to the exercise of the power of eminent domain, any condemnation or taking as to all or any portion of the Leased Real Property. No Governmental Authority having the power of eminent domain over all or any part of the Leased Real Property has commenced or, to the best knowledge of ESNI, intends to exercise the power of eminent domain or a similar power with respect to all or any part of the Leased Real Property.

      4.9 Subsidiaries. Except as set forth in Section 4.9 of the ESNI Disclosure Schedule or as contemplated hereby, ESNI does not directly or indirectly, and the ESNI Contributed Assets does not include, any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, limited liability company, partnership, joint venture or other business association or entity.

      4.10 Employees.

            (a) Listed on Section 4.10(a) of the ESNI Disclosure Schedule is a true and complete list of the names and current rates of compensation (whether in the form of salary, bonuses, commissions or other supplemental compensation now or hereafter payable) of ESNI's employees. Except as set forth on Section 4.10(a) of the ESNI Disclosure Schedule, since March 31, 2001, ESNI has not promised or agreed to give any of its employees a pay raise or any additional compensation, whether in the form of salary, bonus, commissions, severance, benefits or any other form of compensation.

            (b) Except as set forth on Section 4.10(b) of the ESNI Disclosure Schedule, ESNI is not a party to or bound by (i) any collective bargaining agreement or contract with any labor union relating to any of its employees,
(ii) any employment, termination or severance agreement, (iii) any agreement with any of its employees (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving ESNI of the nature of any of the transactions contemplated by this Agreement,
(B) providing any term of employment or compensation guarantee extending for a period of one year or longer or (C) providing severance benefits or other benefits after the termination of employment of such individual, (iv) any agreement, plan or arrangement under which any Person may receive payments that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such Person's "parachute payment" under Section 280G of the Code, or (v) any agreement or plan, including any stock option plan or stock purchase plan, any of the benefits of which will be increased, or the vesting or other realization of the benefits of which will be accelerated, by the occurrence of the transactions contemplated by this Agreement and, when executed and delivered, the other Transaction Documents or the value of any of the benefits of which will be calculated on the basis of the transactions contemplated by this Agreement and, when executed and delivered, the other Transaction Documents.

            (c) Section 4.10(a) of the ESNI Disclosure Schedule sets forth each employee benefit plan as defined in Section 3(3) of ERISA and each other plan, policy, program, practice, agreement, understanding or arrangement providing compensation or other benefits to any employee, or independent contractor of ESNI (or to any dependent or beneficiary thereof) which ESNI maintains (each, a "Plan"). No Plan is or was subject to Title IV of ERISA. With respect to each Plan, ESNI has provided to CRC a correct and complete copy (or to the extent no such copy exists, an accurate description thereof) of (i) the plan document and summary plan description and (ii) any material communications to employees.

            (d) To the knowledge of ESNI after due inquiry and investigation, each Plan is and has been maintained in form and operation in all material respects in compliance with its terms and all applicable Laws.

            (e) As of the date hereof, no Plan is providing any individual with benefits pursuant to the health care continuation coverage requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, and no individual is currently eligible to elect such coverage under any Plan.

            (f) There is no announced plan or commitment (whether or not legally binding) to create any additional Plan or to amend, modify or terminate any existing Plan.

      4.11 Compliance with Laws. Except as set forth on Section 4.11 of the ESNI Disclosure Schedule, ESNI has in all material respects complied with and is in compliance with, ESNI has not received notice of any violation of, and ESNI is not aware of any investigation related to, any and all Laws and Orders applicable to ESNI, its business or the ownership of its assets.

      4.12 Environmental Protection. ESNI has obtained all licenses, certificates, permits, franchises, registrations and authorizations of any Governmental Authority (collectively "Permits") which are required under Environmental Laws. ESNI is in material compliance with all terms and conditions of the required Permits, and is also in material compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those Environmental Laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder. ESNI is not aware of, nor has received written notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may materially interfere with or prevent continued compliance, or which may give rise to any material common law claim or other legal liability, or otherwise form the basis of any material claim, action, suit, proceeding, hearing or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Substance. Without limiting the generality of the foregoing, with respect to the Leased Real Property, except as set forth on Section 4.12 of the ESNI Disclosure Schedule: (i) ESNI has not nor, to the best knowledge of ESNI, have any owners or prior operators of such premises, at any time used such premises for the generation, storage, transportation, treatment, disposal or handling of hazardous materials or substances, nor caused or suffered any spill, discharge, release or contamination of or by Hazardous Substances at, on or under such premises or any adjacent premises; (ii) there are not now any underground storage tanks located at, on or under such premises, nor has ESNI removed any such tanks at, on or under such premises, nor, to the best knowledge of ESNI, have there ever been such tanks at, on or under such premises; and (iii) to the best knowledge of ESNI, the premises covered by the Property Lease do not contain any asbestos-containing materials.

      4.13 Permits. Listed on Section 4.13 of the ESNI Disclosure Schedule is a true and complete list of all Permits held by ESNI which are related to the operation or ownership of the ESNI Contributed Assets (the "Material Permits"), and all applications for any such Material Permits which are pending. Except as disclosed on Section 4.13 of the ESNI Disclosure Schedule, (i) each of the Material Permits is transferable to CRC without the consent, waiver, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, (ii) ESNI has obtained and maintains all Material Permits and all Material Permits are in full force and effect and (iii) there is no action or proceeding which might result in a termination, suspension, limitation, revocation, impairment, forfeiture or nonrenewal of any such Material Permit nor, to the best knowledge of ESNI, is there any fact or state of facts existing which might result in, nor is there any basis for, any such termination, suspension, limitation, revocation, impairment, forfeiture or nonrenewal.

      4.14 Compliance with Other Instruments. ESNI is not in violation or default in any respect of any provision of its certificate of incorporation or by-laws or, except as set forth in Section 4.14 of the ESNI Disclosure Schedule, in any material violation or default of any mortgage or indenture or any material agreement, instrument or contract to which it is a party or by which it or any of the ESNI Contributed Assets is bound or affected or of any Order applicable to ESNI or any of the ESNI Contributed Assets.

      4.15 Insurance. All property and liability insurance coverage presently in effect and relating to the ESNI Contributed Assets is listed on Section 4.15 of the ESNI Disclosure Schedule ("Insurance Policies"). There are no pending or, to the best knowledge of ESNI, threatened disputes with underwriters under any such Insurance Policies, and all premiums due and payable thereunder have been paid. Each Insurance Policy is valid and enforceable in accordance with its terms and in full force and effect. ESNI has not received notice of any default, cancellation or nonrenewal under any such Insurance Policy, nor of any misrepresentation or inaccuracy in any application therefor, which default, misrepresentation or inaccuracy would give the insurer the right to terminate such Insurance Policy or to refuse to pay a claim thereunder. As of the date hereof, there is no outstanding unpaid claim or claims against ESNI under the Insurance Policies relating to the ESNI Contributed Assets. Section 4.15 of the ESNI Disclosure Schedule sets forth all claims related to the ESNI Contributed Assets and made by ESNI under any Insurance Policy during the two (2) years preceding the Closing.

      4.16 Litigation. Except as set forth on Section 4.16 of the ESNI Disclosure Schedule, no action, suit, arbitration, or other legal or administrative proceeding or investigation is pending or threatened before any Governmental Authority against or otherwise affecting ESNI or the ESNI Contributed Assets. ESNI is not a party to, nor are the ESNI Contributed Assets subject to, any Order of any Governmental Authority. There is no action, suit, arbitration, or other proceeding by ESNI currently pending or that ESNI currently intends to initiate. Section 4.16 of the ESNI Disclosure Schedule sets forth a description of all legal proceedings in which ESNI has been a party within the two (2) years preceding the Closing.

      4.17 Financial Statements. Except as set forth on Section 4.17 of the ESNI Disclosure Schedule, each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the SEC Documents was prepared in accordance with GAAP throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents in all material respects, the consolidated financial position of ESNI as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that for purposes of the foregoing representation, the unaudited financial statements presented in the SEC Documents (i) shall be read in conjunction with ESNI's consolidated financial statements (including the notes thereto) contained in ESNI's Annual Report on Form 10-K for the fiscal year end immediately preceding the date of such statement, and (ii) were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

      4.18 Events Subsequent to Latest Balance Sheet Date. Except as set forth on Schedule 4.18, since the Latest Balance Sheet Date (as defined below):

            (a) ESNI has not sold, leased, transferred, or assigned any of its assets, tangible or intangible;

            (b) No party (including ESNI) has accelerated, terminated, modified, or cancelled the Property Lease;

            (c) ESNI has not imposed any Encumbrance upon any of its assets, tangible or intangible;

            (d) ESNI has not granted any license or sublicense of any rights under or with respect to any Intellectual Property except in the ordinary course of its business;

            (e) ESNI has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property other than normal wear and tear;

            (f) ESNI has not entered into any contract for the sale of the ESNI Contributed Assets or any part thereof, whether by merger, consolidation, exchange of capital stock or otherwise (other than with respect to this Agreement); and

            (g) ESNI has not committed to any of the foregoing.

      4.19 Bankruptcy. ESNI has not filed a petition for relief under the United States Bankruptcy Code or under any state insolvency statute.

      4.20 Commission Filings. Except as set forth on Section 4.20 of the ESNI Disclosure Schedule, ESNI has filed all reports, schedules, forms, statements and other documents (including all exhibits) required to be filed with the SEC since January 1, 1999 (the "SEC Documents"). Except as disclosed in Section 4.20 of ESNI Disclosure Schedule or the SEC Documents, such reports, schedules, forms, statements and other documents (i) were prepared in all material respects in accordance with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      4.21 No Undisclosed Liabilities. Except as set forth in Section 4.21 of the ESNI Disclosure Schedule or the SEC Documents, ESNI has no liabilities (absolute, accrued, contingent or otherwise), except liabilities (a) set forth in ESNI's unaudited balance sheet (including any related notes thereto) as of March 31, 2001 (the "Latest Balance Sheet Date"), included in ESNI's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001 (the "2001 Balance Sheet"), (b) incurred since March 31, 2001 in the ordinary course of business, or (c) incurred in connection with this Agreement or the transactions contemplated hereby.

      4.22 Proxy Statement. The information supplied by ESNI for inclusion in the Proxy Statement to be sent to all of the stockholders of ESNI in connection with obtaining approval for the consummation of the transactions contemplated under this Agreement, will not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to such stockholders contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein not false or misleading. If at any time prior to the Closing Date any event relating to ESNI or any of its respective Affiliates, officers or directors should be discovered by ESNI which should be set forth in a supplement to the Proxy Statement, ESNI shall promptly inform CRC. The Proxy Statement shall comply in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, ESNI makes no representation or warranty with respect to any information supplied by CRC which is contained or incorporated by reference in, or furnished in connection with the preparation of, the Proxy Statement.

      4.23 Full Disclosure. All documents and other papers delivered by or on behalf of ESNI in connection with this Agreement and, when executed and delivered, all other Transaction Documents to which it may be a party, and the transactions contemplated hereby and thereby are true, complete and authentic. No representation, warranty or statement of ESNI made in this Agreement or, when executed and delivered, the other Transaction Documents to which it may be a party or the schedules or exhibits hereto or thereto or in any document, statement or certificate furnished to CRC pursuant to this Agreement and, when executed and delivered, the other Transaction Documents contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not false or misleading.

      4.24 Schedules. All of the information contained on the ESNI Disclosure Schedule with respect to the ESNI Contributed Assets and the Assumed Liabilities is complete, accurate and correct in all material respects. Schedules 2.1(a),
(b), (c) and (d) set forth substantially all of ESNI's business and assets, exclusive of the Excluded Assets, and Schedule 2.2 and Schedule 2.3(a) sets forth completely and fully all of the Excluded Assets and the Assumed Liabilities, respectively.

                                   ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF CRC AND JV

      CRC and the JV each hereby represents and warrants severally, and not jointly, to ESNI as follows:

      5.1 Organization; Standing; Qualification. CRC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York. The JV is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, and has all requisite limited liability company power and authority to assume, receive and accept the ESNI Contributed Assets and the CRC Contributed Assets. CRC is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the character of the property owned or the nature of the business transacted by it makes such qualification necessary, except where the failure to be so qualified would have a Material Adverse Effect.

      5.2 Authority Relative to this Agreement. Each of CRC and the JV has all requisite power and authority to execute and deliver this Agreement and, when executed and delivered, the other Transaction Documents to which each of them may be a party, and the documents and instruments to be executed and delivered by each of them pursuant hereto and thereto and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the documents and instruments to be executed and delivered by each of CRC and the JV pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been, and, when executed and delivered, all other Transaction Documents to which each of them may be a party and the consummation of the transactions contemplated thereby will be, duly and validly authorized by each of CRC and the JV, as the case may be, do not require any further corporate or limited liability company proceedings on the part of each of CRC and the JV, as the case may be, and do not and will not violate or conflict with the certificate of incorporation or by-laws of CRC or the limited liability company agreement of the JV, as the case may be. This Agreement and the documents and instruments to be executed and delivered by each of CRC and the JV pursuant hereto have been, and, when executed and delivered, all other Transaction Documents to which each of them may be a party will be, duly and validly executed and delivered by each of CRC and the JV, as the case may be, and this Agreement and the documents and instruments to be executed and delivered by each of them pursuant hereto constitute, and, when executed and delivered, all other Transaction Documents to which each of them may be a party will constitute, valid and binding agreements of each of CRC and the JV, as the case may be, enforceable against each of them in accordance with their terms, except to the extent to which such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability.

      5.3 Consents and Approvals; No Violations. The execution and delivery by each of CRC and the JV of this Agreement and the consummation of the transactions contemplated hereby and thereby, and, when executed and delivered, all other Transaction Documents to which each of them may be a party and the consummation of the transactions contemplated thereby, either individually or in the aggregate, do not and will not (i) require any consent, waiver, approval, authorization or permit of, or filing with or notification to, any Governmental

Authority, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, amendment, acceleration, cancellation, suspension, impairment, forfeiture or nonrenewal under, any of the terms, conditions or provisions of any agreement, instrument or obligation by which each of CRC and the JV, as the case may be, or any of their respective assets or properties is bound, or (iii) result in a violation of any Laws or any Order of any Governmental Authority applicable to each of CRC and the JV, as the case may be, or by which each of them is bound.

      5.4 Formation of JV. The JV was formed under the laws of the State of Delaware solely for the purpose of effecting the transactions contemplated by this Agreement and the other Transaction Documents. The JV has not conducted any operations, owned any assets or employed any employees and has no subsidiaries. Except as contemplated hereby, the JV is not a party to or bound by any written or oral contracts, commitments, leases or other agreements, including promissory notes, loan agreements and other evidences of indebtedness, guarantees or service agreements. Except for obligations provided in this Agreement and the other Transaction Documents, the JV has no indebtedness, obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, known or unknown, whether due or to become due) arising out of transactions entered into at or prior to the Closing Date.

      5.5 Investment Representations. In order to induce ESNI to issue the Warrant to CRC, CRC hereby represents and warrants to ESNI as follows (as of the date hereof and as of the Closing Date):

            (a) Investment. CRC is acquiring the Warrant and the Promissory Notes and, upon the exercise of the Warrant, will be acquiring the shares of Common Stock into which the Warrant may be exercised, for its own account for investment only and not with a view to any distribution thereof within the meaning of the Securities Act in any transaction that would violate the registration requirements of the Securities Act or applicable state securities laws, without prejudice, however, to the right of CRC at all times to sell or otherwise dispose of the Warrant, the Promissory Notes or the shares of Common Stock into which the Warrant may be exercisable, as the case may be, under an effective registration statement or applicable exemption from registration under the Securities Act and any applicable state securities laws. CRC is an "accredited investor" as defined in Rule 501(a) under the Securities Act. CRC understands that the Warrant, the Promissory Notes and the shares of Common Stock into which the Warrant may be exercised have not been, and, except as provided in the Registration Rights Agreement, will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act. CRC further understands that there is no assurance that any exemption from the Securities Act will be available or, if available, that such exemption will allow CRC to dispose of or otherwise transfer any or all of the Warrant, the Promissory Notes or the Common Stock (after exercise), in the amounts or at the times CRC might propose.

            (b) Experience. CRC has reviewed the representations concerning ESNI contained in this Agreement carefully and has made detailed inquiry concerning ESNI, its business and its personnel; the officers of ESNI have made available to CRC any and all written information which CRC has requested and have answered to CRC's satisfaction all inquiries made by CRC; and CRC has sufficient knowledge and experience in finance and business that it is capable of evaluating the risks and merits of its investment in ESNI. CRC has had an opportunity to discuss ESNI's business, management and financial affairs with its management.

            (c) Rule 144. CRC is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including (except as otherwise provided in Rule 144(k)), among other things, the existence of a public market for the shares, the availability of certain current public information about ESNI, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of shares being sold during any three-month period not exceeding specified limitations.

            (d) Domicile. CRC's legal domicile is the State of New York.

                                   ARTICLE VI
                        COVENANTS; CONDITIONS TO CLOSING

      6.1 Covenants.

            (a) Proxy Statement. As promptly as practicable after the Effective Date, and no later than twenty (20) Business Days after the Effective Date, ESNI shall file the preliminary Proxy Statement with the SEC. As promptly as practicable thereafter, ESNI shall file with the SEC the definitive Proxy Statement and mail it to its stockholders. CRC shall provide ESNI with any information relating to CRC or the CRC Contributed Assets for inclusion in the Proxy Statement as required by the Exchange Act and the regulations promulgated thereunder.

            (b) Consents; Approvals; Filings. ESNI shall use its reasonable best efforts to obtain all consents (including, without limitation, all third Person consents), waivers, approvals, authorizations or orders (including all United States and non-United States governmental and regulatory rulings and approvals), and shall make all filings (including all filings with United States and non-United States Governmental Authority) required in connection with the authorization, execution and delivery of this Agreement by ESNI and the consummation of the transactions contemplated hereby. ESNI shall furnish all information required to be included in the Proxy Statement, or for any application or other filing to be made pursuant to the rules and regulations of any United States or non-United States Governmental Authority in connection with the transactions contemplated by, or in connection with, this Agreement. ESNI shall notify CRC promptly upon the receipt of any comments from the SEC or its staff or any other government officials in connection with any filing made pursuant hereto and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement or any other filings or for additional information and will supply CRC with copies of all correspondence between ESNI or any of its representatives, on the one hand, and the SEC or its staff or any other government officials, on the other hand, with respect to the Proxy Statement or any other filing. ESNI shall cause all documents that it is responsible for filing with the SEC or other Governmental Authorities under this Agreement to comply in all material respects with all applicable requirements of Law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement or any other filing, ESNI will promptly inform

CRC of such occurrence and cooperate in filing with the SEC or any other Government Authority, and furnishing to the stockholders of ESNI, such amendment or supplement.

            (c) Absence of Consents. In the event that the assignment, transfer, conveyance or delivery of any portion of the ESNI Contributed Assets, including the Contracts, the Property Lease, the Equipment and the Intellectual Property, to, or the assumption and acceptance of any of the Assumed Liabilities by, the JV pursuant to this Agreement shall require the consent of any Person and such consent has not been obtained prior to the Closing Date and ESNI's compliance with Section 6.2(h) with respect to such consent has been waived by CRC, then:

                  (i) unless and until such consent is obtained, the rights to, and obligations under, such asset or liability shall not be assigned, transferred, conveyed or delivered to nor assumed or accepted by the JV pursuant to this Agreement; and

                  (ii) with respect to each such asset or liability, the parties hereto shall make and collect such payments (both among themselves and to and from other Persons) and take such other actions as shall be reasonably necessary to place the parties hereto in the economic position as equivalent as possible to that which they would have occupied had such consent been obtained and such asset or liability been transferred or assumed.

            Nothing in this Section 6.1(c) shall affect the liability (if any) of ESNI hereunder for failing to have disclosed the need for any such consent or the obligation of ESNI to use its best efforts to obtain such consent. When such consents to the assignment, transfer, conveyance and delivery or the assumption or acceptance of such asset or liability have been obtained, it shall thereupon automatically be assigned, transferred, conveyed and delivered to or assumed and accepted by the JV.

            (d) Regular Course of Business. Except as otherwise consented to in writing by CRC, until the Closing Date, ESNI shall carry on its business diligently and in the ordinary course only and, without limiting the generality of the foregoing, ESNI shall use its commercially reasonable efforts to: preserve its present business organization and the ESNI Contributed Assets intact; keep available the services of its executive officers and any management or sales personnel and preserve its present relationships with distributors, customers, suppliers and other Persons having business dealings with it; maintain its properties and assets (other than those disposed of in the ordinary course of business consistent with prior practice) in good repair and condition, except for ordinary wear and tear; and maintain its books of account and records in accordance with GAAP and in the usual, regular and ordinary manner and consistent with prior practice. Notwithstanding anything to the contrary contained in this Agreement, until the Closing Date, ESNI shall not enter into any written or oral contracts, commitments, leases or other agreements incurring obligation, either individually or in the aggregate, of more than one thousand ($1,000) dollars without the prior approval of CRC.

            (e) Access to Books and Records. ESNI and the JV each agrees that it shall preserve and keep the Books and Records or the parts thereof in its possession, as the case may be, in accordance with its records retention policies or for any longer period as may be required by Law. During such period and subject to appropriate confidentiality undertakings, each party shall permit any of the other party or its counsel, accountants, officers, employees or other representatives access to such Books and Records upon such other party's reasonable request and during normal business hours for the purpose of examining such Books and Records to the extent reasonably required by such party in connection with (i) any insurance claims by, legal proceedings against or governmental investigations of such party, (ii) the preparation of any tax return required to be filed by such party, the defense of any audit, examination, administrative appeal or litigation of any tax return in which the results of operation of the ESNI Contributed Assets were included or (iii) any other reasonable business purpose related to the ESNI Contributed Assets or the business of the JV.

            (f) Change of Name.

                  (i) After the Effective Date, ESNI shall execute such
            documents or consents as CRC shall require to enable the JV to establish the aforesaid name as its company name and to use such name on correspondence, documents and otherwise as the JV may desire. ESNI shall transfer all right, title and interest in and to the "E-Sync Networks" name to the JV on the Closing Date.

                  (ii) Prior to, or as of, the Closing Date, ESNI shall change its corporate name to a name bearing no resemblance to the "E-Sync Networks" name and which will not interfere in any jurisdiction with the use by the JV (either alone or in conjunction with other words) of all or any part of such name. From and after the Closing Date, ESNI will cease using its present name, "E-Sync Networks, Inc.," or any of the words constituting its present corporate name or any other name included in the Intellectual Property and will not use, or hold bank accounts or do business under, any name that bears resemblance to or might be confused with such name.

            (g) Certain Post-Closing Obligations. From and after the Closing Date, ESNI shall (i) promptly take such further action and execute and deliver to CRC or the JV, as the case may be, any additional document or instrument, reasonably requested by CRC or the JV, to aid or assist the JV in collecting and reducing to possession any of the ESNI Contributed Assets, to put the JV in full operating control of the ESNI Contributed Assets, to convey and assign to the JV, and to confirm the JV's title to, any of the ESNI Contributed Assets and to otherwise consummate the transactions contemplated hereby, and (ii) promptly upon receipt, transfer and deliver to the JV any cash or other property that ESNI or any Affiliate of ESNI, may receive after the Closing Date in respect of or arising out of any of the ESNI Contributed Assets.

            (h) Non-competition. Except as shall be expressly permitted in writing by CRC, for a period of five (5) years from and after the Closing Date, ESNI shall not, directly or indirectly, (i) own, operate, render services to, purchase or hold securities of or otherwise invest in, represent, advise or otherwise participate as an officer, director, stockholder, member, partner, Affiliate, agent, employee or consultant of or for any business or entity which conducts business that is competitive to (1) the business conducted by ESNI or CRC as of the date hereof or (2) the business conducted by the JV through the utilization of the ESNI Contributed Assets or the CRC Contributed Assets as of the Closing Date or (3) the business conducted by the JV at anytime during the six (6) month period following the Closing Date, it being understood that any such business conducted during such six (6) month period shall be reasonably ancillary or complimentary to the business conducted by the JV as of the Closing Date (any such business hereinabove described in clauses (1)-(3), a "Competing Business"), (ii) solicit the employment of any employee or consultant (other than a non-exclusive consultant to the extent such non-exclusive consultant is employed by ESNI on a non-exclusive, part time basis) of CRC or of the JV, either on a full or part time or consulting basis,
(iii) induce or encourage, or cooperate with any Person in inducing or encouraging, any employee or consultant (other than a non-exclusive consultant to the extent such non-exclusive consultant is employed by such Competing Business on a non-exclusive, part time basis) of CRC or of the JV to accept employment, either on a full or part time or consulting basis, with any Competing Business, (iv) persuade or seek to persuade any customer of ESNI, CRC or the JV to cease to do business or to reduce the amount of business which such customer has customarily done or contemplates doing with ESNI, CRC or the JV, or
(v) intentionally interfere in any manner in the relationship of CRC or of the JV with any of its suppliers.

            For purposes of this Section 6.1(h), the terms "customer" and "supplier" of ESNI, CRC or the JV shall mean and include any individual proprietorship, corporation, limited liability company, partnership, joint venture, trust or other form of business entity which is, at the time of any actual or contemplated prohibited action, or was, at any time during the one-year period immediately preceding any actual or contemplated prohibited action, a customer or supplier, as the case may be, of CRC or of the JV or which was such a customer or supplier of ESNI at any time during the one-year period immediately preceding the Effective Date.

            ESNI hereby represents and warrants to CRC, and agrees with CRC, that this Section 6.1(h) is fair, reasonable and necessary to protect the business, operations, assets, goodwill and reputation of the JV or CRC, as the case may be, and that in making its decision to receive and accept the ESNI Contributed Assets, the JV and CRC relied upon and was induced by the covenants made by ESNI in this Section 6.1(h).

            ESNI hereby acknowledges that any breach or threatened breach of any obligation set forth in this Section 6.1(h) shall cause immediate and irreparable harm to the JV or CRC, as the case may be, which cannot be adequately compensated by money damages. In the event of such a breach or threatened breach, the JV or CRC, as the case may be, shall, in addition to all other rights or remedies available at law or in equity, be entitled to apply for and receive from any court of competent jurisdiction one or more of a temporary restraining order, preliminary injunction or permanent injunction (without any necessity of proving damages or any requirements for the posting of a bond or other surety) restraining such breach or threatened breach or an order compelling performance of obligations which, if not performed, constitute or would constitute a breach.

            Notwithstanding anything in this Section 6.1(h), ESNI shall not be considered to be in breach of its covenants hereunder solely on the basis of any investment in securities of a publicly held corporation that is a Competing Business, provided that any such investment by ESNI shall be passive and that ESNI shall not own or control (as determined in accordance with Section 318 of the Code) 5% or more of the outstanding equity securities of such corporation.

            (i) Discharge of Unassumed Liabilities. ESNI hereby agrees that it intends to, and will, pay or otherwise discharge in full when due all of ESNI's liabilities and obligations (whether accrued, absolute, contingent or otherwise) which are not assumed by the JV pursuant to Section 2.3.

            (j) Satisfaction of Certain Encumbrances and Liabilities. ESNI hereby agrees that on or before the Closing Date, all actions necessary to convey good and marketable title to the ESNI Contributed Assets, free and clear of all Encumbrances, shall have been completed to CRC's satisfaction.

      6.2 Conditions Precedent to Obligations of the JV and CRC. The obligation of each of CRC and the JV to consummate the transactions contemplated hereunder at the Closing is subject to the satisfaction (or waiver by CRC) of the following conditions precedents on or prior to the Closing Date:

            (a) ESNI shall have obtained approval of ESNI's stockholders for the Contribution and the other transactions contemplated in this Agreement and in the other documents related hereto to the extent required.

            (b) The representations and warranties made by ESNI herein and in the documents and instruments to be delivered pursuant hereto shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except for representations and warranties which speak as of a specific date which shall be true and correct in all material respects as of such date.

            (c) ESNI shall have performed and complied in all material respects with all covenants, agreements and conditions set forth or contemplated in this Agreement and in the other documents related hereto required to be performed or complied with by it on or prior to the Closing Date.

            (d) All Permits of all Governmental Authorities, given or obtained that are necessary in connection with the transactions contemplated herein and in the other documents related hereto, shall have been taken, given or obtained, be in full force and effect and not be subject to any waiting periods or any pending proceedings or appeals, administrative, judicial or otherwise.

            (e) Since the date of this Agreement, there shall not have occurred any Material Adverse Effect with respect to ESNI or the ESNI Contributed Assets.

            (f) The Contribution of the ESNI Contributed Assets hereunder shall not (i) be prohibited by any applicable Law, (ii) subject CRC or the JV to any material penalty pursuant to any applicable Law, or (iii) be prevented, prohibited or materially restricted by any Order of any Governmental Authority at the Closing Date.

            (g) ESNI shall have executed and delivered the following:

                  (i) the First Installment Note and, if applicable, the Extended Installment Note;

                  (ii) the Warrant, substantially in the form attached hereto as
      Exhibit I;

                  (iii) the Security Agreement;

                  (iv) the Registration Rights Agreement;

                  (v) the Management Services Agreement; and

                  (vi) the Operating Agreement.

            (h) ESNI shall have obtained, in form reasonably satisfactory to CRC, the third Person consents for the assignment and transfer to the JV of all Contracts, including the Property Lease, and the other consents set forth on
Schedule 6.2(h) and all other executory contracts necessary or appropriate for the operation of the ESNI Contributed Assets by the JV.

            (i) ESNI shall have obtained approval from its creditors with respect to the transactions contemplated hereby, and in particular the transaction contemplated in the Security Agreement, which approvals may be conditioned by such creditors upon receipt from ESNI of certain specified payments within a specified period following the Closing, provided the aggregate amount of all such payments is reasonably acceptable to CRC.

            (j) The JV shall have entered into a line of credit or revolving credit facility (the "Credit Facility") on terms and in an amount mutually acceptable to CRC and ESNI, such acceptance not to be unreasonably withheld; provided that the granting or providing of such Credit Facility shall not, unless otherwise agreed to by CRC, require or be conditioned upon the providing of (i) any guaranty (or other surety or similar commitment) from CRC, its Affiliates, principals or stockholders, or (ii) the pledge of any assets other than those owned by the JV.

            (k) The JV shall have entered into an employment agreement with and each Key Employee on terms reasonably acceptable to CRC.

            (l) CRC shall have received all of the following from ESNI in form and substance reasonably satisfactory to CRC:

                  (i) Certificate of the Secretary of ESNI, dated as of the Closing Date, certifying as to (A) the full and complete copies of (x) the certificate of incorporation and by-laws of ESNI, each as currently in effect, and (y) the resolutions adopted by ESNI's Board of Directors and ESNI's stockholders with respect to the transactions contemplated hereby, and (B) the incumbency and signatures of the officers of ESNI executing this Agreement or any other documents related hereto to which ESNI is a party and any other certificate or document delivered pursuant hereto or thereto;

                  (ii) Certificate of the President of ESNI, dated as of the Closing Date, certifying as to the matters set forth in Sections 6.2(a)-(e);

                  (iii) Certificate of Good Standing of ESNI issued by the Secretary of State of the State of Delaware, dated a recent date; and

                  (iv) An opinion of counsel of ESNI, addressed to CRC and dated as of the Closing Date, as to the matters set forth in Exhibit J.

      6.3 Conditions Precedent to Obligations of ESNI. The obligation of ESNI to contribute the ESNI Contributed Assets to the JV at the Closing is subject to the satisfaction (or waiver by ESNI) of the following conditions precedents on or prior to the Closing Date:

            (a) ESNI shall have obtained approval of its stockholders for the Contribution and the other transactions contemplated in this Agreement and in the other documents related hereto to the extent required.

            (b) The representations and warranties made by CRC herein and in the documents and instruments to be delivered pursuant hereto shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except for representations and warranties which speak as of a specific date which shall be true and correct in all material respects as of such date.

            (c) Each of CRC and the JV shall have performed and complied in all material respects with all covenants, agreements and conditions set forth or contemplated in this Agreement and in the other documents related hereto required to be performed or complied with by it on or prior to the Closing Date.

            (d) The assumption and receipt by the JV of the CRC Contributed Assets hereunder shall not (i) be prohibited by any applicable Law, (ii) subject ESNI or the JV to any penalty pursuant to any applicable Law, or (iii) be prevented, prohibited or materially restricted by any Order of any Governmental Authority at the Closing Date.

            (e) CRC shall have delivered to ESNI the proceeds payable in connection with the Promissory Notes, as applicable.

            (f) CRC shall have executed and delivered the CRC Contribution Agreement and contributed the CRC Contributed Assets to the JV pursuant to the terms thereof.

            (g) CRC and the JV each shall have executed and delivered the Operating Agreement and the other Transaction Documents to which it is a party.

            (h) ESNI shall have received all of the following from CRC in form and substance reasonably satisfactory to ESNI:

                  (i) Certificate of the Secretary of CRC, dated as of the Closing Date, certifying as to (i) the full and complete copies of (A) the certificate of incorporation and by-laws of CRC, each as currently in effect, and (B) the resolutions adopted by CRC's Board of Directors and CRC's stockholders with respect to the transactions contemplated hereby, and (ii) the incumbency and signatures of the officers of CRC executing this

      Agreement or any other documents related hereto to which CRC is a party and any other certificate or document delivered pursuant hereto or thereto;

                  (ii) Certificate of the President of CRC, dated as of the Closing Date, certifying as to the matters set forth in Sections 6.3(b)-(c);

                  (iii) Certificate of Existence of CRC issued by the Secretary of State of the State of New York, dated a recent date;

                  (iv) An opinion of counsel of CRC, addressed to ESNI and dated as of the Closing Date, as to the matters set forth in Exhibit K;

            (i) All Permits of all Governmental Authorities, given or obtained that are necessary in connection with the transactions contemplated herein and in the other documents related hereto, shall have been taken, given or obtained, be in full force and effect and not be subject to any waiting periods or any pending proceedings or appeals, administrative, judicial or otherwise.

            (j) CRC shall have obtained, in form reasonably satisfactory to ESNI, the third Person consents set forth on Schedule 6.3(j) for the assignment and transfer to the JV of all CRC Assigned Contracts (as defined in the CRC Contribution Agreement) and all other executory contracts necessary or appropriate for the operation of the CRC Contributed Assets by the JV.

            (k) The JV shall have issued the fifty-one percent (51%) membership interest in the JV to ESNI.

            (l) Since the date of this Agreement, there shall not have occurred any Material Adverse Effect with respect to the CRC Contributed Assets.

                                  ARTICLE VII
                                    CLOSING

      7.1 Time and Place of Closing. The transactions contemplated by this Agreement shall be consummated at a closing (the "Closing"), which shall be held at the offices of Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York 10022, at 10:00 a.m. no later than the third Business Day following the satisfaction of all of the conditions set forth in Sections 6.2 and 6.3 (the "Closing Date"), except as may be otherwise mutually agreed in writing by the parties hereto.

      7.2 Deliverables.

            (a) Deliveries at Closing by ESNI. At or prior to the Closing, ESNI shall execute and deliver, as applicable, to CRC:

                  (i) a counterpart to this Agreement;

                  (ii) the First Installment Note and, if applicable, the Extended Installment Note;

                  (iii) the Warrant;

                  (iv) the Security Agreement;

                  (v) the Registration Rights Agreement;

                  (vi) the Management Services Agreement;

                  (vii) the Operating Agreement;

                  (viii) resolutions adopted by both ESNI's Board of Directors and ESNI's stockholders with respect to this Agreement and the transactions contemplated hereby;

                  (ix) consents of third Persons set forth in Schedule 6.2(h) in a form reasonably acceptable to CRC;

                  (x) the Amendment, Assignment and Consent to Assignment of Lease, substantially in the form attached hereto as Exhibit L, executed by all parties thereto;

                  (xi) possession of the Leased Real Property vacant and free of the rights of any third parties;

                  (xii) the employment agreements between the JV and each of the Key Employees in a form reasonably acceptable to CRC;

                  (xiii) an Assignment of Intellectual Property Rights, substantially in the form attached hereto as Exhibit M; and

                  (xiv) the Books and Records.

            (b) Deliveries at Closing by CRC: At the Closing, CRC shall execute and deliver, as applicable, to ESNI:

                  (i) a counterpart of this Agreement;

                  (ii) the Operating Agreement;

                  (iii) the CRC Contribution Agreement;

                  (iv) the Registration Rights Agreement;

                  (v) the Management Services Agreement;

                  (vi) resolutions adopted by CRC's Board of Directors;

                  (vii) the Security Agreement; and

                  (viii) consents of third Persons set forth in Schedule 6.3(j) in a form reasonably acceptable to ESNI.

                                  ARTICLE VIII
                                INDEMNIFICATION

      8.1 Survival. The representations, warranties, covenants and other agreements of the parties contained herein, or in any signed writing delivered pursuant hereto or in connection herewith shall survive the Closing for the Survival Period.

      8.2 Indemnification.

            (a) ESNI shall indemnify CRC or the JV, as the case may be, and each of their respective Affiliates, directors, principals, officers, employees, independent contractors, agents and representatives, in their capacities as such, and the successors, heirs and personal representatives of any of them (collectively, "CRC Indemnified Parties") and hold them harmless from any and all claims, suits, actions, proceedings, investigations, judgments, damages, losses, liabilities and expenses (including, reasonable expenses of investigation and attorneys' fees and expenses) (collectively, "Damages") incurred or suffered by any CRC Indemnified Party arising out of or relating to
(i) any breach or inaccuracy of any representation, warranty, covenant or other agreement of ESNI contained herein (including the Exhibits and Schedules attached hereto) or the Transaction Documents or any instruments delivered by ESNI pursuant to this Agreement, (ii) the Excluded Assets, the Excluded Liabilities and the enforcement of Permitted Liens, and (iii) the ownership, operation and use of the ESNI Contributed Assets before the Closing Date (including, the employment of or dealings with the Key Employees by ESNI prior to the Closing).

            (b) The JV or CRC, as the case may be, shall indemnify ESNI and each of its Affiliates, directors, principals, officers, employees, independent contractors, agents and representatives, in their capacities as such, and the successors, heirs and personal representatives of any of them (collectively, "ESNI Indemnified Parties") and hold them harmless from any and all Damages incurred or suffered by any ESNI Indemnified Party arising out of or relating to
(i) any breach or inaccuracy of any representation or warranty of the JV contained herein (including the Exhibits and Schedules attached hereto) or the Transaction Documents or any instruments delivered by the JV pursuant to this Agreement, (ii) any breach of any covenant or other agreement of the JV contained herein (including the Exhibits and Schedules attached hereto) or the Transaction Documents or any instruments delivered by the JV pursuant to this Agreement, and (iii) only with respect to the JV, the ownership, operation and use of the ESNI Contributed Assets on or after the Closing Date.

            (c) Notwithstanding anything to the contrary contained in this Agreement, no amounts of indemnity pursuant to this Section 8.2 shall be payable:

                  (i) by any party to another party unless and until the party seeking indemnity has suffered or paid Damages in excess of one hundred thousand dollars ($100,000), but upon reaching such amount, such indemnity shall be payable from the first dollar to the full extent of all Damages (subject to the other terms and conditions set forth in clause (ii) below);

                  (ii) by any party to another party to the extent that, as a result of such payment, the cumulative Damages payable by the indemnifying party in the aggregate would be in excess of three million dollars ($3,000,000); provided that the foregoing limitation shall not apply to any claims relating to the Excluded Assets or the Excluded Liabilities; or

                  (iii) to the extent the party seeking indemnity has been made whole, net of tax obligations, with respect to the claimed Damages by insurance or any non-refundable payment by any third Person.

      8.3 Indemnification; Notice and Settlements. A party seeking indemnification pursuant to Section 8.2 (an "Indemnified Party") with respect to a claim, action or proceeding by a Person who is not a CRC Indemnified Party shall give prompt written notice to the party from whom such indemnification is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any action or proceeding, in respect of which indemnity may be sought hereunder; provided that the failure to give such notice shall not affect the Indemnified Party's rights to indemnification hereunder, except to the extent such failure shall actually prejudice in any material respect the Indemnifying Party's ability to defend such claim, action or proceeding. The Indemnifying Party shall have the right to assume the defense of any such action or proceeding at its expense, with counsel approved by the Indemnified Party (which approval will not be unreasonably withheld). If the Indemnifying Party shall elect not to assume the defense of any such action or proceeding, or fails to make such an election within 20 days after it receives such notice pursuant to the first sentence of this Section 8.3, the Indemnified Party may assume such defense at the expense of the Indemnifying Party. The Indemnified Party shall have the right to participate in (but not control) the defense of an action or proceeding defended by the Indemnifying Party hereunder and to retain its own counsel in connection with such action or proceeding, but the fees and expenses of such counsel shall be at the Indemnified Party's expense unless (i) the Indemnifying Party and the Indemnified Party have mutually agreed in writing to the retention of such counsel or (ii) the named parties in any such action or proceeding (including impleaded parties) include the Indemnifying Party and the Indemnified Party, and representation of the Indemnifying Party and the Indemnified Party by the same counsel would create a conflict (in which case the Indemnifying Party shall not be permitted to assume the defense of such claim, action or proceeding); provided that, unless otherwise agreed by the Indemnifying Party, if the Indemnifying Party is obligated to pay the fees and expenses of such counsel, the Indemnifying Party shall be obligated to pay only the fees and expenses associated with one attorney or law firm, as applicable, for the Indemnified Party. An Indemnifying Party shall not be liable under
Section 8.2 for any settlement effected without its written consent, which consent will not be unreasonably withheld, of any claim, action or proceeding in respect of which indemnity may be sought hereunder.

                                   ARTICLE IX
                         EXCLUSIVE DEALING; TERMINATION

      9.1 Exclusive Dealing. Until the earlier of (i) the Closing Date and (ii) the termination of this Agreement in accordance with its terms, neither ESNI nor any of its respective agents or representatives will take, directly or indirectly, any action to initiate, continue, assist, solicit, receive, negotiate, encourage or accept any offer or inquiry from any Person:

            (a) to engage in any Business Combination;

            (b) to reach any agreement or understanding (whether or not such agreement or understanding is absolute, revocable, contingent or conditional) for, or otherwise attempt to consummate, any Business Combination; or

            (c) to furnish or cause to be furnished any information with respect to ESNI or its assets to any Person (other than as contemplated in this Agreement) who ESNI knows or has reason to believe is in the process of considering any Business Combination.

            Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 9.1 by any officer or director of ESNI or any financial advisor, attorney or other advisor or representative of ESNI, whether or not such Person is purporting to act on behalf of ESNI or otherwise, shall be deemed to be a breach of this Section 9.1 by ESNI.

            For purposes of this Article IX, "Business Combination" means any merger, consolidation or combination to which ESNI is a party which would adversely affect ESNI's ability to contribute the ESNI Contributed Assets to the JV, any sale, dividend, split (other than the reverse stock split currently contemplated by ESNI in connection with its appeal to The Nasdaq SmallCap Market's determination to delist the Common Stock) or other disposition of capital stock or other equity interest of ESNI which would adversely affect ESNI's ability to contribute the ESNI Contributed Assets to the JV or any sale, dividend or other disposition of any of the ESNI Contributed Assets.

      9.2 Termination. This Agreement may be terminated at any time prior to the Closing only as follows:

            (a) by mutual written consent of ESNI and CRC;

            (b) by ESNI by giving written notice to CRC if CRC is in breach of any representation, warranty or covenant under this Agreement (and ESNI is not then in breach of any representation, warranty or covenant);

            (c) by CRC by giving written notice to ESNI if ESNI is in breach of any representation, warranty or covenant under this Agreement (and CRC is not then in breach of any representation, warranty or covenant);

            (d) by either ESNI or CRC if ESNI's stockholders shall not approve the Contribution and the other transactions contemplated in this Agreement and the other Transaction Documents; or

            (e) by CRC giving written notice to ESNI if the Closing shall not have occurred on or before December 31, 2001, otherwise than on account of a breach of this Agreement by CRC.

            In the case of any termination of this Agreement other than pursuant to clause (b) above, ESNI shall pay CRC by wire transfer, within one business day of the date of such termination, the amount of five hundred thousand dollars ($500,000).

            Each party's right to terminate hereunder is in addition to any of the rights it may have hereunder or otherwise.

      9.3 Effects of Termination. Notwithstanding any other provision of this Agreement, no termination of this Agreement shall release (i) ESNI from its obligation under Section 9.2 or Section 10.12 or (ii) any party of any liabilities arising hereunder for any pre-termination breaches hereof or intentional misrepresentations made herein.

                                   ARTICLE X
                                 MISCELLANEOUS

      10.1 Entire Agreement. This Agreement, including the Schedules and Exhibits hereto, and the documents and instruments to be executed and delivered pursuant hereto and, when executed and delivered, the other Transaction Documents constitute the entire agreement among the parties with respect to the subject matter hereof, supercede all prior agreements and understandings among the parties with respect thereto, including the letter of intent dated June 17, 2001 between ESNI and CRC, and no party shall be liable or bound to any other party in any manner by any promises, conditions, warranties, representations, or covenants except as specifically set forth herein or therein.

      10.2 Confidentiality. Except as may be required to be disclosed under applicable Law, CRC and ESNI shall keep all information relating to the other party furnished to it by such party, or any agents of such party, confidential in accordance with the terms of the Confidentiality Agreement, dated March 7, 2001 (the "Confidentiality Agreement"), between CRC and ESNI. In addition, both CRC and ESNI agree that if the Closing does not occur, each of CRC and ESNI will maintain in confidence such information, including information concerning such party's business, the ESNI Contributed Assets or the Assumed Liabilities and such party's financial condition, and will not disclose such information to others, or use such information for any purpose unless and until such information is in or enters the public domain by reason other than disclosure by such party not pursuant to, or in accordance with, this Agreement or any of the other agreements related to the Contribution by ESNI to CRC of the ESNI Contributed Assets, except as such information may be required to be disclosed by such party under applicable Law. If this Agreement is terminated, each of CRC and ESNI shall return all confidential information received from the other party and all copies and summaries thereof.

      10.3 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties; provided, however, that no party may assign this Agreement without prior written consent of the other parties, except that any or all of CRC's rights hereunder may be assigned to any direct or indirect wholly-owned subsidiary of CRC. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

      10.4 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable Law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

      10.5 Amendments and Waivers. This Agreement may not be modified, nor may any term or provision hereof be waived or discharged, except by an instrument in writing signed by the party against whom enforcement of such modification, waiver or discharge is sought. No such waiver or discharge shall be deemed to be or shall constitute a waiver or discharge with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or discharge shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or discharge.

      10.6 Arbitration. The parties hereto agree that any and all disputes, claims or controversies arising out of or relating to this Agreement that are not resolved by their mutual agreement shall be submitted to final and binding arbitration before JAMS, or its successor, pursuant to the United States Arbitration Act, 9 U.S.C. Sec. 1, et seq. Either party may commence the arbitration process called for in this Agreement by filing a written demand for arbitration with JAMS, with a copy to the other party. The arbitration will be conducted in accordance with the provisions of JAMS' Comprehensive Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration. The parties will cooperate with JAMS and with one another in selecting an arbitrator from JAMS' panel of neutrals, and in scheduling the arbitration proceedings. The parties covenant that they will participate in the arbitration in good faith, and that they will share equally in its costs. The provisions of this paragraph may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys fees, to be paid by the party against whom enforcement is ordered.

      10.7 Governing Law; Consent to Jurisdiction.

            (a) This Agreement shall be governed by, interpreted under and construed in accordance with the internal laws of the State of New York applicable to contracts executed and to be performed wholly in that state without giving effect to the choice or conflict of laws principles or provisions thereof.

            (b) ESNI and CRC each hereby irrevocably submits to the jurisdiction of any state or federal court sitting in the City, County and State of New York in respect of any enforcement proceeding arising out of or relating to this Agreement, which courts shall have exclusive jurisdiction over and with respect to any such enforcement proceeding, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. ESNI and CRC each hereby irrevocably waives, to the fullest extent such party may effectively do so under applicable Law, trial by jury and any objection that such party may now or hereafter have to the laying of venue of any such enforcement proceeding brought in any such court and any claim that any such enforcement proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of any party to serve process in any manner permitted by law or to commence enforcement proceedings or otherwise proceed against the other party in any other jurisdiction.

      10.8 Counterparts. This Agreement may be executed in two or more counterparts (and by facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      10.9 Interpretation. The parties hereto acknowledge and agree that: (i) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

      10.10 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (i) upon delivery, if delivered personally, (ii) three (3) Business Days after deposit in the United States mail, if sent by registered or certified mail, return receipt requested, postage prepaid (provided that such method of notice shall be acceptable only if posted in the United States to a United States address), (iii) two (2) Business Days after deposit with a nationally recognized overnight courier service, if sent by courier service, or (iv) upon confirmation of receipt, if sent by facsimile transmission, and, in any case, properly addressed to the parties as follows:

IF TO PURCHASER:        CRC, Inc.
                        1290 Avenue of the Americas, 39th Floor
                        New York, New York  10104
                        Attn:  Chief Executive Officer
                        Telecopier:  (212) 906-9500

               with a copy (which shall not constitute notice) to:

                        Kramer Levin Naftalis & Frankel LLP
                        919 Third Avenue
                        New York, New York  10022
                        Attn:  Ely D. Tendler, Esq.
                        Telecopier:  (212) 715-8000

IF TO SELLER:           E-Sync Networks, Inc.
                        35 Nutmeg Drive

                        Trumbull, Connecticut  06611
                        Attn:  President and Chief Operating Officer
                        Telecopier: (203) 601-3151

               with a copy (which shall not constitute notice) to:

                        Finn Dixon & Herling LLP
                        One Landmark Square, Suite 1400
                        Stamford, Connecticut 06901-2689
                        Attn:  David I. Albin, Esq.
                        Telecopier: (203) 348-5777

or to such other address or addresses as a party may from time to time designate as to itself, by notice as provided herein, provided that any such notice shall be deemed effectively given only upon receipt.

      10.11 Finders' Fees. ESNI and CRC each represents to the other parties that it neither is nor will be obligated to pay any finder's fee, brokerage commission or similar fee in connection with the transactions contemplated by this Agreement, and that it has dealt with no finder, broker or other third Person in connection with the transactions contemplated by this Agreement. ESNI and CRC each agrees to indemnify and hold the other parties harmless from any liability for any commission or compensation in the nature of a finder's fee, brokerage commission or similar fee (and the costs and expenses, including, reasonable attorneys' fees, of defending against such liability or asserted liability) incurred by such other parties, including any arising out of any breach of such other party's foregoing representation.

      10.12 Expenses. Each of the parties shall bear its own expenses, including but not limited to counsel and accounting fees, in connection with the transactions contemplated hereby. ESNI agrees to pay any transfer taxes that may be payable in connection with the execution, delivery and performance of this Agreement or the transfer of any or all of the ESNI Contributed Assets, and shall indemnify CRC against any liability for payment thereof and shall furnish to CRC evidence of payment upon request. ESNI shall prepare and file any required tax returns and other required documents with respect to such taxes.

      10.13 Further Assurances. Each party hereto agrees to execute and deliver, from time to time as necessary or desirable, at its own expense, such further documents and instruments, and to perform such additional acts as any other party may reasonably request to effectuate or carry out and perform all the terms, provisions and conditions of this Agreement and the transactions contemplated hereby and to effectuate the intent and purposes hereof.

      10.14 Publicity. ESNI and CRC each agrees that no publicity announcements concerning the terms of this Agreement or concerning the transactions contemplated hereby shall be made without the mutual consent of CRC and ESNI, except that ESNI may make disclosures it deems necessary as a publicly traded company, in which event ESNI shall use its commercially reasonable efforts to provide to CRC in advance of such disclosure a copy of such disclosure to be made so that CRC may comment upon such disclosure.

      10.15 Specific Performance. ESNI and CRC each acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, ESNI and CRC each agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and all agreements and transactions contemplated hereby, and to enforce specifically this Agreement and all agreements and transactions contemplated hereby, and the terms and provisions hereof or thereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter (subject to the provisions set forth in Section 10.6), in addition to any other remedy to which it may be entitled, at law or in equity.

                  [Remainder of page intentionally left blank]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              E-SYNC NETWORKS, LLC

                              By:    CRC, Inc.

                              By: /s/ Joshua Wurzburger
                                  __________________________________
                              Name:  Joshua Wurzburger
                              Title: President


                              E-SYNC NETWORKS, INC.

                              By: /s/ Michael A. Clark
                                  __________________________________
                              Name:  Michael A. Clark
                              Title: President and Chief Operating Officer


                              CRC, INC.

                              By: /s/ Joshua Wurzburger
                                  __________________________________
                              Name:  Joshua Wurzburger
                              Title: President

                                                                       EXHIBIT L

            AMENDMENT, ASSIGNMENT AND CONSENT TO ASSIGNMENT OF LEASE

                                  [ TO COME ]

                                                                       EXHIBIT M

                   ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS

      This ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS (this "Assignment") is dated as of [_______, 2001], by and between E-SYNC NETWORKS, INC., a Delaware corporation ("Assignor"), and E-SYNC NETWORKS, LLC, a Delaware limited liability company ("Assignee").

                              W I T N E S S E T H:

      WHEREAS, Assignor and Assignee entered into that certain Contribution Agreement of even date herewith (the "Contribution Agreement"), pursuant to which Assignee is acquiring the ESNI Contributed Assets (as such term is defined in the Contribution Agreement); and

      WHEREAS, Assignor licenses certain intellectual property set forth on
Schedule 2.1(d) of the Contribution Agreement and attached hereto as Annex A ("Intellectual Property"), including all common law rights therein;

      WHEREAS, Assignor owns certain intellectual property set forth on Schedule 2.1(d) of the Contribution Agreement and attached hereto as Annex B ("Intellectual Property"), including all common law rights therein and the goodwill of the business symbolized thereby; and

      WHEREAS, Assignee desires to acquire the entire right, title and interest in and to the Intellectual Property, including all common law rights therein and the goodwill of the business symbolized thereby.

      NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby acknowledged and agreed that:

      1. Assignment. Assignor hereby sells, assigns and transfers to Assignee its entire right, title and interest in and to the Intellectual Property, including all common law rights therein and the goodwill of the business associated therewith, together with all actions that accrue by virtue of this Assignment, including the right to sue for infringement and collect damages.

      2. Execution and Delivery of Further Documents. Assignor hereby agrees to execute all documents, and do all things necessary to obtain such registrations and to perfect Assignee's rights in and to the Intellectual Property hereby assigned.

      3. Governing Law. This Assignment shall be governed by the laws of the State of New York without regard to its conflicts of laws principals.

      4. Counterparts. This Assignment may be executed in any number of counterparts by the parties hereto, each of which when so executed and delivered shall be deemed an original and all of which counterparts taken together constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first above written.

                                     E-SYNC NETWORKS, INC. ("ASSIGNOR")

                                     By:________________________________
                                     Name:
                                     Title:


                                     E-SYNC NETWORKS, LLC ("ASSIGNEE")

                                     By:________________________________
                                     Name:
                                     Title:

                                                                       Exhibit A


                             CONTRIBUTION AGREEMENT

      THIS CONTRIBUTION AGREEMENT (this "Agreement") is made and entered into as of [______, 2001] by and between CRC, INC., a New York corporation ("CRC"), and E-SYNC NETWORKS, LLC, a Delaware limited liability company (the "JV").

                                   BACKGROUND

      A. CRC is in the technology management services business.

      B. E-Sync Networks, Inc., a Delaware corporation ("ESNI"), is a provider of e-business infrastructure products and services.

      C. Pursuant to the ESNI Contribution Agreement, ESNI is contributing the ESNI Contributed Assets (as defined in the ESNI Contribution Agreement) to the JV.

      D. On the terms and conditions set forth in this Agreement, CRC desires to contribute to the JV those certain assets set forth on Schedule A hereto (the "CRC Contributed Assets") as the initial Capital Contribution to the JV of CRC as further detailed in Section 6.1 of the Operating Agreement.

      E. CRC and ESNI desire that the JV exploit commercially the CRC Contributed Assets, the ESNI Contributed Assets and the synergies between the respective businesses of CRC and ESNI.

      F. Unless otherwise defined herein or the context otherwise requires, capitalized terms used and not otherwise defined in this Agreement shall have the meanings ascribed to them in the ESNI Contribution Agreement. Other capitalized terms used in this Agreement shall, unless the context otherwise requires, have the meanings given to them in Section 7.1.

      NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                              CAPITAL CONTRIBUTION

      Section 1.1 Contribution of the CRC Contributed Assets. Upon the terms and subject to the conditions set forth in this Agreement, CRC shall, upon the due execution of this Agreement, contribute, convey, assign and deliver to ("Transfer") the JV, and the JV shall assume, receive and accept from CRC, as a capital contribution to the JV, all rights, valid and marketable title and interest in and to the CRC Contributed Assets. Pursuant to Section 6.1 of the Operating Agreement, the CRC Contributed Assets are deemed to be the initial Capital Contribution of CRC.

      Section 1.2 CRC Excluded Assets. The CRC Contributed Assets shall not include, and CRC shall not convey and the JV shall not acquire, any right, title or interest of CRC in or to any assets, rights or properties not expressly set forth on Schedule A hereto (the "CRC Excluded Assets").

      Section 1.3 Assumed Liabilities. Upon the Transfer of the CRC Contributed Assets to the JV, the JV shall assume and agree to pay, discharge or perform, when due, those liabilities and obligations specifically set forth on Schedule B hereto to the extent such obligations arise on or after the Closing Date with respect to events occurring on or after the Closing Date (the "Assumed Liabilities").

      Section 1.4 Excluded Liabilities. The parties acknowledge that the JV shall not be the successor to CRC with respect to, and the JV does not assume and shall not be liable to pay, perform or discharge, any of the debts, liabilities or obligations of CRC or associated with the CRC Contributed Assets, known or unknown, contingent or liquidated or otherwise, including expenses of CRC, not specifically listed on Schedule B hereto (the "Excluded Liabilities").

      Section 1.5 Valuation of the Contributed Assets. The valuations of the JV's assets immediately following the Transfer as contemplated hereunder and the Contribution as contemplated under the ESNI Contribution Agreement are specified on Schedule A to the Operating Agreement.

                                   ARTICLE II

                             ADDITIONAL AGREEMENTS

      Section 2.1 Books and Records. (a) On the date hereof, CRC shall deliver to the JV, and the JV shall acquire and take possession of, copies or originals of the books and records relating directly and solely to the CRC Contributed Assets (the "Books and Records"); provided that if any part of such Books and Records cannot be separated from books, records, files and other data that do not constitute Books and Records or relate to services or support to be provided by CRC under the Operating Agreement or any other Transaction Document, CRC shall retain such part of the Books and Records but make such part available to the JV as provided herein.

            (b) CRC and the JV each agrees that it shall preserve and keep the Books and Records or the parts thereof in its possession, as the case may be, in accordance with its records retention policies or for any longer period as may be required by statute, ordinance, rule, regulation, order or policy ("Law") of any governmental or regulatory body, agency or authority ("Authority"). During such period and subject to appropriate confidentiality undertakings, each party shall permit any of the other parties or their respective counsel, accountants, officers, employees or other representatives access to such Books and Records upon such other party's reasonable request and during normal business hours for the purpose of examining such Books and Records to the extent reasonably required by such party in connection with (i) any insurance claims by, legal proceedings against or governmental investigations of such party, (ii) the preparation of any tax return required to be filed by such party, the defense of any audit, examination, administrative appeal or litigation of any tax return in which the results of operation of the CRC Contributed Assets were included or (iii) any other reasonable business purpose related to the CRC Contributed Assets or the business of the JV.

      Section 2.2 Apportionment with respect to CRC Assigned Contracts. CRC and the JV agree that (a) CRC is entitled to all revenues derived from the CRC Assigned Contracts (as defined in Section 3.6 below) and is responsible for all of the expenses incurred in connection with the CRC Assigned Contracts, attributable to the period ending with the day immediately preceding the Closing Date, whether such revenues are received or such expenses are paid before or after the Closing Date, and (b) the JV is entitled to all of the revenues derived from the CRC Assigned Contracts, and is responsible for all of the expenses incurred in connection with the CRC Assigned Contracts, attributable to the period beginning with the Closing Date; provided, however, that nothing in this Section 2.2 shall be read to make CRC responsible from and after the Closing Date for the Assumed Liabilities, which Assumed Liabilities shall become the sole liability of the JV on and after the Closing Date. Accordingly, revenues and expenses relating to the CRC Assigned Contracts shall be apportioned between CRC and the JV as of the Closing Date. CRC and the JV shall cooperate reasonably and in good faith to agree mutually to a final proration schedule as promptly as practicable. Adjustments required as a result of such schedule as to which the parties have agreed shall be made by prompt payment from CRC to the JV or by the JV to CRC, as the case may be.

      Section 2.3 Further Assurances. At any time or from time to time after the date hereof, each of CRC and the JV shall, at the reasonable request of the other, execute and deliver any further instruments or documents and take any and all such further actions as the requesting party may reasonably request in order to consummate and make effective the transactions contemplated by this Agreement and to put the JV in operating control of the CRC Contributed Assets. Without limiting the foregoing, except as indicated on Schedule 3.3(a), CRC shall use its reasonable best efforts after the Effective Date to obtain the Required Consents (as defined in Section 3.3(b) below).

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF CRC

      CRC hereby represents, warrants and agrees as follows:

      Section 3.1 Existence and Good Standing. CRC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York, and has all requisite corporate power and authority to own its property, to carry on its business as presently conducted and to Transfer the CRC Contributed Assets as contemplated under this Agreement. CRC is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect.

      Section 3.2 Corporate Authority. CRC has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by CRC and (assuming the due and valid execution and delivery of this Agreement by the JV) constitutes the legal, valid and binding obligation of CRC, enforceable against CRC in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the rights of creditors generally and by the availability of the remedy of specific performance.

      Section 3.3 Consents and Approvals; No Violations.

            (a) The execution and delivery by CRC of this Agreement, CRC's performance of its obligations hereunder and the consummation by CRC of the transactions contemplated hereby do not and will not, with or without the giving of notice or the lapse of time or both (i) violate, conflict with or result in a breach of or default by CRC under any provision of its corporate organizational documents or of any agreement to which it is a party or by which it or any of the CRC Contributed Assets is bound, (ii) except as set forth on Schedule 3.3(a), require CRC to obtain any consent, waiver, approval, authorization, permit or action of, or any filing with or notification to any Governmental Authority or any third Person that has not been obtained or made, (iii) to its knowledge, contravene any Law, judgment, decree or order applicable to CRC or any of the CRC Contributed Assets or (iv) violate, conflict with, result in a breach of or default by CRC (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Encumbrance upon any of the CRC Contributed Assets under any provision of any agreement to which CRC is a party or by which it or any of the CRC Contributed Assets is bound; except, in the case of the foregoing clauses (i) through (iv), where there would not exist a Material Adverse Effect.

            (b) In the event that the contribution, conveyance, assignment or delivery of any of the CRC Contributed Assets to, or the assumption and acceptance of any of the Assumed Liabilities by, the JV pursuant to this Agreement shall require the consent of any Person and such consent has not been obtained prior to the Closing Date (the "Required Consents"), then:

                  (i) unless and until such consent is obtained, the rights to, and obligations under, such asset or liability shall not be assigned, transferred, conveyed or delivered to nor assumed or accepted by the JV pursuant to this Agreement; and

                  (ii) with respect to each such asset or liability, the parties hereto shall make and collect such payments (both among themselves and to and from other Persons) and take such other actions as shall be reasonably necessary to place the parties hereto in the economic position as equivalent as possible to that which they would have occupied had such consent been obtained and such asset or liability been transferred or assumed.

      When such consents to the assignment, transfer, conveyance and delivery or the assumption or acceptance of such asset or liability have been obtained, it shall thereupon automatically be assigned, transferred, conveyed and delivered to or assumed and accepted by the JV.

      Section 3.4 Restrictive Documents. CRC is not subject to, or a party to, any charter, by-law, mortgage, lien, lease, license, permit, agreement, contract, instrument, Law, judgment or decree, or any other restriction of any kind or character, which materially and adversely affects any of the CRC Contributed Assets, or which conflicts with or would prevent (i) consummation of the transactions contemplated by this Agreement or (ii) compliance by CRC with the terms, conditions and provisions hereof.

      Section 3.5 Title to Properties; Encumbrances; Condition. The CRC Contributed Assets are free of any Encumbrance of any kind except for Encumbrances for current Taxes, assessments or governmental charges or levies on property not yet due and delinquent, or statutory Encumbrances of landlords, carriers, mechanics and similar Encumbrances arising by operation of law in the ordinary course of business for sums not yet delinquent (such liens collectively, the "Permitted Encumbrances"), and pursuant to this Agreement the JV will acquire valid and marketable title to the CRC Contributed Assets free of Encumbrances other than Permitted Encumbrances.

      Section 3.6 CRC Assigned Contracts. Each and every contract and/or account included as part of the CRC Contributed Assets (the "CRC Assigned Contracts") is in full force and effect and is a valid and enforceable agreement, and there exists no default thereunder by CRC or event of default or event, occurrence, condition or act (including without limitation the conveyance of the CRC Contributed Assets hereunder) by or with respect to CRC which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder. To the knowledge of CRC, all of the covenants to be performed by any other party thereto have been fully performed. Except as set forth on Schedule 3.6, there are no disputes with respect to any CRC Assigned Contract. Except as set forth on Schedule 3.6, the continuation and validity of the CRC Assigned Contracts will in no way be affected by the transfer of the CRC Assigned Contracts under this Agreement or the transactions contemplated hereby. Except as set forth on Schedule 3.6, no party to any CRC Assigned Contract has given notice of its intent to terminate, or not renew, its relationship with CRC and no such party has otherwise changed significantly its relationship, or the terms upon which it conducts business with CRC, or notified CRC that it intends to do so, whether in connection with the transactions contemplated by this Agreement or otherwise. CRC has provided the JV with true, correct and complete copies of each of the CRC Assigned Contracts, including all amendments thereto.

      Section 3.7 Permits. CRC holds all material governmental and other third party permits (including occupancy permits), licenses, consents and authorizations ("Permits") required in connection with the use, operation or ownership of the CRC Contributed Assets. Each of such Permits are transferable with the CRC Contributed Assets to the JV. Any applications for the renewal of any such Permit due prior to the Closing Date have been timely filed. No proceeding to modify, suspend, revoke, withdraw, terminate or otherwise limit any such Permit is pending or, to the knowledge of CRC, threatened. No administrative or governmental action has been taken or, to the knowledge of CRC, threatened in connection with the expiration, continuance or renewal of any such Permit.

      Section 3.8 Litigation. There is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or, to the knowledge of CRC, any investigation by) any Authority pending or, to the knowledge of CRC, threatened, affecting the CRC Contributed Assets or affecting the ability of CRC to carry out its obligations under this Agreement.

      Section 3.9 Taxes; Assessments. All tax returns required to be filed by CRC with respect to the CRC Contributed Assets have been duly and timely filed. All federal, local and foreign Taxes relating to the CRC Contributed Assets (other than Taxes not yet due and payable), whether due on the tax returns specified in the previous sentence or otherwise due from CRC, have been duly paid by CRC and there are no liens for Taxes payable by CRC on, or other disputes relating to Taxes payable in respect of, any of the CRC Contributed Assets. To the knowledge of CRC, there are no supplemental Taxes affecting the CRC Contributed Assets, other than those that may arise from the consummation of the transactions set forth in this Agreement. To the knowledge of CRC, the acquisition of the CRC Contributed Assets pursuant to this Agreement shall not result in a reassessment of the CRC Contributed Assets for the purposes of personal property taxes.

      Section 3.10 Compliance with Laws. CRC is in compliance with all Laws, judgments, licenses, Permits, certificates, approvals and decrees applicable to the CRC Contributed Assets, in each case the failure to comply with which would have a Material Adverse Effect. CRC is not in violation of its certificate of incorporation or by-laws in any respect or in default in the performance of any obligation, agreement or condition contained in any debenture, note, other evidence of indebtedness, indenture, lease, loan or other agreement or instrument in any respect that would have a Material Adverse Effect.

      Section 3.11 Liabilities. Except as set forth in Schedule 3.12, CRC does not have any outstanding claim, liability, indebtedness or obligation in respect of the CRC Contributed Assets in excess of $50,000 in any individual case or $250,000 in the aggregate, contingent or otherwise.

      Section 3.12 Real Property. CRC owns no real property in connection with the CRC Contributed Assets and has no real property lease or sublease other than those leases constituting CRC Assigned Contracts and set forth on Schedule A. CRC is in compliance in all material respects with all applicable environmental and safety Laws (including, without limitation, all material permits and licenses required thereunder). CRC has received no written notice of any violation of or any liability arising from, or of any facts or circumstances with respect to the past or current operations of CRC that would give rise to, any investigatory, corrective or remedial obligation under any environmental or safety Law. The consummation of the transactions contemplated by this Agreement will not result in any obligations for site investigation or cleanup, or notification to or consent of any Authority or third Persons pursuant to any "transaction-triggered" or "responsible party transfer" environmental or safety Law.

      Section 3.13 Full Disclosure. All documents and other papers delivered by or on behalf of CRC in connection with this Agreement and all other Transaction Documents to which it may be a party, and the transactions contemplated hereby and thereby are true, complete and authentic. No representation, warranty or statement of CRC made in this Agreement or the other Transaction Documents to which it may be a party or the schedules or exhibits hereto or thereto or in any document, statement or certificate furnished to the JV pursuant to this Agreement and the other Transaction Documents contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not false or misleading.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The JV represents, warrants and agrees as follows:

      Section 4.1 Existence and Good Standing. The JV is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. The JV is newly formed by CRC for the purposes of consummating the transactions contemplated in this Agreement, the Operating Agreement, the ESNI Contribution Agreement and the other Transaction Documents and has no liabilities or obligations other than those arising in connection with the transactions contemplated under the Transaction Documents.

      Section 4.2 Corporate Authority. The JV has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Such execution, delivery, performance and consummation by the JV have been duly and validly authorized and approved by all required action of the JV. This Contribution Agreement has been duly and validly executed and delivered by the JV and constitutes the legal, valid and binding obligation of the JV, enforceable against the JV in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the rights of creditors generally and by the availability of the remedy of specific performance.

      Section 4.3 Consents and Approvals; No Violations. The execution and delivery by the JV of this Agreement, the JV's performance of its obligations hereunder and the consummation by the JV of the transactions contemplated hereby do not and will not, with or without the giving of notice or the lapse of time or both (i) violate, conflict with or result in a breach of or default by the JV under any provision of its organizational documents or of any agreement to which the JV is a party or by which it or any of its assets is bound, (ii) require the JV to obtain any consent, waiver, approval, authorization, permit or action of, make any filing with, or give any notice to, any Person, (iii) to its knowledge, contravene any Law, judgment, decree or order applicable to the JV or any of its assets or (iv) violate, conflict with, result in a breach of or default by the JV (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any Encumbrance upon any of its assets under any provision of any agreement to which the JV is a party or by which it or any of its assets is bound; except, in the case of the foregoing clauses (i) through (iv), where there would not exist a Material Adverse Effect.

      Section 4.4 Restrictive Documents. The JV is not subject to, or a party to, any charter, by-law, mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which would prevent
(i) consummation of the transactions contemplated by this Agreement or (ii) compliance by the JV with the terms, conditions and provisions hereof.

      Section 4.5 Litigation. There is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or, to the knowledge of the JV, any investigation by) any Authority pending or, to the knowledge of the JV, threatened, affecting the CRC Contributed Assets or affecting the ability of the JV to carry out its obligations under this Agreement or affecting the continued commercial exploitation of the CRC Contributed Assets after the date hereof.

                                   ARTICLE V

             SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNITY

      Section 5.1 Survival of Representations and Warranties. The respective representations and warranties of CRC and the JV contained in this Agreement or in any schedule attached hereto shall survive the transfer of the CRC Contributed Assets contemplated hereby for a period of fifteen (15) months. Each of the parties hereto shall be entitled to rely on all such representations and warranties regardless of any investigation by or on its behalf and regardless of whether it knew or should have known that such representation or warranty was not true, correct or complete.

      Section 5.2 Indemnification.

            (a) CRC shall indemnify the JV and each of its Affiliates (including, without limitation, ESNI), directors, principals, officers, employees, independent contractors, agents and representatives, in their capacities as such, and the successors, heirs and personal representatives of any of them (collectively, "JV Indemnified Parties") and hold them harmless from any and all claims, suits, actions, proceedings, investigations, judgments, damages, losses, liabilities and expenses (including, reasonable expenses of investigation and attorneys' fees and expenses) (collectively, "Damages") incurred or suffered by any JV Indemnified Party arising out of or relating to
(i) any breach or inaccuracy of any representation or warranty of CRC contained herein (including the Annexes and Schedules attached hereto) or the Transaction Documents or any instruments delivered by CRC pursuant to this Agreement, (ii) any breach of any covenant or other agreement of CRC contained herein (including the Annexes and Schedules attached hereto) or the Transaction Documents or any instruments delivered by CRC pursuant to this Agreement, (iii) the CRC Excluded Assets and the Excluded Liabilities, and (iv) the ownership, operation and use of the CRC Contributed Assets before the Closing Date.

            (b) The JV shall indemnify CRC and each of its Affiliates, directors, principals, officers, employees, independent contractors, agents and representatives, in their capacities as such, and the successors, heirs and personal representatives of any of them (collectively, "CRC Indemnified Parties") and hold them harmless from any and all Damages incurred or suffered by any CRC Indemnified Party arising out of or relating to (i) any breach or inaccuracy of any representation or warranty of the JV contained herein (including the Annexes and Schedules attached hereto) or the Transaction Documents or any instruments delivered by the JV pursuant to this Agreement,
(ii) any breach of any covenant or other agreement of the JV contained herein (including the Annexes and Schedules attached hereto) or the Transaction Documents or any instruments delivered by the JV pursuant to this Agreement, and
(iii) the ownership, operation and use of the CRC Contributed Assets on or after the Closing Date.

            (c) The obligations to indemnify and hold harmless pursuant to this
Section 5.2, other than pursuant to Sections 5.2(a)(ii), 5.2(a)(iii), 5.2(a)(iv), 5.2(b)(ii) and 5.2(b)(iii), shall survive the consummation of the transactions contemplated by this Agreement for a period of fifteen (15) months. The obligations to indemnify and hold harmless pursuant to Sections 5.2(a)(ii), 5.2(a)(iii), 5.2(a)(iv), 5.2(b)(ii) and 5.2(b)(iii) shall survive the consummation of the transactions contemplated by this Agreement indefinitely.

            (d) Notwithstanding anything to the contrary contained in this Agreement, no amounts of indemnity shall be payable:

                  (i) by any party to another party unless and until the party seeking indemnity has suffered or paid Damages in excess of one hundred thousand dollars ($100,000), but upon reaching such amount, from the first dollar to the full extent of all Damages (subject to the other terms and conditions set forth in this Section);

                  (ii) by any party to another party to the extent that, as a result of such payment, the cumulative Damages payable by the indemnifying party in the aggregate would be in excess of three million dollars ($3,000,000); provided that the foregoing limitation shall not apply to any claims relating to CRC Excluded Assets or Excluded Liabilities; or

                  (iii) to the extent the party seeking indemnity has been made whole, net of tax obligations, with respect to the claimed Damages by insurance or any non-refundable payment by any third Person.

            (e) A party seeking indemnification pursuant to this Section 5.2 (an "Indemnified Party") with respect to a claim, action or proceeding by any other Person shall give prompt written notice to the party from whom such indemnification is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any action or proceeding, in respect of which indemnity may be sought hereunder; provided that the failure to give such notice shall not affect the Indemnified Party's rights to indemnification hereunder, except to the extent such failure shall actually prejudice in any material respect the Indemnifying Party's ability to defend such claim, action or proceeding. The Indemnifying Party shall have the right to assume the defense of any such action or proceeding at its expense, with counsel approved by the Indemnified Party (which approval will not be unreasonably withheld). If the Indemnifying Party shall elect not to assume the defense of any such action or proceeding, or fails to make such an election within 20 days after it receives such notice pursuant to the first sentence of this Section 5.2(e), the Indemnified Party may assume such defense at the expense of the Indemnifying Party. The Indemnified Party shall have the right to participate in (but not control) the defense of an action or proceeding defended by the Indemnifying Party hereunder and to retain its own counsel in connection with such action or proceeding, but the fees and expenses of such counsel shall be at the Indemnified Party's expense unless (i) the Indemnifying Party and the Indemnified Party have mutually agreed in writing to the retention of such counsel or (ii) the named parties in any such action or proceeding (including impleaded parties) include the Indemnifying Party and the Indemnified Party, and representation of the Indemnifying Party and the Indemnified Party by the same counsel would create a conflict (in which case the Indemnifying Party shall not be permitted to assume the defense of such claim, action or proceeding); provided that, unless otherwise agreed by the Indemnifying Party, if the Indemnifying Party is obligated to pay the fees and expenses of such counsel, the Indemnifying Party shall be obligated to pay only the fees and expenses associated with one attorney or law firm, as applicable, for the Indemnified Party. An Indemnifying Party shall not be liable under this Section
5.2 for any settlement effected without its written consent, which consent will not be unreasonably withheld, of any claim, action or proceeding in respect of which indemnity may be sought hereunder.

                                   ARTICLE VI

                                 MISCELLANEOUS

      Section 6.1 Annexes and Schedules. The Annexes and Schedules to this Agreement are deemed a part of this Agreement and are subject to all of the provisions herein. Any fact or item that is clearly disclosed on any Annex or
Schedule in such a way as to make its relevance to any representation made elsewhere in this Agreement or to the information called for by any other Annex or Schedule readily apparent shall be deemed to be an exception to such representation or to be disclosed on such other Annex or Schedule, as the case may be, notwithstanding the omission of a reference or cross-reference thereto. Any fact or item disclosed on any Annex or Schedule shall not by reason only of such inclusion be deemed to be material and shall not be employed as a point of reference in determining any standard of materiality under this Agreement.

      Section 6.2 Governing Law; Consent to Jurisdiction.

            (a) This Agreement shall be governed by, interpreted under and construed in accordance with the internal laws of the State of New York applicable to contracts executed and to be performed wholly in that state without giving effect to the choice or conflict of laws principles or provisions thereof.

            (b) CRC and the JV each hereby irrevocably submits to the jurisdiction of any state or federal court sitting in the City, County and State of New York in respect of any enforcement proceeding arising out of or relating to this Agreement, which courts shall have exclusive jurisdiction over and with respect to any such enforcement proceeding, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. CRC and the JV each hereby irrevocably waives, to the fullest extent such party may effectively do so under applicable Law, trial by jury and any objection that such party may now or hereafter have to the laying of venue of any such enforcement proceeding brought in any such court and any claim that any such enforcement proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of any party to serve process in any manner permitted by law or to commence enforcement proceedings or otherwise proceed against the other party in any other jurisdiction.

      Section 6.3 Notice. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (i) upon delivery, if delivered personally, (ii) three (3) Business Days after deposit in the United States mail, if sent by registered or certified mail, return receipt requested, postage prepaid (provided that such method of notice shall be acceptable only if posted in the United States to a United States address), (iii) two (2) Business Days after deposit with a nationally recognized overnight courier service, if sent by courier service, or (iv) upon confirmation of receipt, if sent by facsimile transmission, and, in any case, properly addressed to the parties as follows:

IF TO CRC:              CRC, Inc.
                        1290 Avenue of the Americas, 39th Floor
                        New York, New York  10104
                        Attn:  Chief Executive Officer
                        Telecopier:  (212) 906-9500

                        with copies (which shall not constitute notice) to:

                        E-Sync Networks, Inc.
                        [35 Nutmeg Drive
                        Trumbull, Connecticut  06611]
                        Attn:  President and Chief Operating Officer
                        Telecopier:  (203) 601-3151

                        Finn Dixon & Herling LLP
                        One Landmark Square, Suite 1400
                        Stamford, Connecticut 06901-2689
                        Attn:  David I. Albin, Esq.
                        Telecopier: (203) 348-5777

                        Kramer Levin Naftalis & Frankel LLP
                        919 Third Avenue
                        New York, New York  10022
                        Attn:  Ely D. Tendler, Esq.
                        Telecopier:  (212) 715-8000

IF TO THE JV:           E-Sync Networks, LLC
                        1290 Avenue of the Americas, 39th Floor
                        New York, New York  10104
                        Attn:  General Manager
                        Telecopier:  (212) 906-9500

                        with copies (which shall not constitute notice) to:

                        E-Sync Networks, Inc.
                        [35 Nutmeg Drive
                        Trumbull, Connecticut  06611]
                        Attn:  President and Chief Operating Officer
                        Telecopier:  (203) 601-3151

                        Finn Dixon & Herling LLP
                        One Landmark Square, Suite 1400
                        Stamford, Connecticut 06901-2689
                        Attn:  David I. Albin, Esq.
                        Telecopier: (203) 348-5777

or to such other address or addresses as a party may from time to time designate as to itself, by notice as provided herein, provided that any such notice shall be deemed effectively given only upon receipt.

      Section 6.4 Finders' Fees. CRC and the JV each represents to the other parties that it neither is nor will be obligated to pay any finder's fee, brokerage commission or similar fee in connection with the transactions contemplated by this Agreement or any other Transaction Documents, and that it has dealt with no finder, broker or other third Person in connection with the transactions contemplated by this Agreement or any other Transaction Documents. CRC and the JV each agrees to indemnify and hold the other parties harmless from any liability for any commission or compensation in the nature of a finder's fee, brokerage commission or similar fee (and the costs and expenses, including, reasonable attorneys' fees, of defending against such liability or asserted liability) incurred by such other parties, including any arising out of any breach of such other party's foregoing representation.

      Section 6.5 Expenses. Each of the parties shall bear its own expenses, including but not limited to counsel and accounting fees, in connection with the transactions contemplated hereby. CRC agrees to pay any transfer Taxes that may be payable in connection with the execution, delivery and performance of this Agreement or the transfer of any or all of the CRC Contributed Assets, and shall indemnify the JV against any liability for payment thereof and shall furnish to the JV evidence of payment upon request. CRC shall prepare and file any required tax returns and other required documents with respect to such taxes.

      Section 6.6 Specific Performance. CRC and the JV each acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, CRC and the JV each agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and all agreements and transactions contemplated hereby, and to enforce specifically this Agreement and all agreements and transactions contemplated hereby, and the terms and provisions hereof or thereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter (subject to the provisions set forth in Section 6.2 of this Agreement and Section 10.6 of the ESNI Contribution Agreement incorporated herein by reference), in addition to any other remedy to which it may be entitled, at law or in equity.

      Section 6.7 Other Provisions. The provisions of Sections 10.1, 10.3-10.6, 10.8, 10.9, 10.13 of the ESNI Contribution Agreement are incorporated herein by reference and made a part hereof, mutatis mutandis.

                                  ARTICLE VII

                                  DEFINITIONS

      Section 7.1 Defined Terms. The terms listed below in this Section 7.1 shall have the following respective meanings in this Agreement:

            "Assumed Liabilities" shall have the meaning set forth in Section
      1.3 hereunder.

            "Authority" shall have the meaning set forth in Section 2.1(b) hereunder.

            "Books and Records" shall have the meaning set forth in Section 2.1(a) hereunder.

            "Capital Contribution" shall have the meaning set forth in Section
      1.1 of the Operating Agreement.

            "CRC" shall have the meaning set forth in the Preamble hereunder.

            "CRC Assigned Contracts" shall have the meaning set forth in Section
      3.6 hereunder.

            "CRC Contributed Assets" shall have the meaning set forth in Recital D hereunder.

            "CRC Excluded Assets" shall have the meaning set forth in Section
      1.2 hereunder.

            "Damages" shall have the meaning set forth in Section 5.2 hereunder.

            "Encumbrances" shall mean liens, security interests, options, rights of first refusal, easements, mortgages, charges, debentures, indentures, deeds of trust, rights-of-way, restrictions, agreements, encroachments, licenses, leases, permits, security agreements or any other encumbrances and other restrictions or limitations on use of real or personal property or irregularities in title thereto.

            "ESNI" shall have the meaning set forth in Recital B hereunder.

            "ESNI Contribution Agreement" is that certain Contribution Agreement, dated as of August ___, 2001, by and among the JV, ESNI and CRC, as the same may be amended from time to time.

            "Excluded Liabilities" shall have the meaning set forth in Section
      1.4 hereunder.

            "Governmental Entity" means any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency.

            "JV" shall have the meaning set forth in the Preamble hereunder.

            "Law" shall have the meaning set forth in Section 2.1(b) hereunder.

            "Lien" or "Liens" shall mean any mortgage, pledge, security interest, conditional sale or other title retention agreement, encumbrance, lien, easement, claim, right, covenant, restriction, right of way, warrant, option or charge of any kind, including any liens to secure the payment or collection of Taxes.

            "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations, liabilities, financial condition or prospects of CRC or the JV, as the case may be, or on the transactions contemplated hereby.

            "Operating Agreement" means the Operating Agreement of the JV, dated as of the date hereof, by and among the JV, CRC and ESNI, as the same may be amended from time to time.

            "Permitted Encumbrances" shall have the meaning set forth in Section
      3.5 hereunder.

            "Permits" shall have the meaning set forth in Section 3.7 hereunder.

            "Person" means an individual, a partnership, a limited liability partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Entity or any other entity.

            "Tax" means any of the Taxes, and "Taxes" means all taxes, fees, charges, levies, excises, duties, or assessments of any kind whatsoever, including income, gross receipts, ad valorem, premium, excise, real property, personal property, windfall profit, sales, use, transfer, licensing, import, export, withholding, employment, payroll, social security, medicare, environmental, customs duties, value added, alternative or add-on minimum estimated and franchise taxes, together with additions to tax or additional amounts, interests and penalties relating thereto that may be imposed by any Governmental Entity.

            "Transfer" shall have the meaning set forth in Section 1.1 hereunder.

                  [Remainder of page intentionally left blank]

      IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have caused their authorized representatives to execute this Agreement as of the date first above written.

                              E-SYNC NETWORKS, LLC

                              By:  CRC Management Services, Inc.
                              Its: General Manager

                                   By:________________________________
                                   Name:
                                   Title:


                              CRC, INC.

                              By:___________________________
                              Name:
                              Title:

                                                                       Exhibit B

                         MANAGEMENT SERVICES AGREEMENT

            This MANAGEMENT SERVICES AGREEMENT (this "Agreement") is entered into as of [_______, 2001] (the "Effective Date"), by and between CRC MANAGEMENT SERVICES, INC. (the "Manager"), a New York corporation and an affiliate of CRC, Inc. ("CRC"), a New York corporation, and E-SYNC NETWORKS, LLC, a Delaware limited liability company (the "Company").

            WHEREAS, E-Sync Networks Inc., a Delaware corporation ("ESNI"), holds a fifty-one (51%) percent membership interest in the Company and CRC holds a forty-nine (49%) percent membership interest in the Company;

            WHEREAS, the Company has the need for and wishes the Manager to provide the Management Services (as defined below) relating to the operations of its business, offices and facilities by acting as the General Manager of the Company, with all of the power, authority, duties and responsibilities associated with such position as described under Article III of the Operating Agreement of E-Sync Networks, LLC dated [_______, 2001] (the "Operating Agreement") among CRC, ESNI and the Company;

            WHEREAS, the Manager wishes to provide the Management Services for the Company; and

            WHEREAS, the Company has agreed to compensate the Manager and reimburse the Manager for the cost of the Management Services as provided in this Agreement; and

            NOW, THEREFORE, for and in consideration of the foregoing and the terms and conditions contained hereinafter, the parties hereto agree as follows:

            1. Term. This agreement shall remain in full force, as amended in accordance with Section 9(a) herein from time to time, indefinitely unless earlier terminated in accordance with the following:

                  (a) subject to clause (c) below, this agreement may be terminated at any time by written agreement between the Manager and the Company;

                  (b) subject to clause (c) below, from and after [_______, 2004], this agreement may be terminated by either party upon 120 days advance written notice to the other; provided that if the Company terminates this Agreement pursuant to this clause (b) for any reason other than (i) for Cause (as defined below) or (ii) upon the sale by CRC of a majority of its Interests in the Company pursuant to Article 8 of the Operating Agreement (other than Section 8.2 therein) (in which event notwithstanding anything to the contrary contained herein the Company may terminate this Agreement upon sixty (60) days notice), the Company must pay a termination fee in an amount equal to twice the Company's reported revenues for the immediately preceding twelve (12) months; provided, however, that if the Company terminates this Agreement pursuant to this clause (b) for any reason including pursuant to clause (i) or (ii) above, all amounts payable from the Company or ESNI to the Manager or its affiliates and contractors must be paid in full prior to termination; and

                  (c) notwithstanding any other provisions of this Agreement, at no time and under no circumstances may this Agreement be terminated by the Company or CRC Management Services, Inc. be removed from the position of Manager, if at such time the Company has a credit facility that is guaranteed by CRC or Joshua Wurzburger ("JW"), unless CRC and JW are fully and unconditionally released from such guaranty or all obligations of CRC and/or JW pursuant to such guaranty are guaranteed by a third party, such release or third party to be approved by CRC and/or JW, such approval not to be unreasonably withheld. The Manager shall not enter into a credit facility guaranteed by CRC or JW if an alternative credit facility, with terms substantially the same as those of the credit facility to be guaranteed by CRC or JW, is available to the Company.

                  For the purposes of this Section 1, "Cause" shall be limited to (A) material breaches of this Agreement that either (i) cannot be cured, or
(ii) that the Manager fails to cure within a reasonable period following receipt of written notice thereof from the Company, or (B) any material act of fraud or gross negligence ("Actionable Conduct") in connection with the performance of the Manager's duties hereunder. Any dispute as to materiality of a breach, the alleged Actionable Conduct or whether the Company has Cause to terminate this Agreement pursuant to Section 1(b) shall be submitted to arbitration pursuant to, and in accordance with, Section 9(c) below.

            2. Services. The Manager agrees to provide, and the Company agrees to accept, the administrative, financial and other management services necessary for the operations of the Company (collectively, the "Management Services").

            3. Compensation. The Company shall pay the Manager as follows:

                  (a) Base Rate. The Company shall pay the Manager 1% of the Company's reported revenues, calculated on a monthly basis (the "Base Rate"). Payment to the Manager of the Base Rate shall be made no later than thirty days after the end of each month. If such payment is not made within such thirty-day period, until such amount is paid to the Manager, interest thereon shall accrue and be payable at the rate of prime plus 2%.

                  (b) Incentive Payment. The Base Rate shall increase to 1.5% of the Company's reported revenues with respect to each semi-annual period during which the Company's reported revenues have increased at least 15% from the corresponding period in the previous year. The six-month periods are to be calculated commencing January 1 and July 1, beginning with January 1, 2002; provided that the Base Rate shall increase to 1.5% of the Company's reported revenues if the Company's reported revenues during the fourth quarter of the year ended December 31, 2001 have increased at least 15% from the third quarter of such year. In the event of any such increase in the Base Rate, the differential between the payments made with respect to such semi-annual period in accordance with Section 3(a) above and the payments to which the Manager is entitled pursuant to this Section 3(b) shall be paid by the Company to the Manager within 5 business days of the Company's receipt from the Manager of a written notice, setting forth the calculation evidencing such 15% increase in the Company's reported revenues for the relevant period.

                  (c) Additional Fees. The Company agrees to compensate the Manager for all services other than the Management Services and general management relating to specific projects. Such compensation will be paid at the mean rate paid by the Manager's other customers for similar services during the prior three months. Examples of services that would qualify for this payment of additional fees include, without limitation, software development or programming and help-desk.

            4. Expenses.

                  (a) The Manager shall have full and complete authority, power and discretion, in the name and on behalf of the Company, to do all things necessary or convenient to manage and control the business, affairs and properties of the Company, including, without limitation, the power to:

                        (i) hire and fire personnel and retain and engage professionals directly involved in the Management Activities;

                        (ii) invoice and collect payments from customers;

                        (iii) make disbursements to vendors and suppliers; and

                        (iv) pay personnel through its own paymaster;

                  provided, however, in no event shall the Manager be obligated to advance or loan money to the Company; and provided further, however, that nothing in this Section 4(a) shall in any way permit the Manager to take any action that it is prohibited from taking (or prohibited from taking without the consent of ESNI) under the Operating Agreement.

                  (b) The Company will pay expenses incurred by the Manager in connection with its performance of the Management Services. Allocable general costs, administrative costs, sales costs, marketing costs, recruiting costs and overhead will be allocated between the Manager and the Company according to the effort expended for providing the Management Services. Generally this shall be allocated in proportion to the relative revenues of the Manager and the Company. However, the Manager may allocate expenses according to different criteria (for example, actual expenses, planned revenue, planned expenses, research and development, special projects) when the relative revenues do not represent an accurate measure of effort expended.

                  (c) The Company shall also reimburse the Manager for the allocable expenses pursuant to Section 4(b) above and for its reasonable out-of-pocket expenses incurred in connection with the Management Services. The Manager shall provide the Company with an invoice with respect to such expenses on a monthly basis, and payment to the Manager by the Company shall be made within thirty days of the date of such invoice. If such payment is not made within such thirty-day period, until such amount is paid to the Manager, interest thereon shall accrue and be payable at the rate of prime plus 2%.

                  (d) Neither the Manager nor any affiliate of the Manager shall enter into any material business transaction, including, without limitation, any loans or extensions of credit or royalty agreements, with the Company, except in the ordinary course of business and on terms not less favorable to the Company than the Company would reasonably expect to obtain in a similar business transaction between unrelated parties. The foregoing shall not be deemed to limit in any manner the right of the Manager or any of its affiliates from (i) performing or exercising any rights under the Operating Agreement or pursuant to the transactions contemplated thereby, or (ii) obtaining and perfecting any purchase money security interest in equipment or other supplies provided to the Company by the Manager or any of its affiliates or for which purchase money financing with respect to such equipment or supplies was provided to the Company by the Manager or its affiliates.

            5. Obligations.

                  (a) The Company agrees to fully cooperate with the Manager and to supply the Manager with any and all information reasonably necessary to enable the Manager to perform the Management Services hereunder, in such form as may be reasonably requested. The Company will give the Manager representatives free access to any and all sources of information necessary to enable the Manager to perform its obligations hereunder.

                  (b) The Manager agrees to cooperate with the Company and to supply the Company with information reasonably necessary to enable the Company to meet its legal and tax reporting requirements, including, without limitation, its Members' periodic reporting obligations under the Securities Exchange Act of 1934, as amended. The Company shall reimburse the Manager for the expenses incurred in providing such information to the Company.

                  (c) The Manager agrees to act in a commercially reasonable manner in exercising its powers, taking actions in the Company's behalf and performing its activities and responsibilities pursuant to this Management Services Agreement and the Operating Agreement.

            6. Liability. The Manager shall have no liability to the Company for damages except to the extent of the actual damages (excluding lost profits or special or punitive damages) suffered by the Company as a direct result of the willful misconduct of the Manager.

            7. Indemnification by the Company. (a) The Company shall indemnify an indemnified representative (defined herein) against any liability (defined herein) incurred in connection with any proceeding (defined herein) in which the indemnified representative may be involved as a party or otherwise, as and when incurred, by reason of the fact that such indemnified representative is or was serving in an indemnified capacity (defined herein), including, without limitation, liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to liability, except:

                        (i) where such indemnification is expressly prohibited by applicable law;

                        (ii) where the conduct of the indemnified representative has been finally determined (A) to constitute gross negligence, reckless conduct, intentional misconduct or a knowing violation of law, sufficient in the circumstances to bar indemnification against liabilities arising from the conduct; (B) to constitute a breach of Section 5.1 of the Operating Agreement; or (C) to be based upon or attributable to the receipt by the indemnified representative from the Company of a personal benefit to which the indemnified representative is not legally entitled; or

                        (iii) to the extent such indemnification has been finally determined in a final adjudication to be otherwise unlawful.

                  (b) If an indemnified representative is entitled to indemnification in respect of a portion, but not all, of any liabilities to which such indemnified representative may be subject, the Company shall indemnify such indemnified representative to the maximum extent for such portion of the liabilities.

                  (c) The termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the indemnified representative is not entitled to indemnification.

                  (d) Definitions. For purposes of this Section 7:

                        (i) "indemnified capacity" means any and all past, present and future service by an indemnified representative in one or more capacities as General Manager, officer, or authorized agent of the Company or the General Manager;

                        (ii) "indemnified representative" means the Manager, all employees, agents, representatives and authorized agents of the Manager and any other natural person or entity designated as an indemnified representative by the mutual consent of the Manager and the Company;

                        (iii) "liability" means any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, tax, or cost or expense of any nature (including, without limitation, attorneys' fees and disbursements); and

                        (iv) "proceeding" means any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the Company, a class of its Members or security holders or otherwise.

                  (e) Proceedings Initiated by Indemnified Representatives. The provisions of this Section 7 shall apply to an indemnified representative with respect to any liability incurred in a proceeding initiated (which shall not be deemed to include counterclaims or affirmative defenses) or participated in as an intervenor or amicus curiae by the indemnified representative seeking indemnification.

                  (f) Advancing Expenses. The Company shall pay the expenses (including attorneys' fees and disbursements) incurred in good faith by an indemnified representative in advance of the final disposition of a proceeding described in Section 7(a) or the initiation of or participation in which is authorized pursuant to Section 7(e) upon receipt of an undertaking by or on behalf of the indemnified representative to repay the amount if it is ultimately determined that such indemnified representative is not entitled to be indemnified by the Company pursuant to this Section 7. The financial ability of an indemnified representative to repay an advance shall not be a prerequisite to the making of such advance.

                  (g) Payment of Indemnification. An indemnified representative shall be entitled to payment with respect to indemnification within twenty (20) days after a written request for such payment has been delivered to the Company.

                  (h) Contribution. If the indemnification provided for in this
Section 7 or otherwise is unavailable for any reason in respect of any liability or portion thereof, the Company shall contribute to the liabilities to which the indemnified representative may be subject in such proportion as is appropriate to reflect the intent of this Section 7.

                  (i) Mandatory Indemnification of Manager. To the extent that an indemnified representative has been successful on the merits or otherwise in defense of any proceeding or in defense of any claim, issue or matter therein, such indemnified representative shall be indemnified against expenses (including attorneys' fees and disbursements) actually incurred by such representative in connection therewith. This Section 7(i) shall not be interpreted in any way that limits the applicability or scope of Section 7(f).

                  (j) Contract Rights; Amendment or Repeal. All rights under this Section 7 shall be deemed a contract between the Company and the indemnified representative pursuant to which the Company and each indemnified representative intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not affect any rights or obligations then existing.

                  (k) Scope of Section. The rights granted by this Section 7 shall not be deemed exclusive of any other rights to which those seeking indemnification, contribution or advancement of expenses may be entitled under any statute, agreement or vote of disinterested members of the Company, both as to action in an indemnified capacity and as to action in any other capacity. The indemnification, contribution and advancement of expenses provided by or granted pursuant to this Section 7 shall continue as to any person or entity who has ceased to be an indemnified representative in respect of matters arising prior to such time, and shall inure to the benefit of the heirs, executors, administrators, personal representatives, successors and permitted assigns of such a person or entity.

                  (l) Reliance on Provisions. Each person or entity who shall act as an indemnified representative of the Company shall be deemed to be doing so in reliance upon the rights of indemnification, contribution and advancement of expenses provided by this Section.

                  (m) Indemnification Insurance. The Company shall obtain and maintain indemnification insurance of a character and nature that provides coverage satisfactory to the Manager.

            8. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be (i) sent by registered or certified mail, return receipt requested, (ii) hand delivered,
(iii) sent by electronic mail, or (iv) sent by prepaid overnight carrier, with a record of receipt, to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

               (a) if to the Manager:

                            CRC Management Services, Inc.
                            1290 Avenue of the Americas, 39th Floor
                            New York, New York  10104
                            Attn:  Chief Executive Officer
                            Telecopier:  (212) 906-9500

                            with a copy (which shall not constitute notice) to:

                            Kramer Levin Naftalis & Frankel LLP
                            919 Third Avenue
                            New York, New York  10022
                            Attn:  Ely D. Tendler, Esq.
                            Telecopier:  (212) 715-8000

               (b) if to the Company:

                            E-Sync Networks, LLC
                            1290 Avenue of the Americas, 39th Floor
                            New York, New York  10104
                            Attn:  General Manager
                            Telecopier:  (212) 906-9500

                            with a copy (which shall not constitute notice) to:

                            Finn Dixon & Herling LLP
                            One Landmark Square, Suite 1400
                            Stamford, Connecticut 06901-2689
                            Attn:  David I. Albin, Esq.
                            Telecopier: (203) 348-5777

Each notice or communication shall be deemed to have been given on the date received.

            9. Miscellaneous Provisions.

                  (a) This Agreement contains the complete understanding of the parties hereto and there are no understandings, representations, or warranties of any kind, express or implied not specifically set forth herein. This Agreement may be amended only by written documents signed by duly authorized representatives of each of the parties hereto.

                  (b) This Agreement shall be governed by, interpreted under and construed in accordance with the internal laws of the State of New York applicable to contracts executed and to be performed wholly in that state without giving effect to the choice or conflict of laws principles or provisions thereof

                  (c) The parties hereto agree that any and all disputes, claims or controversies arising out of or relating to this Agreement that are not resolved by their mutual agreement shall be submitted to final and binding arbitration before JAMS, or its successor, pursuant to the United States Arbitration Act, 9 U.S.C. Sec. 1, et seq. Either party may commence the arbitration process called for in this Agreement by filing a written demand for arbitration with JAMS, with a copy to the other party. The arbitration will be conducted in accordance with the provisions of JAMS' Comprehensive Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration. The parties will cooperate with JAMS and with one another in selecting an arbitrator from JAMS' panel of neutrals, and in scheduling the arbitration proceedings. The parties covenant that they will participate in the arbitration in good faith, and that they will share equally in its costs. The provisions of this paragraph may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys fees, to be paid by the party against whom enforcement is ordered.

                  (d) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement.

                  (e) This Agreement shall be for the benefit of the Manager and the Company and shall be binding upon the parties and their respective successors and permitted assigns.

                  (f) Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such term or provision shall be enforced to the maximum extent permitted by law and, in any event, such illegality or invalidity shall not affect the validity of the remainder of the Agreement.

            IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first above written.

                              E-SYNC NETWORKS, LLC

                              By:  CRC Management Services, Inc.
                              Its: General Manager

                                   By:________________________________
                                   Name:
                                   Title:


                              CRC MANAGEMENT SERVICES, INC.

                              By:________________________________
                              Name:
                              Title:


CONSENTED TO AND ACKNOWLEDGED:

E-SYNC NETWORKS, INC.

By:__________________________
Name:
Title:






                Signature Page to Management Services Agreement

                                                                       Exhibit C


================================================================================

                              E-SYNC NETWORKS, LLC

                              OPERATING AGREEMENT

                                  by and among

                              E-SYNC NETWORKS, LLC

                                   CRC, INC.

                                      and

                             E-SYNC NETWORKS, INC.

================================================================================

                               TABLE OF CONTENTS

ARTICLE I          GENERAL PROVISIONS..........................................1

    Section 1.1  Certain Definitions...........................................1

    Section 1.2  The Company; Formation........................................8

    Section 1.3  Company Name; Place of Business; Registered Office and Agent..8

    Section 1.4  Term..........................................................9

    Section 1.5  Business of the Company; Powers...............................9

    Section 1.6  Taxed as Partnership..........................................9

    Section 1.7  Fiscal Year...................................................9

    Section 1.8  Membership Interests Certificated; Nature of Members'
                 Interests.....................................................9

    Section 1.9  Business Transactions of Members with the Company............10

    Section 1.10 Capacity of the Members......................................10

ARTICLE II         MEMBERS....................................................10

    Section 2.1  Members as of Effective Date.................................10

    Section 2.2  Admission of New Members.....................................10

    Section 2.3  Manner of Acting.............................................10

    Section 2.4  Meetings of the Members......................................10

    Section 2.5  Record Date..................................................12

    Section 2.6  Relationship of the Members..................................12

ARTICLE III        MANAGEMENT OF THE COMPANY..................................12

    Section 3.1  Power and Authority of Members...............................13

    Section 3.2  Power and Authority of the General Manager...................13

ARTICLE IV         APPROVAL OF CERTAIN MATTERS................................14

    Section 4.1  Approval of Certain Matters..................................14

    Section 4.2  Procedure in Event of Deadlock...............................15

ARTICLE V          EXCULPATION AND INDEMNIFICATION............................16

    Section 5.1  Duties of the General Manager................................16

    Section 5.2  Exculpation..................................................16

    Section 5.3  Reliance on Reports and Information by Members or General
                 Manager......................................................16

    Section 5.4  Indemnification by the Company...............................16

    Section 5.5  Proceedings Initiated by Indemnified Representatives.........18

    Section 5.6  Advancing Expenses...........................................18

    Section 5.7  Payment of Indemnification...................................18

    Section 5.8  Contribution.................................................18

    Section 5.9  Mandatory Indemnification of Members and General Manager.....18

    Section 5.10  Contract Rights; Amendment or Repeal........................18

    Section 5.11  Scope of Article............................................19

    Section 5.12  Reliance on Provisions......................................19

    Section 5.13  Indemnification Insurance...................................19

ARTICLE VI         CAPITAL ACCOUNTS...........................................19

    Section 6.1  Capital Contributions........................................19

    Section 6.2  Liability for Contribution...................................19

    Section 6.3  Capital Accounts.............................................20

    Section 6.4  No Interest on or Return of Capital..........................20

    Section 6.5  Membership Interest..........................................20

    Section 6.6  Allocations of Profits and Losses Generally..................21

    Section 6.7  Allocations Under Regulations................................21

    Section 6.8  Other Allocations............................................21

ARTICLE VII        DISTRIBUTIONS..............................................22

    Section 7.1  Distributions................................................22

    Section 7.2  Limitations on Distributions.................................24

    Section 7.3  Amounts of Tax Paid or Withheld..............................25

    Section 7.4  Distribution in Kind.........................................25

ARTICLE VIII       TRANSFER OF MEMBERSHIP INTERESTS...........................25

    Section 8.1  Restriction on Transfers.....................................25

    Section 8.2  Transfers of Membership Interests to Affiliates..............25

    Section 8.3  Buy-Sell Procedure...........................................25

    Section 8.4  Right of First Refusal.......................................26

    Section 8.5  Rights of Inclusion (Tag Along Rights).......................28

    Section 8.6  Drag-Along Obligation........................................29

    Section 8.7  Redemption of ESNI's Membership Interests....................30

    Section 8.8  Adjustments in Membership Interests..........................31

    Section 8.9  Consent of ESNI Stockholders.................................32

    Section 8.10  Invalid Transfers Void......................................32

    Section 8.11  Change in Ownership.........................................33

    Section 8.12  Effect of Transfer; Exclusions..............................33

ARTICLE IX         DISSOLUTION; TERMINATION; REORGANIZATION...................34

    Section 9.1  Dissolution..................................................34

    Section 9.2  Events of Bankruptcy of Member...............................34

    Section 9.3  Withdrawal of Members........................................35

    Section 9.4  Winding Up...................................................35

    Section 9.5  Liquidation and Distribution of Assets.......................35

    Section 9.6  Reorganization...............................................36

ARTICLE X          ADDITIONAL UNDERTAKINGS....................................36

    Section 10.1  Confidentiality.............................................36

    Section 10.2  Return of Confidential Information..........................37

    Section 10.3  No License..................................................37

    Section 10.4  No Hire.....................................................37

    Section 10.5  Non-Competition.............................................38

    Section 10.6  Business Opportunities......................................38

    Section 10.7  Allocation of Expenses......................................39

ARTICLE XI         BOOKS; REPORTS TO MEMBERS; TAX ELECTIONS...................40

    Section 11.1  Books and Records...........................................40

    Section 11.2  Reporting...................................................41

    Section 11.3  Tax Matters Member..........................................42

    Section 11.4  Tax Audits/Special Assessments..............................43

    Section 11.5  Tax Elections...............................................43

    Section 11.6  Taxes and Charges; Governmental Rules.......................43

ARTICLE XII        MISCELLANEOUS..............................................43

    Section 12.1  Binding Effect..............................................43

    Section 12.2  Entire Agreement............................................43

    Section 12.3  Amendments..................................................43

    Section 12.4  Governing Law; Consent to Jurisdiction......................43

    Section 12.5  Notices to Members..........................................44

    Section 12.6  Bank Accounts...............................................44

    Section 12.7  Headings....................................................44

    Section 12.8  Waivers.....................................................44

    Section 12.9  No Third Party Beneficiaries................................44

    Section 12.10  Interpretation.............................................45

    Section 12.11  Further Assurances.........................................45

    Section 12.12  Arbitration................................................45

    Section 12.13  Illegality and Severability................................45

    Section 12.14  Injunctive Relief..........................................46

    Section 12.15  Authority/No Conflicts.....................................46

    Section 12.16  Publicity..................................................46

    Section 12.17  Expenses...................................................47

    Section 12.18  Counterparts...............................................47

SCHEDULE A              Members; Membership Interests; Agreed Values of Company
                        Assets; Capital Accounts
SCHEDULE B              ESNI Board Members

EXHIBIT A               CRC Contribution Agreement
EXHIBIT B               ESNI Contribution Agreement
EXHIBIT C               Management Services Agreement
EXHIBIT D               Membership Interest Certificate

                              E-SYNC NETWORKS, LLC

                              OPERATING AGREEMENT

      This OPERATING AGREEMENT is made and entered into as of [_______, 2001] (the "Effective Date") by and among E-SYNC NETWORKS, LLC, a Delaware limited liability company (the "Company"), CRC, INC., a New York corporation ("CRC"), and E-SYNC NETWORKS, INC., a Delaware corporation ("ESNI"). Certain other capitalized terms used in this Operating Agreement have the meanings given to them in Section 1.1.

                                   BACKGROUND

      A. CRC is in the technology management services business.

      B. ESNI is a provider of e-business infrastructure products and services.

      C. Prior to the consummation of the transactions contemplated under the ESNI Contribution Agreement, the Company is a wholly-owned subsidiary of CRC.

      D. CRC and ESNI desire that the Company exploit commercially the CRC Contributed Assets, the ESNI Contributed Assets and the synergies between the respective businesses of CRC and ESNI.

      E. This Operating Agreement is being entered into in connection with (i) the ESNI Contribution Agreement, pursuant to which ESNI will contribute the ESNI Contributed Assets to the Company in exchange for 51% of the Membership Interests and (ii) the CRC Contribution Agreement pursuant to which CRC will contribute the CRC Contributed Assets to the Company in exchange for 49% of the Membership Interests.

      F. ESNI has agreed to change its corporate name from "E-Sync Networks, Inc." and to transfer all of its rights, title and interests to the "E-Sync Networks" name to the Company.

                                   ARTICLE I
                               GENERAL PROVISIONS

      Section 1.1 (a) Certain Definitions. As used in this Operating Agreement, the following terms have the respective meanings assigned to them below:

      "Act" means the Delaware Limited Liability Company Act, Title 6, Sections 18-101 et seq., and any successor statute, as the same may be amended from time to time.

      "Additional Agreements" means each of the following agreements of even date herewith and the agreements and documents executed and delivered pursuant thereto:

      (a)   ESNI Contribution Agreement;
      (b)   CRC Contribution Agreement;
      (c)   Management Services Agreement;
      (d)   First Installment Note;

      (e) Extended Installment Note, if applicable (together with the First Installment Note, the "Promissory Notes");
      (f)   Security Agreement;
      (g)   Warrant;
      (h)   Registration Rights Agreement; and
      (i)   the agreements and instruments evidencing the Credit Facility;

Except as may be expressly set forth in this Operating Agreement to the contrary, any breach by a Member's Affiliate of an Additional Agreement or other agreement between the Company and such Affiliate shall be attributed to the applicable Member and shall be construed as a breach by such Member for all purposes hereunder. Without limiting the foregoing, it is expressly acknowledged that a breach by the General Manager of the Management Services Agreement shall constitute a breach by CRC and, subject to Section 12.12 and provided that the General Manager is an Affiliate of CRC, the other Members may enforce any claim they have against the General Manager arising under the Management Services Agreement against CRC.

      "Adjusted Capital Account" means, for any Member, its Capital Account balance maintained and adjusted as required by Treasury Regulations Section 1.704-1(b)(2)(iv).

      "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person; and for purposes of the foregoing, "control" means (i) the ownership of more than 50% of the voting securities or other voting interests of another Person, or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting shares, by contract or otherwise.

      "Agreed Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

            (a) The initial Agreed Value of any asset contributed by a Member to the Company shall be the gross Fair Market Value of such asset;

            (b) The Agreed Values of all Company assets shall be adjusted to equal their respective gross Fair Market Values (taking IRC Section 7701(g) into account) as of the following times: (i) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis capital contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company; (iii) the liquidation of the Company within the meaning of Treasury Regulations
      Section 1.704-1(b)(2)(ii)(g); (iv) the dissolution of the Company in accordance with Article IX; and (v) at such other times as the Tax Matters Member shall reasonably determine necessary or advisable in order to comply with Treasury Regulations Sections 1.704-1(b) and 1.704-2; provided that the adjustments described in clauses (i) and (ii) of this paragraph shall be made only if the Tax Matters Member reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company.

            (c) The Agreed Value of any Company asset distributed to any Member shall be the gross Fair Market Value (taking IRC Section 7701(g) into account) of such asset on the date of distribution; and

            (d) The Agreed Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to IRC Section 732(d), IRC Section 734(b) or IRC Section 743(b), but only to the extent that such adjustments are taken into account in determining capital accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m); provided that Agreed Values shall not be adjusted pursuant to this clause (d) to the extent that an adjustment pursuant to clause (b) of this definition is made in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (d).

The Agreed Values of the Company's assets immediately following the contribution of the ESNI Contributed Assets pursuant to the ESNI Contribution Agreement and the contribution of the CRC Contributed Assets pursuant to the CRC Contribution Agreement are specified on Schedule A to this Operating Agreement. If the Agreed Value of an asset has been determined or adjusted pursuant to this definition of Agreed Value, such Agreed Value shall thereafter be adjusted by the Depreciation with respect to such asset taken into account in computing Profits and Losses.

      "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

      "Capital Account" means, with respect to a Member, such Member's capital account established and maintained in accordance with the provisions of Section 6.3.

      "Capital Contribution" means the amount in cash and the value of property or services contributed or undertaken to be contributed by each Member to the capital of the Company, whenever made. A loan by a Member of the Company shall not be considered a Capital Contribution.

      "Company" means E-Sync Networks, LLC, a Delaware limited liability company.

      "Contract" means any agreement, lease, evidence of indebtedness, mortgage, indenture, security agreement or other contract or commitment, whether written or oral.

      "CRC Contributed Assets" has the same meaning as that used in the CRC Contribution Agreement.

      "CRC Contribution Agreement" means that certain Contribution Agreement dated the date hereof among CRC and the Company in the form of Exhibit A, pursuant to which CRC shall contribute to the Company the CRC Contributed Assets.

      "Credit Facility" means that certain Credit Facility dated [_______, 2001] by and among the Company and [Lenders].

      "Depreciation" means, for any relevant period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other relevant period, except that if the Agreed Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year, Depreciation shall be an amount which bears the same ratio to such beginning Agreed Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year bears to such beginning adjusted tax basis (except as otherwise required under Treasury Regulations Section 1.704-3(d)); provided that if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Agreed Value using any reasonable method selected by the Tax Matters Member.

      "Entity" means any corporation, firm, unincorporated organization, association, partnership, limited liability company, business trust, joint stock company, joint venture or other organization, entity or business.

      "ESNI Contributed Assets" has the same meaning as that used in the ESNI Contribution Agreement.

      "ESNI Contribution Agreement" means that certain Contribution Agreement dated as of August ___, 2001 by and among the Company, ESNI and CRC, attached hereto as Exhibit B, pursuant to which ESNI shall contribute to the Company the ESNI Contributed Assets.

      "Extended Installment Note" has the same meaning as that used in the ESNI Contribution Agreement.

      "Fair Market Value" means, with respect to any asset, as of the date of determination, the cash price at which a willing seller would sell, and a willing buyer would buy, each being apprised of all relevant facts and neither acting under compulsion, such asset in an arms-length negotiated transaction with an unaffiliated third party without time constraints, as conclusively determined by the General Manager in good faith and subject to its duties set forth in Section 5.1, except with respect to matters governed by Section 8.3, which shall be determined in accordance with the provisions set forth therein.

      "First Installment Note" has the same meaning as that used in the ESNI Contribution Agreement.

      "GAAP" means United States generally accepted accounting principles, consistently applied.

      "General Manager" means CRC Management Services, Inc., a New York corporation and an Affiliate of CRC.

      "IRC" means the Internal Revenue Code of 1986, as amended.

      "Management Services Agreement" means that certain Management Services Agreement dated the date hereof between CRC and the Company, in the form of Exhibit C.

      "Material Adverse Effect" shall mean, with respect to any party hereto, any action, event or occurrence which has or could have a material adverse effect on the business, assets, operations, prospects, financial condition or results of operations of such party or its respective subsidiaries taken as a whole.

      "Members" means CRC, ESNI and such other Persons who are admitted to the Company in the future in accordance with the terms of this Operating Agreement and shall have agreed to be bound hereby; and "Member" means any one of the Members.

      "Membership Interest" means, with respect to each Member, the entire ownership interests and rights of such Member (expressed as a percentage) in the Company. The sum of the Membership Interests for all Members shall equal one hundred percent (100%).

      "Operating Agreement" means this Operating Agreement, as it may be amended or restated from time to time.

      "Person" means any natural person or Entity.

      "Profits" and "Losses" mean, for each Fiscal Year, an amount equal to the Company's taxable income or loss for such Fiscal Year, determined in accordance with IRC Section 703(a). For the purpose of this definition, all items of income, gain, loss or deduction required to be stated separately pursuant to IRC
Section 703(a)(1) shall be included in taxable income or loss with the following adjustments:

            (a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

            (b) Any expenditures of the Company described in IRC Section 705(a)(2)(B) or treated as IRC Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss;

            (c) If the Agreed Value of any Company asset is adjusted pursuant to clause (b) or clause (c) of the definition of Agreed Value above, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits or Losses;

            (d) Gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Agreed Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Agreed Value;

            (e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other relevant period;

            (f) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to IRC Section 734(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member's interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

            (g) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 6.8 shall not be taken into account in computing Profits or Losses.

      "Registration Rights Agreement" means that certain Registration Rights Agreement dated the date hereof between CRC and ESNI.

      "Security Act" means the Securities Act of 1933, as amended from time to time, and including the rules and regulations of the Securities and Exchange Commission thereunder.

      "Security Agreement" means that certain Amended and Restated Pledge and Security Agreement dated August ___, 2001 by and between CRC and ESNI.

      "Subsidiary" means any Entity in which a Person beneficially owns or controls 50% or more of the outstanding voting power of such Entity.

      "Tax Rate" means [40%](1).

      "Treasury Regulations" include proposed, temporary and final regulations promulgated under the IRC in effect as of the date of this Operating Agreement and the corresponding sections of any regulations subsequently issued that amend or supersede such regulations.

      "Warrant" means that certain warrant dated the date hereof issued by ESNI to CRC.

      (b) The following terms, when used in this Operating Agreement, shall have the meanings defined for such terms in the Section set forth below:

                  Term                                    Section
                  ----                                    -------

                  "Appraisal Notice"                      8.3(a)
                  "Appraiser"                             8.3(a)
                  "Approved Banker"                       8.7(b)
                  "Approved Sale"                         8.6(a)
                  "Benefactor"                            6.2(a)
                  "CRC"                                   introductory paragraph
                  "Certificate"                           1.2

----------
(1)   Subject to review by tax counsel.

                  "Change in Control"                     8.8(a)
                  "Change in Ownership"                   8.11(a)
                  "Confidential Information"              10.1(a)
                  "Control Entity"                        8.11(a)
                  "Disclosing Party"                      10.1(b)
                  "Distribution Period"                   7.1(c)
                  "Effective Date"                        introductory paragraph
                  "ESNI"                                  introductory paragraph
                  "Exercising Member"                     8.3(a)
                  "Expense Allocation Report"             10.6(e)(i)
                  "First Offer Exercise Period"           8.4(b)
                  "Fiscal Year"                           1.7
                  "Interest Purchase Option"              8.8(a)
                  "Liquidating Trustee"                   9.4(a)
                  "Mandatory Distribution"                7.1(c)
                  "Mandatory Redemption"                  8.7(a)
                  "Mandatory Redemption Date"             8.7(c)
                  "Mandatory Redemption Price"            8.7(a)
                  "Member Notice"                         8.4(b)
                  "Member Option"                         8.4(b)
                  "Notice of Election"                    8.3(b)
                  "Offer Notice"                          8.4(a)
                  "Offered Membership Interest"           8.4(a)
                  "Offering Member"                       8.4(a)
                  "Option Exercise Notice"                8.8(a)
                  "Outstanding Balance"                   8.7(d)
                  "Preferred Distribution"                7.1(b)
                  "Receiving Party"                       10.1(b)
                  "Recipient"                             8.3(a)
                  "Redemption Request"                    8.7(a)
                  "Relevant Event"                        8.8(a)
                  "Remaining Members"                     8.4(a)
                  "Reorganized Company"                   9.6
                  "Rollup"                                9.6
                  "Sale Notice"                           8.3(a)
                  "Section 704(c) Assets"                 6.8(a)
                  "Tag-Along Interests"                   8.5(b)
                  "Tag-Along Notice"                      8.5(b)
                  "Tag-Along Transfer"                    8.5(b)
                  "Tax Distributions"                     7.1(a)
                  "Tax Matters Member"                    11.3(a)
                  "Third Party"                           8.4(a)
                  "Third Party Offer"                     8.5(a)
                  "Unaffiliated Entity"                   8.11(a)
                  "Wholly-Owned Subsidiary Transferee"    8.2

      (c) Unless the context of this Operating Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Operating Agreement; and (iv) the terms "Article", "Section" or "subsection" refer to the specified Article, Section or subsection of this Operating Agreement.

      Section 1.2 The Company; Formation. The Company is a limited liability company governed by the Members and managed by the General Manager. The Company was formed on August 1, 2001 by the execution and filing of a Certificate of Formation (as the same may be amended from time to time, the "Certificate") with the Secretary of State of the State of Delaware. From the date hereof, the Membership Interests of the Members in the Company, and the rights and obligations of the Members with respect thereto and the Company, are subject to all of the provisions of this Operating Agreement and to the provisions of the Act. Where any rights or obligations of a Member are different by reason of any provision of this Operating Agreement than they would be without such provision, this Operating Agreement shall control to the extent permitted by the Act. Promptly following the execution hereof, and from time to time thereafter, the Members shall execute and file or cause to be executed and filed (i) all certificates and statements contemplated by the Act that are approved by the General Manager and are not inconsistent with the provisions of this Operating Agreement and (ii) all other necessary certificates and documents, and shall make all other such filings and recordings, and shall do all other acts as may be reasonably necessary or appropriate from time to time to give effect to this Operating Agreement.

      Section 1.3 Company Name; Place of Business; Registered Office and Agent.

      (a) The Company shall do business under the name "E-SYNC NETWORKS, LLC" or such other name as the General Manager may determine from time to time. ESNI represents and warrants that it has taken all necessary action to change, and has changed, it name from E-Sync Networks, Inc. to a name reasonably satisfactory to all the Members. The name "E-Sync Networks" shall be the exclusive property of the Company, and no Member shall have any right to use, and each Member agrees not to use, such name other than on behalf of the Company, except as may be permitted from time to time by the General Manager. The General Manager shall promptly notify the Members of any change of name of the Company. The General Manager shall from time to time execute and file or cause to be executed and filed all necessary assumed or fictitious business name statements as may be required by law for the operation of the Company in all jurisdictions where the Company does business. Notwithstanding the foregoing, ESNI may continue to use the name "E-Sync Networks" solely to the extent necessary to reference its historical use of such name; provided, however, that in no event shall ESNI continue to use such name for commercial purposes.

      (b) The Company's principal place of business will be at 1290 Avenue of the Americas, 39th floor, New York, New York, 10104, or such location as the General Manager may from time to time designate. The Company may also have offices at such other places within or outside of the State of Delaware as the General Manager may from time to time determine. Prior to conducting business in any jurisdiction other than the State of Delaware, the General Manager shall use reasonable efforts to cause the Company to comply with all requirements necessary to qualify the Company as a foreign limited liability company in such jurisdiction. At the request of the General Manager, each Member shall execute, acknowledge, swear to and deliver all certificates and other instruments conforming with this Operating Agreement that are necessary or appropriate from time to time to qualify, continue or terminate the Company as a foreign limited liability company in each such jurisdiction in which the Company may conduct business from time to time.

      (c) The registered agent for service of process on the Company in the State of Delaware shall be the initial registered agent named in the Certificate and the registered office of the Company required by the Act to be maintained in the State of Delaware shall be the offices of the registered agent. The registered agent and the registered office of the Company may be changed from time to time by action of the General Manager by filing notice of such change with the Secretary of State of the State of Delaware. The General Manager will promptly notify the Members of any such change.

      Section 1.4 Term. The term of the Company shall commence on the date on which the Certificate was filed with the Secretary of State of the State of Delaware and shall continue in perpetuity until dissolved pursuant to the provisions of this Operating Agreement or applicable law.

      Section 1.5 Business of the Company; Powers.

      (a) The purpose of the Company is to exploit commercially the assets to be contributed to it, to engage in any business that is necessary, appropriate or incidental to the foregoing, and to engage in any additional activity for which limited liability companies may be formed under the Act and which is approved in accordance with the provisions of Section 4.1. The Company shall possess and may exercise all the powers and privileges now or hereafter granted by the Act, by any other law or by this Operating Agreement, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, protection, benefit, promotion or attainment of the business, purposes or activities of the Company.

      (b) Subject to the provisions of this Operating Agreement, the Company may, with the approval of the General Manager, enter into and perform any and all Contracts without any further act, vote or approval of the Members, and the General Manager may authorize any Person to enter into and perform any Contract on behalf of the Company.

      Section 1.6 Taxed as Partnership. The Members intend that the Company shall be treated as a partnership solely for federal, state and local tax purposes. Each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

      Section 1.7 Fiscal Year. The "Fiscal Year" of the Company shall be the period commencing on January 1 in any year and ending on December 31 in such year, except that the first Fiscal Year of the Company shall commence on the date of formation of the Company and end on the first December 31 to occur following such formation.

      Section 1.8 Membership Interests Certificated; Nature of Members' Interests. The Membership Interests of the Members in the Company shall be certificated. The form of the Membership Interest certificates is attached hereto as Exhibit D. The interests of the Members in the Company will be personal property for all purposes. All property owned by the Company, whether real or personal, tangible or intangible, will be owned by the Company as an entity, and no Member, individually, will have any ownership of such property.

      Section 1.9 Business Transactions of Members with the Company. Subject to
Section 4.1(c), a Member may lend money to, borrow money from, act as a surety, guarantor or endorser for, guarantee or assume one or more obligations of, provide collateral for, and transact any and all other business with the Company and, subject to other applicable law, has the same rights and obligations with respect to any such matter as a Person who is not a Member.

      Section 1.10 Capacity of the Members. No Member shall have any authority to act for, or to assume any obligation or responsibility on behalf of, any other Member or the Company, except as expressly provided in this Operating Agreement or as authorized by the General Manager.

                                   ARTICLE II
                                    MEMBERS

      Section 2.1 Members as of Effective Date. As of the Effective Date of this Operating Agreement, the Members are set forth on Schedule A and each such Member shall have the Membership Interests set forth opposite its name on Schedule A.

      Section 2.2 Admission of New Members. From and after the Effective Date, a Person acquiring an interest in the Company is admitted as a Member upon the satisfaction of all requirements set forth in this Operating Agreement.

      Section 2.3 Manner of Acting. Except as otherwise required by the Act or this Operating Agreement, including, without limitation, Sections 3.2 and 4.1, whenever any Company action is to be taken by vote of the Members of the Company, it shall be authorized upon receiving the affirmative unanimous vote of all Members entitled to vote. Each Member of the Company shall be entitled to a percentage of the total votes equal to that Member's then current Membership Interest.

      Section 2.4 Meetings of the Members.

      (a) Timing; Notice. Meetings of the Members, for any purpose or purposes, unless otherwise prescribed by statute, may be called by any Member by giving written notice thereof to each Member of record entitled to vote at the meeting (with a copy to counsel of such Member) at least ten (10) but not more than sixty (60) Business Days prior to the day named for the meeting. Each notice of meeting shall specify the place, day and hour of the meeting; provided, however, that in no event shall any meeting of the Members be held on a Friday or any religious holiday. If no place is designated, the place of meeting shall be the principal office of the Company. The business to be transacted at, and the purpose of, a meeting need not be specified in the notice of the meeting. Notice shall be given in accordance with Section 12.5. Any required notice of a meeting to any Member may be waived by such Member in writing at any time, whether before or after the holding of such meeting. Attendance by a Member at a meeting shall constitute a waiver of any required notice of such meeting by such Member, except when such Member attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not properly called or convened.

      (b) Quorum. A meeting of Members of the Company duly called shall not be organized for the transaction of business unless a quorum is present. The presence of each Member of record, represented in person or by proxy, shall constitute a quorum at any meeting of Members; provided that if notice of a meeting is provided to the Members, and such notice describes the business to be considered, the actions to be taken and the matters to be voted on at the meeting in reasonable detail, and insufficient Members attend the meeting to constitute a quorum, the meeting may be adjourned by those Members attending such meeting for a period not to exceed twenty (20) days. Such meeting may be reconvened by providing notice of the reconvened meeting to the Members no less than ten (10) days prior to the date of the meeting specifying that the business to be considered, the actions to be taken and the matters to be voted upon are those set forth in the notice of the original adjourned meeting. If, at the reconvened meeting, a quorum of Members is not present, a majority of the Members present and voting will constitute a quorum for purposes of the reconvened meeting; provided that such Members may only consider the business, take the actions or vote upon the matters set forth in the notice of the original meeting. At an adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during the meeting of Members whose absence would cause less than a quorum.

            Notwithstanding the foregoing or any other provision in this Operating Agreement, no Member shall have any power or authority to do or perform any act with respect to any of the matters set forth in Section 4.1 unless such matter has been approved in accordance with the provisions of
Section 4.1.

      (c) Attendance by Telephone, Etc. Members may, unless prohibited by applicable law, rule or regulation, participate in a meeting of the Members by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting, except where a Member participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not properly called or convened.

      (d) Action by Written Consent. Unless prohibited by applicable law, rules and regulations, any action required or permitted to be taken at a meeting of the Members may be taken without a meeting if a written consent setting forth the action so taken is signed by the number of Members that would be necessary to authorize the action at a meeting of the Members duly called and held, and is filed with the minutes of the Company; provided that prior to any such written consent becoming effective, such written consent has been provided to all Members entitled to vote, and the Members shall have five (5) days to review such consent prior to such written consent becoming effective (unless otherwise agreed to by all Members). Any consent shall have the same force and effect as a vote of the Members at a meeting duly called and held at which a quorum was present. Prompt notice of the taking of Company action without a meeting by less than unanimous written consent shall be given to those Members who have not consented in writing.

      Section 2.5 Record Date. For the purpose of determining Members entitled to notice of, or to vote at, any meeting of Members or any adjournment of the meeting, or Members entitled to receive payment of any distribution, or to make a determination of Members for any other purpose, the date on which notice of the meeting is sent or the date on which the resolution declaring the distribution or relating to such other purpose is adopted, as the case may be, shall be the record date for such determination. Only Members of record on the date fixed shall be so entitled, notwithstanding any permitted transfer of a Member's Membership Interest after any record date fixed as provided in this Section. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section 2.5, the determination shall apply to any adjournment of the meeting.

      Section 2.6 Relationship of the Members.

      (a) The relationship of the Members shall be limited solely to the purpose and scope of the Company as expressed in this Operating Agreement and the Additional Agreements. This Operating Agreement shall not constitute the appointment of any party to this Operating Agreement as the legal representative or agent of any other party to this Operating Agreement. No party to this Operating Agreement, by reason of such status, shall have any right or authority to assume, create or incur any liability or any obligation of any kind, express or implied, against or in the name of or on behalf of any other party to this Operating Agreement. Except as may be specifically provided in this Operating Agreement or any Additional Agreement, neither the Company nor any party to this Operating Agreement shall assume or be responsible for any liability or obligation of any nature of, or any liability or obligation that arises from any act or omission to act of, any other party to this Operating Agreement however or whenever arising.

      (b) Subject to Section 10.6, nothing contained in this Operating Agreement (other than references to the binding nature of the Additional Agreements) shall be deemed to restrict or limit in any way the carrying on, directly or indirectly, of separate businesses or activities by any Member or its Affiliates, now or in the future, independently or with others, even if such businesses or activities are competitive with the Company (it being understood that the Additional Agreements may so restrict or limit such businesses or activities), and neither the Company nor the other Members shall, by virtue of this Operating Agreement, have any interest or rights in or to such other businesses or activities or any income, profits, liabilities or obligations with respect thereto or derived therefrom. Subject to Section 10.6, no Member or any of its Affiliates or any of their respective officers, directors, employees or former employees shall have any obligation, or be liable, to the Company or any other Member pursuant to this Operating Agreement, any Additional Agreement or otherwise (i) for, or arising out of, the conduct described in this Section 2.6(b), (ii) solely by reason of such conduct, for breach of any fiduciary or similar duty to the Company or any Member or (iii) for exercising or failing to exercise its rights as a Member; except in each case for a breach of Sections 5.1, 10.1 or any other express provisions of this Operating Agreement or any Additional Agreement.

                                  ARTICLE III
                           MANAGEMENT OF THE COMPANY

      Section 3.1 Power and Authority of Members. Except for situations in which the approval of the Members is expressly required by this Operating Agreement or by non-waivable provisions of the Act, the Members shall govern the Company only through the General Manager, to whom all discretion to manage the Company is delegated, and the Members, in their capacity as such, shall have no authority or right to act on behalf of or bind the Company in connection with any matter. No Member shall take any action in the name of or on behalf of the Company, including, without limitation, assuming any obligation or responsibility on behalf of the Company, unless such action, and the taking thereof by such Member, shall have been expressly authorized by the General Manager or shall be expressly and specifically authorized by this Operating Agreement or by non-waivable provisions of the Act.

      Section 3.2 Power and Authority of the General Manager.

      (a) Scope of Power. The business and affairs of the Company shall be managed by or under the direction of the General Manager, except as may otherwise be provided in this Operating Agreement or by non-waivable provisions of the Act. The General Manager shall have the power on behalf and in the name of the Company to carry out any and all objects and purposes of the Company contemplated by this Operating Agreement and to perform all acts which it may deem necessary, advisable or appropriate in connection therewith. The Members agree that all determinations, decisions and actions made or taken by the General Manager (or its designee(s)) shall be conclusive and absolutely binding upon the Company, the Members (but only in their capacity as such) and their respective successors, assigns and personal representatives.

      (b) Authority. Except as otherwise expressly provided herein or as otherwise determined by the General Manager:

            (i) no Member other than the General Manager shall take part in the day-to-day management or the operations or control of the business and affairs of the Company; and

            (ii) no Member or Person other than the General Manager shall be an agent of the Company or have any right, power or authority to transact any business in the name of the Company or to act for or on behalf of or to bind the Company.

      (c) Consultation With Members. The General Manager shall make a reasonable and good faith effort to initiate discussion with, and obtain consultation from, each of the Members regarding any matter which could have a Material Adverse Effect or which could otherwise materially modify the operations of the Company from its normal and ordinary course of business. Such discussion and consultation shall not, in any way, restrict the ability of the General Manager to perform the duties of General Manager within the scope of the General Manager's power and authority delineated under this Article III. The General Manager shall act in a commercially reasonable manner in exercising its powers, taking actions in the Company's behalf and performing its activities and responsibilities pursuant to this Operating Agreement and the Management Services Agreement.

      (d) Delegation of Authority. In carrying out this Section 3.2, the General Manager shall have the power and authority to delegate authority to qualified Persons. Any such delegation may be rescinded at any time by the General Manager.

      (e) Management Services Agreement. The General Manager is to be compensated for its management of the Company in accordance with the terms of the Management Services Agreement.

                                   ARTICLE IV
                          APPROVAL OF CERTAIN MATTERS

      Section 4.1 Approval of Certain Matters. Notwithstanding any provision of this Operating Agreement or the Act to the contrary, and to the extent not agreed and set forth in an Additional Agreement, where the General Manager or a Member proposes for the Company to undertake any of the following matters, the General Manager shall have no power or authority to do or perform any act with respect to any of the following matters without first obtaining the unanimous approval of all the Members at a meeting or by written consent given in accordance with the provisions of this Operating Agreement. The relevant matters are as follows:

      (a) Bankruptcy. The voluntary dissolution or liquidation of the Company, the making by the Company of a voluntary assignment for the benefit of creditors, the filing of a petition in bankruptcy by the Company, the Company petitioning or applying to any tribunal for any receiver or trustee, the Company commencing any proceeding relating to itself under any bankruptcy, reorganization, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, the Company indicating its consent to, approval of or acquiescence in any such proceeding and failing to use its best efforts to have discharged the appointment of any receiver of or trustee for the Company or any substantial part of their respective properties.

      (b) Preservation of Existence. Any action contrary to the preservation and maintenance of the Company's existence, rights, franchises and privileges as a limited liability company under the laws of the State of Delaware.

      (c) Dealings with Affiliates. Except pursuant to this Operating Agreement or any Additional Agreement, the Company's entrance into, amendment of, waiver of rights under, termination of, or permitting or causing the termination of, any material business transaction, including, without limitation, any loans or extensions of credit or royalty agreements, with any Member or any Affiliate of any Member, except in the ordinary course of business and on terms not less favorable to the Company than it would reasonably expect to obtain in a similar business transaction between unrelated parties. The foregoing shall not be deemed to limit in any manner the right of any Member or any of its Affiliates from performing or exercising its rights under this Operating Agreement or any Additional Agreement; it being understood, however, that the termination of the General Manager under circumstances that would entitle the General Manager to receive a termination fee pursuant to the Management Services Agreement shall require the unanimous approval of all Members.

      (d) Issuance of Membership Interests. The authorization or issuance of any Membership Interests in, or the admission of any Members to, the Company (other than with respect to CRC, ESNI, or their respective permitted transferees in accordance with Section 8.2).

      (e) Repurchase of Membership Interests. The redemption or repurchase by the Company of any Membership Interests in the Company, other than pursuant to the provisions of this Operating Agreement.

      (f) Modification of Operating Agreement. Any amendment, modification or waiver of any provision (other than ministerial, non-substantive amendments, modifications or waivers) of this Operating Agreement or any Additional Agreement or other agreement between the Company and any Member or its Affiliates.

      (g) Additional Capital Contributions. Any capital contributions to the Company by any Member other than such Member's initial capital contribution, whether required or permitted.

      (h) Removal of Liquidating Trustee. The removal of the Liquidating Trustee as described in Section 9.4.

      (i) Appointment of New General Manager. The appointment of a new General Manager that is not an Affiliate of CRC.

      Section 4.2 Procedure in Event of Deadlock. In the event of deadlock of the Members in connection with the matters set forth in Section 4.1 above, or any other matters under this Operating Agreement, an Additional Agreement or an applicable provision of the Act requiring the unanimous approval of the Members, the Members shall promptly meet and negotiate in good faith to determine a mutually acceptable resolution, as evidenced by a unanimous vote of the Members approving any such resolution. Each Member shall be represented in such negotiations by one or more senior executive officers with authority to bind such Member, subject only to the approval of such Member's Board of Directors, General Manager or similar governing body. In the event that no resolution is agreed within thirty (30) days of the occurrence of the deadlock,

      (a) the disagreement shall first be submitted for mediation to a Person mutually agreeable to all the Members, the expenses for such mediation, excluding legal expenses which are to be borne by the Member incurring such expenses, to be borne equally by the Members; and

      (b) if the disagreement is not settled by mediation, it shall be submitted in New York, New York to arbitration pursuant to Section 12.12 hereunder.

      Without in any way limiting the foregoing, the procedures set forth in this Section 4.2 as to meditation and arbitration would be followed in the event that a Member other than CRC wishes the Company to terminate the Management Services Agreement, or seek legal recourse against CRC under the CRC Contribution Agreement or this Operating Agreement, and any other Member or Members do not consent to such action (i.e., the matter would go to mediation and arbitration as aforesaid, and if the Member initiating the complaint won, the Member would then be authorized to act on behalf of the Company in implementing such termination and/or claim).

                                   ARTICLE V
                        EXCULPATION AND INDEMNIFICATION

      Section 5.1 Duties of the General Manager. The duties of the General Manager shall be as set forth in the Management Services Agreement which is attached hereto as Exhibit C. The General Manager shall owe such duty of loyalty and due care to the Company as is required of a director of a Delaware corporation under applicable Delaware law, shall discharge its duties in good faith with the care an ordinary prudent person in like position would exercise under similar circumstances and in a manner it reasonably believes to be in the best interests of the Company, and shall enjoy each and every protection afforded to the directors of a Delaware corporation under applicable Delaware law, including, without limitation, those afforded by the business judgment rule and the presumptions afforded thereby and the limitation on personal liability to the maximum extent permitted by Section 102 of the Delaware General Corporation Law as if the provisions thereof were set forth in this Operating Agreement (and for all such purposes, the General Manager shall be treated as not "interested" for Delaware corporation law purposes).

      Section 5.2 Exculpation. The Members and General Manager of the Company shall not be liable to the Company or to any Member for any losses, claims, damages or liabilities arising from, related to, or in connection with, this Operating Agreement or the business or affairs of the Company, except for any losses, claims, damages or liabilities as are determined by final judgment of a court of competent jurisdiction to have resulted from such Members' or General Manager's gross negligence, reckless conduct, intentional misconduct, knowing violation of law, or breach of the provisions of Section 5.1. The provisions of this Operating Agreement, to the extent that they restrict the duties and liabilities of any Member or the General Manager otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of the Members or General Manager.

      Section 5.3 Reliance on Reports and Information by Members or General Manager. A Member or the General Manager of the Company shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by a Member, the General Manager, or officers, employees or committees of the Company, or by any other Person, as to matters the Member or the General Manager reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

      Section 5.4 Indemnification by the Company.

      (a) The Company shall indemnify an indemnified representative (defined herein) against any liability (defined herein) incurred in connection with any proceeding (defined herein) in which the indemnified representative may be involved as a party or otherwise, as and when incurred, by reason of the fact that such Person is or was serving in an indemnified capacity (as defined herein), including, without limitation, liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to liability, except:

            (i) where such indemnification is expressly prohibited by applicable law;

            (ii) where the conduct of the indemnified representative has been finally determined:

                  (A) to constitute gross negligence, reckless conduct,
            intentional misconduct or a knowing violation of law, sufficient in the circumstances to bar indemnification against liabilities arising from the conduct;

                  (B) to constitute a breach of Section 5.1; or

                  (C) to be based upon or attributable to the receipt by the indemnified representative from the Company of a personal benefit to which the indemnified representative is not legally entitled; or

            (iii) to the extent such indemnification has been finally determined in a final adjudication to be otherwise unlawful; or

            (iv) where such indemnification relates to any proceeding solely between or among the Members and solely in their capacity as Members.

      (b) If an indemnified representative is entitled to indemnification in respect of a portion, but not all, of any liabilities to which such Person may be subject, the Company shall indemnify such indemnified representative to the maximum extent for such portion of the liabilities.

      (c) The termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the indemnified representative is not entitled to indemnification.

      (d) Definitions. For purposes of this Article V:

            (i) "indemnified capacity" means any and all past, present and future service by an indemnified representative in one or more capacities as a Member, General Manager, officer or authorized agent of the Company;

            (ii) "indemnified representative" means any and all Members, the General Manager, all employees, agents, representatives and authorized agents of the Company, all employees, agents, representatives and authorized agents of the General Manager and any other Person designated as an indemnified representative by the mutual consent of CRC and ESNI, given in accordance with the provisions of this Operating Agreement;

            (iii) "liability" means any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or cost or expense of any nature (including, without limitation, attorneys' fees and disbursements); and

            (iv) "proceeding" means any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the Company, a class of its Members or security holders or otherwise.

      Section 5.5 Proceedings Initiated by Indemnified Representatives. Notwithstanding any other provision of this Article V, the Company shall not indemnify under this Article V an indemnified representative for any liability incurred in a proceeding initiated (which shall not be deemed to include counterclaims or affirmative defenses) or participated in as an intervenor or amicus curiae by the Person seeking indemnification unless such initiation of or participation in the proceeding is authorized, either before or after its commencement, by the consent of the General Manager. This Section does not apply to reimbursement of expenses incurred in successfully prosecuting or defending the rights of an indemnified representative granted by or pursuant to this
Article V.

      Section 5.6 Advancing Expenses. The Company shall pay the expenses (including attorneys' fees and disbursements) incurred in good faith by an indemnified representative in advance of the final disposition of a proceeding described in Section 5.4 or the initiation of or participation in which is authorized pursuant to Section 5.5 upon receipt of an undertaking by or on behalf of the indemnified representative to repay the amount if it is ultimately determined that such Person is not entitled to be indemnified by the Company pursuant to this Article V. The financial ability of an indemnified representative to repay an advance shall not be a prerequisite to the making of such advance.

      Section 5.7 Payment of Indemnification. An indemnified representative shall be entitled to payment with respect to indemnification within twenty (20) days after a written request for such payment has been delivered to the General Manager.

      Section 5.8 Contribution. If the indemnification provided for in this
Article V or otherwise is unavailable for any reason in respect of any liability or portion thereof, the Company shall contribute to the liabilities to which the indemnified representative may be subject in such proportion as is appropriate to reflect the intent of this Article V.

      Section 5.9 Mandatory Indemnification of Members and General Manager. To the extent that an indemnified representative of the Company has been successful on the merits or otherwise in defense of any proceeding or in defense of any claim, issue or matter therein, such Person shall be indemnified against expenses (including attorneys' fees and disbursements) actually and reasonably incurred by such Person in connection therewith. This Section 5.9 shall not be interpreted in any way that limits the applicability or scope of Section 5.6.

      Section 5.10 Contract Rights; Amendment or Repeal. All rights under this
Article V shall be deemed a contract between the Company and the indemnified representative pursuant to which the Company and each indemnified representative intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not affect any rights or obligations then existing.

      Section 5.11 Scope of Article. The rights granted by this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification, contribution or advancement of expenses may be entitled under any statute, agreement or vote of disinterested Members, both as to action in an indemnified capacity and as to action in any other capacity. The indemnification, contribution and advancement of expenses provided by or granted pursuant to this Article V shall continue as to a Person who has ceased to be an indemnified representative in respect of matters arising prior to such time, and shall inure to the benefit of the heirs, executors, administrators, personal representatives, successors and permitted assigns of such a Person.

      Section 5.12 Reliance on Provisions. Each Person who shall act as an indemnified representative of the Company shall be deemed to be doing so in reliance upon the rights of indemnification, contribution and advancement of expenses provided by this Article V.

      Section 5.13 Indemnification Insurance. To the extent available on commercially reasonable terms, the Company shall obtain indemnification insurance of a character and nature that provides coverage reasonably satisfactory to CRC. Additionally, upon request of ESNI, the Company shall obtain supplemental insurance of a character and nature that provides coverage reasonably satisfactory to ESNI. All expenses incurred by the Company upon fulfilling ESNI's request shall be borne by ESNI and shall be paid by ESNI within ten (10) days of receiving an invoice thereof.

                                   ARTICLE VI
                                CAPITAL ACCOUNTS

      Section 6.1 Capital Contributions.

      (a) The CRC Contributed Assets are deemed to be the initial Capital Contribution of CRC and the ESNI Contributed Assets is deemed to be the initial Capital Contribution of ESNI.

      (b) The Capital Contributions shall be deemed made upon the consummation of the transactions contemplated by the ESNI Contribution Agreement and the CRC Contribution Agreement.

      (c) No Member shall be obligated or permitted to make any additional capital contributions to the Company, except as may be approved in accordance with the provisions of Section 4.1.

      Section 6.2 Liability for Contribution.

      (a) A Member of the Company is obligated to the Company to perform any promise to contribute cash or property or to perform services made by, on behalf of, or for the benefit of such Member, even if the Member (or the Person promising on behalf of or for the benefit of the Member (a "Benefactor")) is unable to perform because of death, disability or any other reason.

If a Member or a Benefactor does not make the required contribution of property or services, the Member is obligated at the option of the Company to contribute cash equal to that portion of the Agreed Value (as stated in the records of the Company) of the contribution that has not been made. The foregoing option shall be in addition to, and not in lieu of, any other rights, including the right to specific performance, that the Company may have against such Member or Benefactor under applicable law.

      (b) The obligation of a Member or a Benefactor to make a contribution or return money or other property paid or distributed in violation of the Act may be compromised only by consent of all the Members or Benefactors. Notwithstanding the compromise, a creditor of the Company who extends credit, after entering into this Operating Agreement or an amendment hereof which, in either case, reflects the obligation, and before the amendment hereof to reflect the compromise, may enforce the original obligation to the extent that, in extending credit, the creditor reasonably relied on the obligation of a Member or a Benefactor to make a contribution or return. A conditional obligation of a Member or a Benefactor to make a contribution or return money or other property to the Company may not be enforced unless the conditions of the obligation have been satisfied or waived as to or by such Member or Benefactor. Conditional obligations include contributions payable upon a discretionary call of the Company prior to the time the call occurs.

      (c) Nothing in this Section 6.2 is meant to imply that a Member or Benefactor is required to make, or to require a Member or Benefactor to make, any contribution of cash, property or services to the Company unless and until such time as said Member or Benefactor specifically agrees in writing to do the same.

      Section 6.3 Capital Accounts. A separate Capital Account will be maintained for each Member. Notwithstanding any other provision hereof, the Company shall determine and adjust the Capital Accounts in accordance with the rules of Treasury Regulations Section 1.704-1(b)(2)(iv). Upon the consummation of the transactions contemplated by the Additional Agreements, the initial Capital Accounts of the Members shall be as set forth on Schedule A. Except as otherwise required in the Act, no Member shall have any liability to restore all or any portion of a deficit balance in the Member's Capital Account.

      Section 6.4 No Interest on or Return of Capital. No Member shall be entitled to interest on any Capital Contribution or Capital Account. No Member shall have the right to demand or receive the return of all or any part of any Capital Contribution or Capital Account except as may be expressly provided herein, and no Member shall be personally liable for the return of the Capital Contributions of any other Member.

      Section 6.5 Membership Interest. The Membership Interests of the Members are as set forth on Schedule A. Membership Interests will be varied only as specifically agreed by the parties pursuant to this Operating Agreement and will not be affected by allocations of Profits and Losses or other changes in Members' Capital Accounts. The Membership Interests shall be updated by the General Manager to reflect any adjustment of Membership Interests, set forth on a revised Schedule A and filed with the records of the Company.

      Section 6.6 Allocations of Profits and Losses Generally. After the allocations in Section 6.7, at the end of each Fiscal Year (or shorter period if necessary or longer period if agreed by all of the Members), Profits and Losses shall be allocated to the Members in proportion to their respective Membership Interests.

      Section 6.7 Allocations Under Regulations.

      (a) Company Nonrecourse Deductions. Loss attributable (under Treasury Regulations Section 1.704-2(c)) to "partnership nonrecourse liabilities" (within the meaning of Treasury Regulations Section 1.704-2(b)(1)) shall be allocated among the Members in the same proportion as their respective Membership Interests.

      (b) Member Nonrecourse Deductions. Loss attributable (under Treasury Regulations Section 1.704-2(i)(2)) to "partner nonrecourse debt" (within the meaning of Treasury Regulations Section 1.704-2(b)(4)) shall be allocated, in accordance with Treasury Regulations Section 1.704-2(i)(1), to the Member who bears the economic risk of loss with respect to the debt to which the Loss is attributable.

      (c) Minimum Gain Chargeback. Each Member will be allocated Profits at such times and in such amounts as necessary to satisfy the minimum gain chargeback requirements of Treasury Regulations Sections 1.704-2(f) and 1.704-2(i)(4).

      (d) Qualified Income Offset. Losses and items of income and gain shall be specially allocated when and to the extent required to satisfy the "qualified income offset" requirement within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(d).

      Section 6.8 Other Allocations.

      (a) Allocations when Agreed Value Differs from Tax Basis. When the Agreed Value of a Company asset is different from its adjusted tax basis for income tax purposes, then, solely for federal, state and local income tax purposes and not for purposes of computing Capital Accounts, income, gain, loss, deduction and credit with respect to such assets ("Section 704(c) Assets") shall be allocated among the Members to take this difference into account in accordance with the principles of IRC Section 704(c), as set forth herein and in the Treasury Regulations thereunder and under IRC Section 704(b). The calculation and allocations eliminating the differences between Agreed Value and adjusted tax basis of the Section 704(c) Assets shall be made on an asset-by-asset basis using remedial allocations under Treasury Regulations Section 1.704-3(d).

      (b) Change in Member's Interest.

            (i) If during any Fiscal Year of the Company there is a change in any Member's Membership Interest, then for purposes of complying with IRC
      Section 706(d), the determination of Company items allocable to any period shall be made by using the closing of the books method.

            (ii) The Members agree to be bound by the provisions of this Section 6.8(b) in reporting their shares of Company income, gain, loss, and deduction for tax purposes.

                                  ARTICLE VII
                                 DISTRIBUTIONS

      Section 7.1 Distributions.

      (a) Tax Distributions. The Company shall distribute to the Members in accordance with the Members' Membership Interests as promptly as practicable (and in any event within forty-five (45) days) after the end of each fiscal quarter an amount equal to the product of the Tax Rate and the amount of Profits for such fiscal quarter ("Tax Distributions").

      (b) Preferred Distributions. Subject to the provisions of the Act, on January 1, 2006, the Company shall make a distribution to CRC in the aggregate amount of $640,000 (the "Preferred Distribution"). To the extent the Company is not able to make such distribution pursuant to the Act, the Company shall make such distribution as soon as permissible under the Act.

      (c) Mandatory Distributions.

            (i) From and after the second anniversary of the date hereof, as soon as practicable following the end of each annual calendar period (a "Distribution Period") (excluding December 31, 2003), the Managing Member shall calculate the amount of Distributable Funds, if any, for such period. The amount of Distributable Funds, if any, for such period shall be distributed to the Members (a "Mandatory Distribution") within 20 days following the completion of the Company's annual audit and at such other times as determined by the Managing Member in accordance with the percentages of the Member's respective Percentage Interests, less, with respect to each Member, each such Member's distributed or to be distributed Tax Distributions for such period, if any.

            As used herein, "Distributable Funds" with respect to any Distribution Period shall mean an amount equal to twenty-five percent (25%) of the Cash Flow of the Company for such period, as reduced by commercially reasonable amounts for anticipated future: (i) working capital needs, (ii) development fees and other expenses (including "hard" and "soft" costs), (iii) capital expenditures, (iv) operating expenses and (v) other purposes (to the extent not included in calculating "Cash Flow" pursuant to the definition thereof herein contained) reserved during such period and as increased by amounts released from Company reserves (other than for payment of costs or other obligations) during the relevant Distribution Period, in each case consistent with the Company's past accounting practice, as shall be determined from time to time by the Managing Member.

            As used herein "Cash Flow" shall mean, for any Distribution Period, gross cash receipts of the Company (excluding receipts from loans or Member contributions) less (i) all costs and expenses incurred by the Company in the course of carrying on the business of the Company which required a cash expenditure during the relevant Distribution Period (including, without limitation, license fees, insurance premiums, utility charges, advertising and marketing expenses, salaries, wages and fringe benefits, property taxes and assessments, technology development and leasing fees and other amounts and accounting, legal and other administrative costs and costs incurred by the Company), (ii) all payments of principal of, interest on and any other amounts due with respect to or required to be paid or reserved by the terms of any debt, leases or other commitments or obligations of the Company during such period, (iii) any sum expended by the Company for capital expenditures during such period, (iv) any expenses of the Company prepaid during such period, (v) all Tax Distributions made or to be made with respect to such period and (vi) any sums expended by the Company during such period which are otherwise capitalized.

            (ii) The provisions of Section 7.1(c)(i) notwithstanding, the Company shall not make any Mandatory Distributions unless all of the following conditions are satisfied at the time of such distribution:

                  1. Payment of the Mandatory Distribution will not breach any covenant under any debt or financing agreement of the Company; provided, however, that if such covenant restricts such payment only absent a creditor's consent, the Company shall use reasonable efforts (without incurring any costs, expenses or fees) to obtain such consent.

                  2. If the Company were to borrow the amount of the Mandatory
            Distribution, such borrowing, alone or together with the Company's other borrowings, would not result in a breach of any covenant under any debt or financing agreement of the Company.

                  3. The Company's revenues recognized during the relevant
            Distribution Period (excluding revenues from the sale or resale of packaged software of hardware products) shall equal or exceed $30 million.

                  4. The Company's pre-tax income during the relevant
            Distribution Period shall equal or exceed 7.5% of the Company's recognized revenues during such period.

                  5. The Company's recognized revenues during the relevant
            Distribution Period equal or exceed 120% of the Company's recognized revenues during the calendar year immediately prior to the relevant Distribution Period.

                  6. The payment of the Mandatory Distribution will not increase the Company's D/E Ratio above 2:1. "DE Ratio" means, with respect to the Company, the ratio of (i) all debt and other liabilities of the Company reflected on the face of the Company's balance sheet as of the end of the relevant Distribution Period, other than accounts payable to (ii) the total Members' equity in the Company reflected on the face of such balance sheet, less the value of the intangible assets reflected on the face of such balance sheet.

                  7. The Company's retained earnings as reflected on the face of the Company's balance sheet as of the end of the relevant Distribution Period equals or exceeds the Company's tangible net worth on the Closing Date, and the payment of the Mandatory Distribution will not reduce such retained earnings below such tangible net worth.

                  8. With respect to any Mandatory Distribution to be made after
            December 31, 2005, the Preferred Distribution shall have been fully paid to CRC.

      (d) Additional Distributions. The Company may distribute Profits of the Company to the Members in accordance with the Members' Membership Interests, at such times and in such amounts as approved by the Members and the General Manager in accordance with the provisions of Section 4.1.

      (e) Minimum Annual Distributions. Subject to the other provisions of this Operating Agreement and the Act, the aggregate amount of distributions distributed by the Company to each Member in any fiscal year pursuant to this
Section 7.1 shall equal at least $65,000.

      (f) Payment of ESNI Distributions. Notwithstanding paragraphs (a), (c),
(d) and (e) above, all distributions to ESNI shall be made pursuant to, and in accordance with, the following:

            (i) In the event that ESNI has been finally adjudged to be required to indemnify CRC pursuant to, and in accordance with, Article VIII of the ESNI Contribution Agreement, all distributions otherwise payable to ESNI hereunder shall be withheld and paid directly to CRC to the extent necessary to discharge fully and completely ESNI's indemnity obligations to CRC thereunder.

            (ii) Sixty percent (60%) of all distributions otherwise payable to ESNI hereunder (after giving effect to clause (i) above) shall be withheld and paid directly to CRC to the extent necessary to repay ESNI's outstanding obligations to CRC under the Promissory Notes.

            (iii) Any distributions otherwise payable to ESNI hereunder (after giving effect to clauses (i) and (ii) above) shall be paid directly to ESNI.

      In the event that any distribution otherwise payable to ESNI is paid to CRC pursuant to clauses (i) or (ii) above, the Company shall provide written notice to ESNI, setting forth (A) the full amount of such distribution to ESNI without giving effect to any amount withheld and paid to CRC pursuant to this
Section 7.1(f) and (B) the amount of such distribution delivered to CRC. Notwithstanding such payment to CRC pursuant to this Section 7.1(f), the full amount of any such distribution shall be deemed to be a distribution to ESNI for all other purposes under this Operating Agreement.

      Section 7.2 Limitations on Distributions.

      (a) The Company shall not make a distribution to a Member to the extent that at the time of the distribution, after giving effect to the distribution, all liabilities of the Company, other than liabilities to Members on account of their interests in the Company and liabilities for which the recourse of creditors is limited to specified property of the Company, exceed the Fair Market Value of the assets of the Company, except that the Fair Market Value of property that is subject to a liability for which the recourse of creditors is limited shall be included in the assets of the Company only to the extent that the Fair Market Value of that property exceeds that liability.

      (b) A Member who receives a distribution in violation of subsection (a), and who knew at the time of the distribution that the distribution violated subsection (a), shall be liable to the Company for the amount of the distribution. A Member who receives a distribution in violation of subsection
(a) and who did not know at the time of the distribution that the distribution violated subsection (a) shall not be liable for the amount of the distribution. Subject to subsection (c), this subsection shall not affect any obligation or liability of a Member under other applicable law for the amount of a distribution.

      (c) A Member who receives a distribution from the Company shall have no liability under this Section, the Act or other applicable law for the amount of the distribution after the expiration of three (3) years from the date of the distribution unless an action to recover the distribution from such Member is commenced prior to the expiration of the said three (3)-year period and an adjudication of liability against such Member is made in the action.

      Section 7.3 Amounts of Tax Paid or Withheld. All amounts paid or withheld pursuant to the IRC or any provision of any state or local tax law with respect to any Member shall be treated as amounts distributed to the Member pursuant to this Article VII for all purposes under this Operating Agreement.

      Section 7.4 Distribution in Kind. The Company shall not distribute any assets in kind.

                                  ARTICLE VIII
                        TRANSFER OF MEMBERSHIP INTERESTS

      Section 8.1 Restriction on Transfers. Except as contemplated under the Security Agreement, no Member shall have the right, directly or indirectly, to sell, assign, transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, or in any way encumber, voluntarily, involuntarily or by operation of law (any such transaction being referred to as a "transfer" under this Article
VIII), any of the Membership Interest (including, without limitation, any of the economic interest associated therewith) in the Company held by such Member, except (a) in accordance with the provisions of this Article VIII and (b) upon the written consent of the other Members, which consent may be determined in their sole discretion.

      Section 8.2 Transfers of Membership Interests to Affiliates. Any Member shall have the right, without the consent of the other Members, to transfer ownership of all (but not part) of its Membership Interest to its own direct or indirect wholly-owned subsidiary (a "Wholly-Owned Subsidiary Transferee"). In the event of any such transfer, the Wholly-Owned Subsidiary Transferee shall be entitled to the rights and privileges set forth in this Operating Agreement and shall be bound and obligated by the provisions hereof and thereof and shall, by a binding written instrument which shall be enforceable by the Company and the other Members, assume all obligations and liabilities hereunder of the transferring Member.

      Section 8.3 Buy-Sell Procedure.

      (a) Each of CRC and ESNI (the "Exercising Member") shall have the right, at any time after the fourth anniversary of the Effective Date, exercisable by written notice (the "Sale Notice") to the other (the "Recipient"), to offer to sell all of its Membership Interest at a purchase price payable in cash at the closing and on such other reasonable terms and conditions as may be specified in the Sale Notice. In the event the Exercising Member fails to name a price in its Sale Notice and fails to remedy such omission within thirty (30) days following receipt of written notice thereof from the Recipient or expressly states that a price is omitted in accordance with this Section, the Company shall engage an independent third Person reasonably known and respected in the field to determine the fair market value of the Company (the "Appraiser"). The Appraiser shall notify each of the Exercising Member and the Recipient in writing of such fair market value determination within thirty (30) days after its engagement ("Appraisal Notice").

      (b) The Recipient shall elect, by written notice to the Exercising Member ("Notice of Election") within sixty (60) days of receipt of the later of the Sale Notice or the Appraisal Notice, as the case may be, either (i) to purchase all of such offered Membership Interest at the purchase price and on the terms and conditions specified in the Sale Notice or Appraisal Notice, as the case may be or (ii) to sell all of its own Membership Interest to the Exercising Member at a purchase price which bears the same proportional relationship to its Membership Interest as the purchase price set forth in the Sale Notice or Appraisal Notice, as the case may be, bears to the Exercising Member's Membership Interest; provided, however, that if ESNI is the Recipient, in no event shall ESNI be required to sell its Membership Interest for a purchase price less than the then outstanding principal amount under the Promissory Notes.

      (c) If the Recipient elects to proceed pursuant to Section 8.3(b)(i), the Members shall, within thirty (30) days after receipt of the Notice of Election, execute such documents and instruments reasonably required to cause the purchase and sale of the Exercising Member's Membership Interest at the purchase price and the terms and conditions specified in the Sale Notice or Appraisal Notice, as the case may be, and the closing of such sale shall take place as soon as practicable, but in any event within thirty (30) days thereafter. At the closing, the Exercising Member shall transfer its Membership Interest to the Recipient free and clear of any and all encumbrances.

      (d) If the Recipient elects to proceed pursuant Section 8.3(b)(ii), the Members shall, within thirty (30) days after receipt of the Notice of Election, execute such documents and instruments reasonably required to cause the purchase and sale of the Recipient's Membership Interest at a purchase price which bears the same proportional relationship to its Membership Interest as the purchase price set forth in the Sale Notice or Appraisal Notice, as the case may be, bears to the Exercising Member's Membership Interest, and on such terms and conditions that are equivalent to the terms and conditions specified in the Sale Notice or Appraisal Notice, as the case may be. The closing of such sale shall take place as soon as practicable, but in any event within thirty (30) days thereafter. At the closing, the Recipient shall transfer its Membership Interest to the Exercising Member free and clear of any and all encumbrances.

      Section 8.4 Right of First Refusal.

      (a) If any Member wishes to transfer all of its Membership Interest (such person or entity wishing to transfer its Membership Interest, the "Offering Member") to any person other than pursuant to Sections 8.2 or 8.3 above (hereafter referred to as a "Third Party") and receives a bona fide offer from such Third Party, such Offering Member shall deliver a written notice (an "Offer Notice") to the other Members (the "Remaining Members"). The Offer Notice will describe in reasonable detail the offer from the Third Party, including the percentage of the Membership Interest being offered (the "Offered Membership Interest"), the purchase price and all other material terms and conditions of the proposed transfer. As used in this Section 8.4(a), the term "bona fide offer" means an offer not contingent on the Third Party obtaining necessary financing or subject to any other material contingency, is made with express recognition by the Third Party of the rights set forth in Section 8.5 below, and is received from a Third Party which the Offering Member reasonably believes has the financial resources to purchase the Offered Membership Interests and, if required, such additional Membership Interests in accordance with Section 8.5 below.

      (b) Upon receipt of an Offer Notice from an Offering Member, the Remaining Members shall have the option (the "Member Option") to purchase at the price and on the terms and conditions specified in the Offer Notice, all or any part of such Remaining Member's Proportionate Share (as defined below) of the Offered Membership Interest by notifying the Offering Member and the other Remaining Members in writing (the "Member Notice") within ten (10) Business Days after the date of receipt of the Offer Notice (the "First Offer Exercise Period") whether and to what extent such Remaining Member intends to exercise the Member Option. If any Remaining Member fails to exercise its Member Option as to all of its Proportionate Share of the Offered Membership Interest, then any of the other Remaining Members shall have the right to purchase all or part of the Offered Membership Interest that such Remaining Member has elected not to purchase by amending its respective Member Notice within five (5) Business Days after the date that it receives notice that any other Remaining Member has so declined to exercise its Member Option in full. Failure to deliver the Member Notice within the applicable periods shall constitute a waiver of the applicable Remaining Member's purchase right as to the Offered Membership Interest. For purposes of this Section 8.4, "Proportionate Share" shall mean the product obtained by multiplying (i) the Offered Membership Interest by (ii) a fraction, the numerator of which is the percentage of the Membership Interests held by the applicable Remaining Member and the denominator of which is the aggregate percentage of all the Membership Interests held by the other Remaining Members who did elect to purchase a portion of the Offered Membership Interest.

      (c) If the Remaining Members elect to purchase all of the Offered Membership Interest in accordance with this Section 8.4, the Offering Member shall have the obligation to sell such Offered Membership Interest to the Remaining Members electing to so purchase. Otherwise, subject to Section 8.5, the Offering Member may sell to the Third Party the Offered Membership Interest within 120 days after the expiration of the First Offer Exercise Period, provided the purchase price for such Offered Membership Interest is no less than the purchase price contained in the Offer Notice and the other terms offered to such Third Party are no more favorable to such Third Party than those contained in the Offer Notice. If such sale to such Third Party is not consummated within the time period specified herein, the Offered Membership Interest shall again be subject to the restrictions contained in this Operating Agreement.

      (d) The closing for any purchase of the Offered Membership Interest by the Remaining Members shall be held at the offices of the Company no later than the 90th day after the date of the Offer Notice or at such other time and place as the parties shall agree. At the closing, each applicable Remaining Member shall pay for its applicable share of the Offered Membership Interest in accordance with the terms of the Offer Notice.

      (e) Neither the Company nor any transfer agent shall give any effect in the Company's records to any transfer that does not fully comply with the provisions of this Article VIII.

      Section 8.5 Rights of Inclusion (Tag Along Rights).

      (a) In addition to the terms and provisions set forth in Section 8.4 above, an Offering Member shall not transfer or otherwise dispose of any of its Membership Interests to a Third Party unless the terms and conditions of such sale or other disposition include a written offer by the Third Party to purchase or otherwise acquire from the Remaining Members the Membership Interests of such Remaining Members (determined in accordance with Section 8.5(b) below) on the same terms and conditions as those made to the Offering Member (the "Third Party Offer").

      (b) An Offering Member shall give notice of any intended transfer to a Third Party its Membership Interests (a "Tag-Along Transfer") to the Remaining Members. Such notice (the "Tag-Along Notice") shall set forth the material terms and conditions of such proposed Tag-Along Transfer, including the name of the Third Party, the amount of Membership Interests proposed to be transferred by the Offering Member (the "Tag-Along Interests"), the purchase price per percentage of Membership Interest proposed to be paid therefor, the payment terms and type of Tag-Along Transfer to be effectuated, and any other material terms and conditions of such proposed Tag-Along Transfer. Within twenty (20) Business Days following the delivery of the Tag-Along Notice by the Offering Member, each Remaining Member shall have the right, but not the obligation, to participate in such Tag-Along Transfer by transferring up to a fraction of such Remaining Member's Membership Interests which is equal to the fraction, the numerator of which is the Tag-Along Interests and the denominator of which is the total Membership Interests held by the Offering Member immediately prior to the Tag-Along Transfer. Any participation in a Tag-Along Transfer by a Remaining Member shall be on the same terms and conditions as the proposed Tag-Along Transfer by the Offering Member. Notwithstanding the foregoing, in the event that ESNI delivers to CRC a written legal opinion of counsel, such counsel being located in ESNI's jurisdiction of incorporation and having a nationally recognized expertise in such jurisdiction's corporation law, stating that it cannot opine that ESNI's sale of its Membership Interests pursuant to this
Section 8.5 does not require the prior approval of ESNI stockholders, ESNI shall, within ten (10) Business Days following the delivery of the Tag-Along Notice by the Offering Member, send written notice to the Offering Member of its desire to participate in the Tag-Along Transfer subject to stockholder approval and shall have 60 days (and an additional 15 days if ESNI receives comments from the Securities and Exchange Commission with respect to such stockholder approval) following delivery of the Tag-Along Notice by the Offering Member to obtain such stockholder approval.

      (c) At the closing of any proposed Tag-Along Transfer in respect of which a Tag-Along Notice has been delivered, the Offering Member, together with all Tag-Along Offerees electing to transfer Membership Interests in accordance with this Section 8.5, shall deliver to the Third Party certificates or other instruments evidencing the Membership Interests to be transferred pursuant hereto and all other documents to be delivered in connection with the transfer and shall receive in exchange therefor the consideration to be paid or delivered by the Third Party in respect of such Membership Interests as described in the Tag-Along Notice.

      Section 8.6 Drag-Along Obligation.

      (a) Subject to Section 8.4, so long as CRC owns at least 10% of the Membership Interests, if CRC approves a sale, transfer, or other disposition (including by merger, consolidation or other business combination) to a Person that is not an Affiliate of CRC, of (i) all of the Membership Interests or (ii) all or substantially all of the assets of the Company and its subsidiaries determined on a consolidated basis (each an "Approved Sale"), each Member shall consent to and raise no objection to the Approved Sale or the process pursuant to which the Approved Sale was arranged, waive any dissenter's rights and other similar rights, and (1) if the Approved Sale is structured as a sale of Membership Interests, shall agree to sell all Membership Interests owned by such Member on the terms and conditions approved by CRC, (2) if the Approved Sale is structured as a merger or consolidation, each Member shall vote in favor thereof, and (3) if the Approved Sale is structured as a sale of all or substantially all of the assets of the Company and a subsequent dissolution and liquidation of the Company, each Member Party shall vote in favor thereof and will vote in favor of the subsequent dissolution and liquidation of the Company; provided, however, that in no event shall ESNI be required to consent to any Approved Sale if the Fair Market Value of the aggregate consideration to be received by ESNI from such Approved Sale is less than the then outstanding principal amount under the Promissory Notes. Each Member will take all necessary and desirable actions as directed by CRC in connection with the consummation of any Approved Sale, including, without limitation, executing the applicable purchase agreement and granting identical indemnification rights. Notwithstanding the foregoing, no Member shall be required to agree to (1) make representations and warranties in connection with such Approved Sale, except representations and warranties with respect to such Member and such Member's Membership Interest, and (2) indemnify the buyer or any other Person in connection with such Approved Sale or make a payment in connection with a purchase price adjustment for an amount in excess of the lesser of (I) its pro rata share of such indemnification or purchase price adjustment obligation, other than indemnification obligations with respect to representations and warranties regarding such Member or (II) the proceeds such Member receives in such Approved Sale.

      (b) The obligations of each Member with respect to an Approved Sale are subject to the satisfaction of the following condition: upon the consummation of the Approved Sale, each Member will receive the same form and amount of consideration as each other Member (proportional to each Member's Membership Interest) or if any Members are given an option as to the form and amount of consideration to be received, all Members shall be given the same option. In addition, the obligations of ESNI with respect to an Approved Sale is subject to the receipt by ESNI of an amount of consideration equal to at least the then outstanding principal amount under the Promissory Notes.

      (c) All Members shall bear their pro rata share of any reasonable costs related to the Approved Sale, to the extent such costs are not otherwise paid by the Company or the acquiring party (provided that no Member shall be obligated to bear any costs in excess of the proceeds payable to such Member in such Approved Sale). Costs incurred by Members on their own behalf will not be considered costs of the transaction hereunder.

      Section 8.7 Redemption of ESNI's Membership Interests.

      (a) Upon the written request (the "Redemption Request") of ESNI to the Company, delivered on the maturity date of the Promissory Notes, that all of ESNI's Membership Interests be redeemed (a "Mandatory Redemption"), subject to obtaining any necessary lender consent without cost or expense (other than costs or expenses that ESNI is willing to bear), the Company shall redeem from ESNI its Membership Interests by payment in cash of an amount equal to the Mandatory Redemption Price. Subject to the foregoing, the Company agrees to use commercially reasonable efforts to obtain, or cooperate with ESNI to obtain, such necessary lender consents. In addition, CRC agrees that during such time that the Company and ESNI are attempting to obtain the necessary lender consent, such time period not to exceed thirty (30) days from the date of the Redemption Request, CRC will not foreclose or take any other action to enforce its rights under the Promissory Notes. During such thirty-day period, interest, including any applicable default interest, shall continue to accrue pursuant to the Promissory Notes. As used herein:

      "Mandatory Redemption Price" equals 50% of the Appraised Value.

      "Appraised Value" means the amount that a willing buyer would pay to a willing seller for ESNI's Membership Interests, as determined by the Approved Banker in accordance with the provisions of this Section 8.7.

      "Banker" means an individual affiliated with a nationally or regionally recognized investment banking, accounting or financial consulting firm, in his or her capacity as a member or senior employee of such firm, such firm to be unaffiliated with CRC or the Company, with recognized expertise in the field of appraising non-public entities in the businesses that the Company is engaged.

      (b) Within 10 Business Days of the Company's receipt of the Redemption Request, the Company shall provide ESNI with a list of three (3) Bankers. Within 10 Business Days of ESNI's receipt of such list, ESNI shall select a Banker (the "Approved Banker") from such list to determine the Appraised Value and shall inform the Company in writing of such selection. If ESNI fails to timely select a Banker, the Company may select a Banker from such list and such Banker selected by the Company shall for all purposes be the Approved Banker.

      (c) At the time of its appointment, the Approved Banker shall be instructed to deliver to the Company and ESNI within thirty (30) days of its appointment, such firm's determination of the Appraised Value as of the date of the Company's receipt of the Redemption Request, together with an explanation, in reasonable detail, of the assumptions, factual bases and methodology used to make its determination. In making its determination of the Appraised Value, the Approved Banker shall consider all relevant factors, including, without limitation: (i) the liquidity of ESNI's Membership Interests; (ii) the percentage of the total Membership Interests represented by ESNI's Membership Interests; (iii) the general voting and management rights represented by ESNI's Membership Interests; (iv) the effect of the Management Services Agreement; (v) the history of and likelihood of continuing and/or future cash distributions by the Company with respect to ESNI's Membership Interests; (vi) industry and competitive factors in the businesses that the Company is engaged at the time of the Redemption Request; and (vii) general economic and business factors. The Company or ESNI, as the case may be, shall provide the other with a copy of the appointment and letter of instruction simultaneously with its delivery to the Approved Banker. The fees and expenses of the Approved Banker shall be borne by ESNI.

      (d) Notwithstanding the foregoing, if the Mandatory Redemption Price as finally determined is greater than the outstanding aggregate balance under the Promissory Notes (including accrued and unpaid interest thereunder, the "Outstanding Balance"), then the Mandatory Redemption Price shall equal the Outstanding Balance. It is further acknowledged that if there is no Outstanding Balance, this Section 8.7 in its entirety shall be of no force and effect.

      (e) The Company shall redeem ESNI's Membership Interests no later than thirty (30) days after the final determination of the Mandatory Purchase Price. Such date shall be the "Mandatory Redemption Date" as described herein. Payment of the Mandatory Redemption Price by the Company to ESNI shall be made pursuant to, and in accordance with, the following:

            (i) In the event that ESNI is required to indemnify CRC pursuant to, and in accordance with, Article VIII of the ESNI Contribution Agreement, all distributions otherwise payable to ESNI hereunder shall be withheld and paid directly to CRC to the extent necessary to discharge fully and completely ESNI's indemnity obligations to CRC thereunder.

            (ii) After giving effect to clause (i) above, the remaining Mandatory Redemption Price shall be withheld and paid directly to CRC to repay ESNI's outstanding obligations to CRC under the Promissory Notes.

      Section 8.8 Adjustments in Membership Interests. (a) CRC shall have an option to purchase (the "Interest Purchase Option") Membership Interests of ESNI representing up to an aggregate of 17% of all Membership Interests as follows:

            (i) Membership Interests of ESNI representing up to, and including, 2% of the Membership Interests at a price of $150,000 for each 1% Membership Interest purchased;

            (ii) Membership Interests of ESNI representing up to an additional 5% of the Membership Interests at a price of $200,000 for each 1% Membership Interest purchased; and

            (iii) Membership Interests of ESNI representing up to an additional 10% of the Membership Interests at a price of $250,000 for each 1% Membership Interest purchased;

provided that, if (1) there is a Change of Control of ESNI (as defined below),
(2) ESNI, or an authorized appointee, initiates a bankruptcy proceeding on ESNI's own behalf, or (3) ESNI defaults on, or fails to perform, any of its material obligations under any of the Additional Agreements or this Operating Agreement (each such event, a "Relevant Event"), then the exercise prices described in clause (i), (ii) or (iii) of this Section 8.8(a) shall be reduced by $50,000 for each 1% Membership Interest purchased by CRC under this Section 8.8(a). For purposes of this Operating Agreement, a "Change in Control" shall be deemed to have occurred if the majority of the Board of Directors of ESNI shall not be composed of (i) individuals who compose ESNI's Board as of the date hereof, (ii) individuals listed on Schedule B hereto and/or (iii) individuals approved in writing by CRC at the time of their election or appointment (which approval shall not be unreasonably withheld).

      So long as no Relevant Event takes place, CRC shall not exercise this Interest Purchase Option for eighteen (18) months from the Effective Date and shall give ESNI at least sixty (60) days' notice of its intention to exercise such option ("Option Exercise Notice"), in whole or in part. The Interest Purchase Option shall be exercisable by CRC for five (5) years from the Effective Date or, if later, until two (2) years after ESNI fully and completely fulfills its obligations and discharges its debt under the Promissory Notes.

      (b) If CRC elects to proceed pursuant to this Section 8.8, the Members shall, within thirty (30) days after ESNI's receipt of the Option Exercise Notice, execute such documents and instruments reasonably required to cause the purchase and sale of ESNI's Membership Interests at the purchase price and the terms and conditions specified in this Section, as the case may be, and the closing of such sale shall take place as soon as practicable, but in any event within thirty (30) days thereafter. At the closing, ESNI shall transfer its Membership Interests to CRC free and clear of any and all encumbrances (other than liens in favor of CRC).

      (c) In the event that the Management Services Agreement is terminated for any reason other than for Cause (as defined in the Management Services Agreement) by any Person other than CRC or its affiliates, and provided that at the time of such termination of the Management Services Agreement CRC has not exercised its Interest Purchase Option under this Section 8.8, ESNI shall transfer to CRC 1% of its Membership Interest, executing such documents and instruments reasonably required to effectuate such transfer, within thirty (30) days of such termination. ESNI shall transfer the 1% Membership Interest to CRC free and clear of any and all encumbrances.

      Section 8.9 Consent of ESNI Stockholders. In the event that ESNI delivers to CRC a written legal opinion of counsel, such counsel being located in ESNI's jurisdiction of incorporation and having a nationally recognized expertise in such jurisdiction's corporation law, stating that it cannot opine that ESNI's compliance with Sections 8.3 and 8.6 of this Operating Agreement does not require the prior approval of ESNI stockholders, ESNI shall not be required to take any actions required under Sections 8.3 and 8.6 prior to obtaining such stockholder approval and shall use its best efforts to obtain such stockholder approval as promptly as practicable.

      Section 8.10 Invalid Transfers Void. Notwithstanding anything contained herein to the contrary, no transfer of a Membership Interest may be made if such transfer (i) would violate the registration requirements of then applicable federal or state securities laws or rules and regulations of the Securities and Exchange Commission, state securities commissions, or rules and regulations of any other government agencies with jurisdiction over such transfer or (ii) would affect the Company's existence or qualification under the Act. In the event a transfer of a Membership Interest is otherwise permitted hereunder, notwithstanding any provision hereof, no Member shall transfer all or any portion of such Member's Membership Interest unless and until such Member, upon the request of the Company, delivers to the Company an opinion of counsel, addressed to the Company, reasonably satisfactory to the Company, to the effect that (a) such Membership Interest has been registered under the Securities Act and any applicable state securities laws, or that the proposed transfer of such Membership Interest is exempt from any registration requirements imposed by such laws and (b) that such transfer will not result in the Company being taxed as a corporation or as an association taxable as a corporation. Such opinion shall not be deemed delivered until the Company confirms to such Member that such opinion is acceptable, which confirmation will not be unreasonably withheld. Any purported transfer of any Membership Interest or any part thereof not in compliance with this Article VIII shall be void and of no force or effect and the transferring Member shall be liable to the other Members and the Company for all liabilities, obligations, damages, losses, costs and expenses (including reasonable attorneys' fees and disbursements) arising as a result of such noncomplying transfer.

      Section 8.11 Change in Ownership.

      (a) For purposes of this Operating Agreement, a "Change in Ownership" of a Member shall be deemed to have occurred when (i) any Person that does not beneficially own or control, directly or indirectly, 50% or more of the outstanding voting power of such Member or is not a direct or indirect wholly-owned subsidiary of a Person beneficially owning or controlling, directly or indirectly, 50% or more of the outstanding voting power of such Member (an "Unaffiliated Entity"), shall acquire (whether by merger, consolidation, sale, assignment, lease, transfer or otherwise, in one transaction or series of related transactions), or otherwise beneficially own or control 50% or more of the outstanding voting power of such Member or any Unaffiliated Entity which, directly or indirectly, through the ownership of one or more majority-owned successive subsidiary Entities, owns more than 50% of the outstanding voting power of or controls such Member (a "Control Entity") or (ii) an Unaffiliated Entity, or group or persons acting in concert therewith, shall acquire the power to direct or cause the direction of the management and policies of such Member or a Control Entity thereof; provided that the foregoing shall not be deemed to extend to any grant or transfer of outstanding voting power in such Member pursuant to a plan of internal reorganization undertaken solely for administrative or tax purposes.

      (b) Any Change in Ownership of a Member shall be deemed for all purposes hereof to be a proposed transfer of the Membership Interest of such Member to the Unaffiliated Entity and shall be subject to all of the terms, conditions and restrictions set forth in this Article VIII.

      Section 8.12 Effect of Transfer; Exclusions.

      (a) In addition to satisfaction of Section 8.1 above, no assignee or transferee of all or part of a Membership Interest in the Company shall have the right to become admitted as a Member, unless and until:

            (i) The assignee or transferee has executed an instrument reasonably satisfactory to the General Manager accepting and adopting the provisions of this Operating Agreement; and

            (ii) The assignee or transferee has paid all reasonable expenses of the Company requested to be paid by the General Manager in connection with the admission of such assignee or transferee as a Member.

      (b) A Person who is a permitted assignee or transferee of a Membership Interest in the Company transferred in compliance with the provisions of this
Article VIII shall be admitted to the Company as a Member and shall receive a Membership Interest in the Company without making a contribution or being obligated to make a contribution to the Company and shall thereupon be bound by the provisions of this Operating Agreement.

                                   ARTICLE IX
                    DISSOLUTION; TERMINATION; REORGANIZATION

      Section 9.1 Dissolution. The Company shall be dissolved only upon the occurrence of any of the following events:

      (a) By the written consent of all Members; and

      (b) Upon the occurrence of any of the events set forth in Section 18-801 of the Act, except as may be provided to the contrary in this Operating Agreement as permitted by the Act.

      Section 9.2 Events of Bankruptcy of Member. Without limiting the generality of Section 9.1, the occurrence of any of the events set forth in this Section with respect to any Member shall not result in the dissolution of the Company. Such Member shall cease to be a Member of the Company, but shall, however, retain its interest in allocations and distributions, upon the happening of any of the following bankruptcy events:

      (a) A Member takes any of the following actions:

            (i) Makes an assignment for the benefit of creditors;

            (ii) Files a voluntary petition in bankruptcy;

            (iii) Is adjudged a bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceeding;

            (iv) Files a petition or answer seeking for it any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation;

            (v) Files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature; or

            (vi) Seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for itself or for all or any substantial part of its properties; or

      (b) One hundred twenty (120) days after the commencement of any proceeding against the Member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if the proceeding has not been dismissed, or if within ninety (90) days after the appointment without the consent or acquiescence of the Member, of a trustee, receiver or liquidator of the Member or of all or any substantial part of the properties of the Member, the appointment is not vacated or stayed, or within ninety (90) days after the expiration of any such stay, the appointment is not vacated.

      Section 9.3 Withdrawal of Members. No Member shall have the right to withdraw from the Company except following a transfer of its Membership Interest in accordance with Section 8.1. However, if despite such prohibition a Member gives the Company notice (which must be in writing) of its desire to wrongfully withdraw from the Company, upon the Company's receipt of such written notice from such Member, such Member shall cease to be a Member of the Company, and such withdrawal shall be deemed wrongful. The withdrawal of a Member (wrongful or otherwise) shall not result in the dissolution of the Company.

      Section 9.4 Winding Up.

      (a) Upon the dissolution of the Company, the General Manager shall engage an independent third Person reasonably known and respected in the field to wind up the affairs of the Company (the "Liquidating Trustee"). All actions taken by the Liquidating Trustee in respect of such winding up shall be taken in accordance with this Section 9.4 and with Section 9.5. The Liquidating Trustee shall be entitled to receive such compensation for its services as may be approved by the General Manager. The Liquidating Trustee may resign only upon at least fifteen (15) days' notice to the General Manager. The Liquidating Trustee may be removed by the General Manager in accordance with Section 4.1(h) upon fifteen (15) days' notice. Within fifteen (15) days of the effective date of such resignation or removal, the General Manager shall engage a replacement who shall succeed to all the rights, powers and obligations of its predecessor.

      (b) The Liquidating Trustee may, in the name of, and for and on behalf of, the Company, prosecute and defend suits, whether civil, criminal or administrative, gradually settle and close the business of the Company, dispose of and convey the property of the Company, discharge or make reasonable provision for the liabilities and obligations of the Company, including all contingent, conditional or unmatured liabilities and obligations, and distribute to the Members any remaining assets of the Company, all in accordance with
Section 9.5 and without affecting the liability of the Members and the General Manager and without imposing liability on the Liquidating Trustee.

      (c) The Liquidating Trustee shall exercise all powers conferred upon the Tax Matters Member to the extent necessary in its good faith judgment to effect the liquidation, and the Tax Matters Member shall not interfere with or duplicate the exercise of such powers.

      Section 9.5 Liquidation and Distribution of Assets.

      (a) In the event of a dissolution of the Company, the Liquidating Trustee shall use all commercially reasonable efforts to effect a sale of the Company as a going concern. In the event that no buyer can be found to purchase the Company as a going concern, the Liquidating Trustee shall offer for sale the separate assets of the Company. All sales, whether of the Company as a going concern or of separate assets, shall be at the best price reasonably available.

      (b) Any proceeds from a sale of the Company or its assets shall be distributed as follows:

            (i) First, to creditors, including the Members and the General Manager who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for which reasonable provision for payment has been made; and

            (ii) Then, to the Members in proportion to their positive Adjusted Capital Accounts.

      Section 9.6 Reorganization. The General Manager may, in connection with an initial public offering of the Company, cause the Company to convert (a "Rollup") from the limited liability company form to the corporate form (such successor corporate form, whether effected by contribution of Membership Interests, contribution of assets, merger, reorganization or otherwise, the "Reorganized Company"). Each Member shall consent to and raise no objections against, and shall take all actions reasonably necessary and desirable (to the extent permissible in his, her or its capacity as such person) to effect such an approved Rollup. It is the intention of the Members that any Rollup shall be effected in a manner that (a) does not modify the economic terms of this Operating Agreement and (b) avoids or minimizes to the maximum extent possible
(i) any limitations for purposes of Rule 144 under the Securities Act on the tacking by a Member of the holding periods of Membership Interests surrendered in such exchange to the holding periods of the new securities respectively issued, and (ii) the recognition of taxable income by the Company or the Members as a result of such exchange.

                                   ARTICLE X
                            ADDITIONAL UNDERTAKINGS

      Section 10.1 Confidentiality.

      (a) Maintenance of Confidentiality. Each of the Members shall, during the term of this Operating Agreement and at all times thereafter, maintain in confidence all confidential and proprietary information and data of the Company and that the other Members or its Affiliates disclosed to it (the "Confidential Information"). Each of the Members further agrees that it shall not use the Confidential Information during the term of this Operating Agreement or at any time thereafter for any purpose other than the performance of its obligations or the exercise of its rights under this Operating Agreement. The Company and each Member shall take all reasonable measures necessary to prevent any unauthorized disclosure of the Confidential Information by any of their Affiliates and their respective officers, directors, employees, agents or consultants.

      (b) Permitted Disclosures. Nothing herein shall prevent the Company, any Member, or any employee, agent or consultant of the Company or any Member (in such capacity, the "Receiving Party") from using, disclosing or authorizing the disclosure of any information it receives in the course of the business of the Company from the Company or another Member (in such capacity, the "Disclosing Party") which:

            (i) Becomes publicly available without default hereunder by the Receiving Party;

            (ii) Is lawfully acquired by the Receiving Party from a source not known to the Receiving Party to be under any obligation to the Disclosing Party regarding disclosure of such information;

            (iii) Is in the possession of the Receiving Party in written or other recorded form at the time of its disclosure hereunder;

            (iv) Is non-confidentially disclosed to any third party by or with the permission of the Disclosing Party; or

            (v) The Receiving Party believes in good faith to be required by law or by the terms of any listing agreement with a securities exchange; provided that the Receiving Party consults with the other Members prior to making such disclosure.

      Section 10.2 Return of Confidential Information. Upon expiration or termination of this Operating Agreement, the Receiving Party shall return to the Disclosing Party all requested Confidential Information of the Disclosing Party, including all copies thereof, in the possession or under the control of it, its Affiliates or any of their respective personnel, or, at the Disclosing Party's option, destroy or purge all such Confidential Information from its and its Affiliates' systems and files and deliver to the Disclosing Party a written confirmation that such destruction and purging have been carried out.

      Section 10.3 No License. The furnishing of Confidential Information of the Disclosing Party to the Receiving Party shall not constitute any grant of license to the Receiving Party except (i) for the purposes of performing under this Operating Agreement, (ii) as otherwise expressly provided in this Operating Agreement or (iii) as hereafter expressly agreed in writing by the Disclosing Party.

      Section 10.4 No Hire. During the term of this Operating Agreement, each Member agrees, and for one (1) year after the withdrawal of a Member or transfer of a Member's Membership Interest in accordance with this Operating Agreement or otherwise, such withdrawing or transferring Member agrees, that it shall not, and shall make its best efforts to cause its Affiliates to not, directly or indirectly, (i) solicit, induce, recruit or encourage any of the Company's employees or consultants to terminate their relationship with the Company in favor of a relationship with such Member or Affiliate, as the case may be, or any other Person or (ii) hire or retain the services of any such employees or consultants; provided that this obligation shall not apply to consultants who regularly provide services concurrently to multiple clients in the normal course of their business, to the extent that the hiring or retention of such consultants is not likely to materially impair the ability of such consultants to provide services to the Company. In addition, the Company and each Member agrees that, for one (1) year after the proper withdrawal of a Member or transfer of a Member's Membership Interest in accordance with this

Operating Agreement, it shall comply with the foregoing restrictions applied with respect to the employees and consultants of such withdrawing or transferring Member.

      Section 10.5 Non-Competition. The Company and the other Members acknowledge that CRC and its Affiliates engage in the same or similar activities or lines of business as the Company and have an interest in the same area of business opportunities. The Company and the other Members agree that CRC and its Affiliates shall have the right to (a) subject to Section 10.6 below, engage in the same or similar business activities or lines of business as the Company, (b) do business with any client or customer of the Company and (c) Section 10.4 notwithstanding, employ or otherwise engage any officer or employee of the Company if (i) prior to employment by the Company such person was an officer, director or employee of CRC or an Affiliate thereof, or (ii) such employment or engagement by CRC or its Affiliate would not harm the Company in any significant manner, and neither CRC nor any Affiliate thereof, nor any officer, director, employee, agent or other representative of CRC or such Affiliate, shall be liable to the Company or any Member by reason of any such activities of CRC or its Affiliates or of such Person's participation therein.

      Section 10.6 Business Opportunities. In the event that (a) CRC or any of its Affiliates, or (b) any officer, director or employee of the Company who is also an officer, director or employee of CRC or any Affiliate thereof, acquires knowledge of a potential transaction or matter which may be a business opportunity for both the Company and CRC or any of its Affiliates, such business opportunity shall belong only to CRC and not to the Company, and any such officer, director or employee of the Company shall treat such business opportunity as belonging only to CRC and not to the Company, subject to the following sentence. In the case of clause (b) of the preceding sentence, the General Manager shall determine in good faith whether, based on the circumstances under which such individual acquired his or her knowledge, such business opportunity instead was offered to such individual solely in his or her capacity as an officer, director or employee of the Company ("Company Capacity").

      For purposes of the foregoing determination, there shall be a presumption that such business opportunity was offered to such person in his capacity as an officer, director or employee of CRC or any Affiliate thereof. In the event the General Manager determines that it was so offered to such person in his Company Capacity, such business opportunity shall belong only to the Company and not to CRC and such officer, director or employee shall treat such business opportunity as belonging only to the Company and not to CRC. With respect to any business opportunity belonging to CRC pursuant to this Section 10.6, CRC shall decide how to allocate and pursue such business opportunity based on its sole determination of what is in the best interests of CRC. The General Manager's good faith determination of the allocation of business opportunities pursuant to this Section shall be conclusive and binding for all purposes.

      The foregoing notwithstanding, and in order to minimize the circumstances subject to the preceding paragraph, the Members and the Company agree as follows:

      (a) Each of the following business activities shall be deemed the exclusive business opportunities of the Company ("Company Opportunities"):

            (i) Messaging and/or directory services, architecture and design;

            (ii) Hosting; and

            (iii) Any new CRC Opportunities to be performed in Connecticut or Westchester County, New York.

      All Company Opportunities, whether originated by Company representatives or CRC representatives, shall belong to the Company, subject to subsection (c) below.

      (b) Each of the following business activities shall be deemed the exclusive business opportunities of CRC ("CRC Opportunities"):

            (i) Support Services;

            (ii) Programming;

            (iii) Life cycle services/help desk services; and

            (iv) Software development.

      All CRC Opportunities, whether originated by Company representatives or CRC representatives, shall belong to CRC.

      (c) In the event that the General Manager makes a good faith determination that the Company does not have the financial resources to execute on any new Company Opportunity, CRC shall be entitled to pursue such opportunity pursuant to this Article X, and such opportunity shall be deemed a CRC Opportunity.

      (d) Company Opportunities originated by CRC shall be billed and collected by CRC. Subject to the provisions hereof, CRC shall promptly forward the appropriate funds to the Company following receipt thereof.

      Section 10.7 Allocation of Expenses. Shared expenses and overhead of CRC and the Company shall be allocated between the Company and CRC based on relative revenues, as adjusted, such allocation being subject to reasonable adjustments by the General Manager if the General Manager determines in its good faith judgment that such allocation is not reasonable under the circumstances. Project based expenses overhead will be allocated in the General Manager's reasonable good faith judgment based on which entity is servicing such project. Further:

            (i) the General Manager shall provide to the Members quarterly reports of how such expenses and overhead are allocated (the "Expense Allocation Report");

            (ii) upon receiving a Quarterly Expense Allocation Report from the General Manager, each Member shall have thirty (30) days to object to such Expense Allocation Report;

            (iii) any objections to a Expense Allocation Report must be made based on the entire Expense Allocation Report and not on a line item basis;

            (iv) the General Manager shall have fifteen (15) days from receipt of an objection to respond to the objecting Member;

            (v) upon receipt of the General Manager's response to an objection, there shall be a ten (10) day period for the parties to resolve any further disputes related to the objection, after which any remaining disputes shall be handled pursuant to and in accordance with the dispute resolution provisions of Sections 4.2(a) and (b) and Section 12.12 of this Operating Agreement, subject to subsection (vii) below;

            (vi) in the event that an objection to an Expense Allocation Report is submitted to an arbitrator pursuant to Section 12.12 of this Operating Agreement, such Expense Allocation Report shall be adjusted by the General Manager to conform to the arbitrator's findings and judgment;

            (vii) in the event that the arbitrator's findings (x) uphold the General Manager's original Expense Allocation Report, (y) show any discrepancy in favor of ESNI from the original Expense Allocation Report or (z) show a discrepancy in favor of CRC of less than or equal to 5% from the original Expense Allocation Report, ESNI shall, notwithstanding the provisions of Section 12.12 of this Operating Agreement, pay all expenses related to the arbitration, and CRC shall pay a penalty to ESNI equal to the amount of any discrepancy between the original Expense Allocation Report and the arbitrator's findings;

            (viii) in the event that there is a discrepancy of more than 5% in favor of CRC between the arbitrator's findings and the original Expense Allocation Report, CRC shall, (x) notwithstanding the provisions of
      Section 12.12 of this Operating Agreement, pay all expenses related to the arbitration and (y) if the discrepancy shall be deemed the result of CRC's willful or intentional misconduct, pay a penalty to ESNI equal to such discrepancy.

                                   ARTICLE XI
                    BOOKS; REPORTS TO MEMBERS; TAX ELECTIONS

      Section 11.1 Books and Records.

      (a) As part of its general administrative duties for the Company, the General Manager shall maintain or cause to be maintained proper and complete books and records in which shall be entered fully and accurately all transactions and other matters relating to the Company's business in the detail and completeness customary and usual for businesses of the type engaged in by the Company. The Company's financial statements shall be kept on the accrual basis and in accordance with GAAP. The Company's financial statements shall be audited annually by independent certified public accountants selected by the General Manager. The fact that such independent certified public accountants may audit the financial statements of one or more of the Members or their Affiliates shall not disqualify such accountants from auditing the Company's financial statements.

      (b) At a minimum, the Company shall keep such books and records as may be required by the Act and such other books and records as are customary and usual for businesses of the type engaged in by the Company.

      (c) Each Member or its duly authorized representatives shall have the right, during normal business hours, to inspect and copy the Company's books and records at the requesting Member's expense.

      (d) The Members shall have the right to cause the Company to take all actions necessary to afford, at the requesting party's expense, such party's independent certified public accountants access to the Company's books, records, General Manager, employees and agents to the full extent reasonably determined by such party's independent certified public accountants to be necessary in order to perform their audit or review of such party's financial statements. In addition, the internal auditors of each such party shall have full right of access to the Company's books, records, General Manager, employees and agents to the full extent reasonably determined by such party's internal auditors to be necessary in order to perform their audit or review of such party's financial statements; provided that in exercising such right, such internal auditors to the extent reasonably practicable shall coordinate their visits with those by internal auditors of other parties requesting access under this subsection.

      Section 11.2 Reporting.

      (a) Monthly. The General Manager will deliver to the Members operating and financial reports for each month (other than quarter and year end) within 30 days following the end of that month, including balance sheet, operating statement, income statement, and detailed fee invoicing, including backup supporting expense changes.

      (b) Quarterly. The General Manager will deliver to the Members operating and financial reports for each quarter within 30 days following the end of that quarter, including balance sheet, operating statement, income statement, and detailed fee invoicing, including backup supporting expense changes.

      (c) Annual. The General Manager will deliver to the Members (1) unaudited financial statements, prepared in accordance with GAAP, not later than 45 days following the end of each Fiscal Year and (2) audited financial statements, prepared in accordance with GAAP, not later than 75 days following the end of each Fiscal Year.

      (d) Management Review. As part of its general management services, the General Manager shall review annually the Company's audited financial statements and operations with the Members in connection with the delivery to the Members of such financial statements or at such time and at such place as the Members and General Manager may mutually agree. Additionally, a Member may request additional interim presentations by the General Manager, at that Member's expense, subject to the availability of the General Manager or its appointees.

      (e) Tax Information. As part of its general management services, the General Manager shall, within ninety (90) days after the end of each Fiscal Year, supply to each Member all information necessary and appropriate to be included in each Member's income tax returns for that year.

      (f) Objection to Information from General Manager. Except as otherwise expressly provided in this Agreement, each Member shall have sixty (60) days following receipt of any report, financial statements or information from the General Manager provided in accordance with this Agreement to object to any such report, financial statements or information. The General Manager shall have thirty (30) days from receipt of an objection to respond to the objecting Member. Upon receipt of the General Manager's response to an objection, there shall be a fifteen (15) day period for the parties to resolve any further disputes related to the objection, after which any remaining disputes shall be handled pursuant to and in accordance with the dispute resolution provisions of Sections 4.2(a) and (b) and Section 12.12 of this Operating Agreement.

      Section 11.3 Tax Matters Member.

      (a) Subject to Section 9.4(c), CRC is hereby appointed and shall serve as the tax matters Member of the Company (the "Tax Matters Member") within the meaning of IRC Section 6231(a)(7) for so long as it is not the subject of a bankruptcy event as defined in Section 9.2 and otherwise is entitled to act as the Tax Matters Member. The Tax Matters Member may file a designation of itself as such with the Internal Revenue Service. The Tax Matters Member shall (i) furnish to each Member affected by an audit of the Company income tax returns a copy of each notice or other communication received from the IRS or applicable state authority, (ii) keep such Member informed of any administrative or judicial proceeding, as required by IRC Section 6223(g), and (iii) allow such Member an opportunity to participate in all such administrative and judicial proceedings. The Tax Matters Member shall take such action as may be reasonably necessary to constitute the other Member a "notice partner" within the meaning of IRC Section 6231(a)(8); provided that the other Member provides the Tax Matters Member with the information that is necessary to take such action.

      (b) The Company shall not be obligated to pay any fees or other compensation to the Tax Matters Member in its capacity as such. However, the Company shall reimburse the expenses (including reasonable attorneys' and other professional fees and disbursements) incurred by the Tax Matters Member in such capacity. Each Member who elects to participate in Company administrative tax proceedings shall be responsible for its own expenses incurred in connection with such participation. In addition, the cost of any adjustments to a Member and the cost of any resulting audits or adjustments of a Member's tax return shall be borne solely by the affected Member.

      (c) The Company shall indemnify and hold harmless the Tax Matters Member from and against any loss, liability, damage, cost or expense (including reasonable attorneys' fees and disbursements) sustained or incurred as a result of any act or decision concerning Company tax matters and within the scope of such Member's responsibilities as Tax Matters Member, so long as such act or decision was not the result of gross negligence, fraud, bad faith or willful misconduct by the Tax Matters Member. The Tax Matters Member shall be entitled to rely on the advice of legal counsel as to the nature and scope of its responsibilities and authority as Tax Matters Member, and any act or omission of the Tax Matters Member pursuant to such advice shall in no event subject the Tax Matters Member to liability to the Company or any Member.

      Section 11.4 Tax Audits/Special Assessments. If a tax return of the Company or an individual Member with respect to an item or items of Company income, loss, deduction, etc., potentially affecting any tax liability of the Members generally is subject to an audit by the Internal Revenue Service (or other similar governmental agency), the General Manager may, in the exercise of their business judgment, determine that it is necessary to contest proposed adjustments to such return or items.

      Section 11.5 Tax Elections. The Company will elect to amortize organizational costs. The Company may file an election under IRC Section 754, in accordance with applicable Treasury Regulations, to cause the basis of the Company's property to be adjusted for federal income tax purposes as provided by IRC Section 734 and IRC Section 743. The determination whether to make and file any such election shall be made by the General Manager in its sole discretion.

      Section 11.6 Taxes and Charges; Governmental Rules. Each Member shall (a) promptly pay all applicable taxes and other governmental charge imposed on or against such Member, except to the extent (i) the failure to promptly pay such taxes or other governmental charges will not have a material adverse effect on the Company or its assets or (ii) any such taxes or other governmental charges are being contested in good faith by appropriate proceedings, and (b) comply with all applicable governmental rules, except to the extent that such noncompliance will not have a material adverse effect on the Company.

                                  ARTICLE XII
                                 MISCELLANEOUS

      Section 12.1 Binding Effect. This Operating Agreement shall be binding upon any Person who executes this Operating Agreement or any permitted transferee or permitted assignee of an interest in the Company.

      Section 12.2 Entire Agreement. This Operating Agreement and the Additional Agreements, when executed and delivered, contain the entire agreement of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements of the parties with respect thereto.

      Section 12.3 Amendments. This Operating Agreement may not be amended except by the written agreement of all of the Members.

      Section 12.4 Governing Law; Consent to Jurisdiction. This Operating Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each of the parties hereto hereby irrevocably submits to the jurisdiction of any state or federal court sitting in the City, County and State of New York in respect of any enforcement proceeding arising out of or relating to this Operating Agreement, which courts shall have exclusive jurisdiction over and with respect to any such enforcement proceeding, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. Each of the parties hereto hereby irrevocably waives, to the fullest extent such party may effectively do so under applicable law, trial by jury and any objection that such party may now or hereafter have to the laying of venue of any such enforcement proceeding brought in any such court and any claim that any such enforcement proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of any party hereto to serve process in any manner permitted by law or to commence enforcement proceedings or otherwise proceed against the other party in any other jurisdiction.

      Section 12.5 Notices to Members. Except as otherwise provided in this Operating Agreement, any notice, demand or communication to a Member required or permitted to be given by any provision of this Operating Agreement shall be deemed to have been sufficiently given or served for all purposes if delivered personally, sent by facsimile transmission or electronic mail (with confirmation of receipt), overnight express courier or registered or certified mail, postage/charges-prepaid, return receipt requested, and addressed to the Member (with a copy to counsel of the Member) as set forth on Schedule A. All such notices, demands and other communications will (i) if delivered personally to the address as provided in this Section 12.5, be deemed given upon delivery,
(ii) if delivered by facsimile or electronic mail transmission to the facsimile number or electronic mail address, as the case may be, as provided in this
Section 12.5, be deemed given upon receipt, (iii) if delivered by overnight or express courier to the address as provided in this Section 12.5, be deemed given on the earlier of the second Business Day following the date sent by such overnight or express courier or upon receipt and (iv) if delivered by mail in the manner described above to the address as provided in this Section 12.5, be deemed given on the earlier of the sixth Business Day following mailing or upon receipt, in each case regardless of whether such notice, demand or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 12.5. Any party from time to time may change its address or other information for the purpose of notices to that party by giving notice in accordance with this Section 12.5 specifying such change to the other party hereto at least ten (10) Business Days prior to the effective date of such notice.

      Section 12.6 Bank Accounts. The Company shall maintain appropriate accounts at one or more financial institutions for all funds of the Company. Such accounts shall be used solely for the business of the Company. Withdrawal from such accounts shall be made only upon the signature of the General Manager and those persons authorized by the General Manager.

      Section 12.7 Headings. The titles of the Articles and the headings of the Sections of this Operating Agreement are for convenience of reference only and are not to be considered in construing the terms and provisions of this Operating Agreement.

      Section 12.8 Waivers. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Operating Agreement shall not prevent a subsequent act, that would have originally constituted a violation, from having the effect of an original violation.

      Section 12.9 No Third Party Beneficiaries. None of the provisions of this Operating Agreement shall be for the benefit of or enforceable by any Person other than the parties to this

Operating Agreement and their respective permitted successors and permitted transferees and assigns and the Persons entitled to the benefits of Article V of this Operating Agreement.

      Section 12.10 Interpretation. It is the intention of the Members that, during the term of this Operating Agreement, the rights and obligations of the Members and their successors-in-interest shall be governed by the terms of this Operating Agreement, and that the right of any Member or successor-in-interest to assign, transfer, sell or otherwise dispose of any interest in the Company shall be subject to limitations and restrictions of this Operating Agreement. This Operating Agreement shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Operating Agreement to be drafted.

      Section 12.11 Further Assurances. ESNI shall, and shall cause its Affiliates to, use all commercially reasonable efforts to obtain the consents and perform such other acts as are required by Article VI of the ESNI Contribution Agreement as promptly as reasonably practicable. Upon the satisfaction of the conditions set forth in Article VI of the ESNI Contribution Agreement, each of CRC and ESNI shall, and shall cause their respective Affiliates to, promptly execute and deliver the Additional Agreements as required by Article VI of the ESNI Contribution Agreement. Each Member shall execute all such certificates and other documents and shall do all such other acts as the General Manager deem reasonably appropriate to comply with the requirements of law for the formation of the Company and to comply with any laws, rules, regulations and third-party requests relating to the acquisition, operation or holding of the property of the Company.

      Section 12.12 Arbitration. Subject to Section 4.2, the parties hereto agree that any and all disputes, claims or controversies arising out of or relating to this Operating Agreement that are not resolved by their mutual agreement shall be submitted to final and binding arbitration before JAMS, or its successor, pursuant to the United States Arbitration Act, 9 U.S.C. Sec. 1, et seq. Either party may commence the arbitration process called for in this Operating Agreement by filing a written demand for arbitration with JAMS, with a copy to the other party. The arbitration will be conducted in accordance with the provisions of JAMS' Comprehensive Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration. The parties will cooperate with JAMS and with one another in selecting an arbitrator from JAMS' panel of neutrals, and in scheduling the arbitration proceedings. The parties covenant that they will participate in the arbitration in good faith, and that they will share equally in its costs. The provisions of this paragraph may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys fees, to be paid by the party against whom enforcement is ordered.

      Section 12.13 Illegality and Severability. If application of any one or more of the provisions of this Operating Agreement shall be unlawful under applicable law and regulations, then the parties will attempt in good faith to make such alternative arrangements as may be legally permissible and which carry out as nearly as practicable the terms of this Operating Agreement. Should any portion of this Operating Agreement be deemed unenforceable by a court of competent jurisdiction, the remaining portion hereof shall remain unaffected and be interpreted as if such unenforceable portions were initially deleted.

      Section 12.14 Injunctive Relief. Each Member acknowledges that in the event of any breach of this Operating Agreement, including, without limitation, of Article X, the non-breaching Member(s) shall suffer irreparable injury not compensable by money damages and for which such non-breaching Member(s) shall not have an adequate remedy available at law. The non-breaching Member(s) shall be entitled to obtain, without the posting of any bond or other security, such injunctive or other equitable relief as may be reasonably necessary to prevent or curtail any such breach, threatened or actual. The foregoing shall be in addition to and without prejudice to such other rights as the non-breaching Member(s) may have under this Operating Agreement or applicable law.

      Section 12.15 Authority/No Conflicts. Each Member represents and warrants as follows:

      (a) It, and to its best knowledge, each of its Control Entities, is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation or organization;

      (b) It has full power and authority and legal right to execute and deliver this Operating Agreement and, when executed and delivered, any Additional Agreement to which it may be a party;

      (c) Its execution, delivery and performance of this Operating Agreement has been, and, when executed and delivered, all Additional Agreements to which it may be a party will have been, duly authorized by all necessary action;

      (d) This Operating Agreement and, when executed and delivered, each Additional Agreement to which it may be a party has been duly executed and delivered by it, as the case may be;

      (e) This Operating Agreement and, when executed and delivered, each Additional Agreement to which it may be a party constitutes its, as the case may be, legal, valid and binding obligation, enforceable in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by the availability of the remedy of specific performance; and

      (f) None of the execution, delivery or performance by it of this Operating Agreement and, when executed and delivered, any Additional Agreement to which it may be a party (i) will violate or conflict with its organizational documents,
(ii) will result in any breach of or default under any other Contract to which it may be a party or (iii) is prohibited or, except as expressly disclosed in this Operating Agreement or any Additional Agreement to which it may be a party, requires it to obtain any consent, approval or authorization or make any registration or filing with any governmental authority or other Person.

      Section 12.16 Publicity. Without the prior written consent of the other Members, no Member shall, and each will cause its representatives not to, make any release to the press or other public disclosure, or make any statement to any other Person other than their respective representatives, with respect to either the fact that discussions or negotiations are taking place concerning the collaboration between the parties hereto or the existence or contents of this Operating Agreement, except for such public disclosure as may be necessary for the disclosing Person not to be in violation of or in default under any applicable law, regulation, government order or securities exchange rules, in which event the disclosing Person shall use its commercially reasonable efforts to provide to the other Members in advance of such disclosure a copy of such disclosure to be made so that the other Members may comment upon such disclosure.

      Section 12.17 Expenses. Each Member shall pay its own expenses incident to the negotiation and preparation of this Operating Agreement and the Additional Agreements and the consummation of the transactions provided for herein and therein (including, without limitation, the fees of any accountant, broker or financial advisor retained by such Member).

      Section 12.18 Counterparts. This Operating Agreement may be executed in counterparts (and by facsimile), each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have caused their authorized representatives to execute this Operating Agreement as of the date first above written.

                                        E-SYNC NETWORKS, LLC

                                        By:  CRC Management Services, Inc.
                                        Its: General Manager

                                             By:___________________________
                                             Name:
                                             Title:


                                        CRC, INC.

                                        By:________________________________
                                        Name:
                                        Title:


                                        E-SYNC NETWORKS, INC.

                                        By:________________________________
                                        Name:
                                        Title:

                                   SCHEDULE A

            MEMBERS; MEMBERSHIP INTERESTS; AGREED VALUES OF COMPANY
                            ASSETS; CAPITAL ACCOUNTS

        MEMBER NAME                                                   MEMBERSHIP
    AND NOTICE ADDRESS                 MEMBER'S COUNSEL                INTEREST
-------------------------------  ------------------------------------ ----------

CRC, INC.                        Kramer Levin Naftalis & Frankel LLP      49%
1290 Avenue of the Americas,     919 Third Avenue
39th Floor                       New York, New York 10022
New York, New York 10104         Attn: Ely D. Tendler, Esq.
Attn: Chief Executive Officer    Tel: (212) 715-9100
Tel: (212) 906-1000              Fax: 212-715-8000
Fax: (212) 906-9500              e-Mail:
e-Mail:

E-SYNC NETWORKS, INC.            Finn Dixon & Herling LLP                 51%
[35 Nutmeg Drive                 One Landmark Square, Suite 1400
Trumbull, Connecticut 06611]     Stamford, Connecticut 06901-2689
Attn: President and Chief        Attn: David I. Albin, Esq.
Operating Officer                Tel: (203) 325-5000
Tel: (203) 601-3600              Fax: (203) 348-5777
Fax: (203) 601-3151              e-Mail:
e-Mail:

                         AGREED VALUES OF COMPANY ASSETS
                         -------------------------------

                       Total:
                       CRC:
                       ESNI:

                         CAPITAL ACCOUNTS OF THE MEMBERS
                         -------------------------------

                        CRC:
                        ESNI:

                                                                       Exhibit D

                         REGISTRATION RIGHTS AGREEMENT

            This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into on and as of [_______, 2001] by and between E-Sync Networks, Inc., a Delaware corporation (the "Company"), and CRC, Inc., a New York corporation ("CRC").

            WHEREAS, simultaneously with the execution of this Agreement, CRC is providing certain loans to the Company, and it is a condition precedent to CRC making such loans that the Company issue to CRC a certain Common Stock Purchase Warrant (the "Warrant") to purchase shares of Common Stock (as hereinafter defined) and grant to CRC the registration rights provided for herein.

            NOW, THEREFORE, the Parties hereto agree as follows:

1.    DEFINITIONS

      In addition to the terms defined elsewhere herein, when used herein the following terms shall have the meanings indicated:

"Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

"Common Shares" shall mean the shares of Common Stock acquired by the Holders upon exercise of the Warrant (subject to adjustment for stock splits, reverse stock splits, stock dividends, or other similar transactions involving Common Stock).

"Common Stock" shall mean the common stock, par value $0.01 per share, of the Company, and any capital stock of the Company into which such Common Stock thereafter may be changed.

"Common Stock Equivalents" shall mean (without duplication with any other Common Stock or Common Stock Equivalents) rights, warrants, options (other than any options issued pursuant to the Company's stock option plans), convertible securities or convertible indebtedness, exchangeable securities or exchangeable indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock, whether at the time or upon the occurrence of some future event.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

"Holder" shall mean CRC, any Person that owns all or any part of the Warrant or any Person that owns any of the Registrable Shares issuable upon exercise of the Warrant, including successors and assigns of CRC or such Person.

"Material Adverse Effect" shall have the meaning set forth in Section 2(d).

"Person" shall mean a natural person, corporation, general partnership, limited partnership, limited liability company, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or a government or agency or political subdivision thereof.

"Registrable Shares" shall mean at any time (i) any Common Shares and (ii) any shares of Common Stock issuable upon exercise or conversion by the Holders of any Common Stock Equivalent; provided, however, that Registrable Shares shall not include any shares (x) the sale of which has been registered pursuant to the Securities Act and which shares have been sold pursuant to such registration,
(y) which have been sold to the public pursuant to Rule 144 (or any other similar provision then in force) promulgated under the Securities Act ("Rule 144"), or (z) which may be sold without registration and without volume limitations pursuant to Rule 144(k).

"Securities Act" shall mean the Securities Act of 1933, as amended.

2.    DEMAND REGISTRATION

(a) Request for Registration. At any time after the earlier of (i) the one (1) year anniversary of date hereof or (ii) such time as the closing bid price for the Common Stock equals at least five (5) times the closing bid price of the Common Stock on the date hereof, a Holder may make a written request to the Company (a "Demand Request"), for the registration under the Securities Act of all or part of such Holder's Registrable Shares (a "Demand Registration") so as to permit a public offering and sale of such Registrable Shares for up to twelve (12) consecutive months in accordance with the manner specified in such notice; provided, however, that the Company shall not be obligated to register Registrable Securities pursuant to such request: (i) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration when it was not then so qualified and had not filed such a consent; (ii) if the Company determines upon advice of counsel to the Company that the filing of such a registration statement would require the disclosure of material non-public information about the Company, the disclosure of which could have a material adverse effect on the business or financial condition of the Company and provides written notice of such determination to the requesting Holders, in which event no such registration statement shall be filed until the earlier of the lapse of ninety (90) days from the date of delivery of such notice or the Company's determination that such information is no longer required to be disclosed, is not material or non-public or its disclosure would not have a material adverse effect on the business or financial condition of the Company; provided, however, that (A) the Company shall evaluate all relevant facts and circumstances no less often than once every thirty (30) days in order to determine whether such information is no longer required to be disclosed, is not material or non-public or its disclosure would not have a material adverse effect on the business or financial condition of the Company and shall promptly notify the requesting Holders of such determination; and (B) the Company may not exercise its right under this clause (ii) and clause (iii) below more than once in any 12-month period and the aggregate number of days of any such deferral shall not exceed 90; or (iii) if the Company is in the process of consummating an underwritten primary registration at the time that a Demand Request is made, and the managing underwriters advise the Company in writing that in their reasonable opinion based upon market conditions such Demand Registration would have a Material Adverse Effect on the Company's underwritten primary registration; provided, however, that (A) a copy of such written opinion shall be promptly provided to each Requesting Holder; (B) within twenty
      (20) days after receiving such written opinion, the Holders of a majority of the Registrable Shares held by the Requesting Holders and for which registration was previously requested may withdraw such request by giving notice to the Company and, if so withdrawn, the Demand Request shall be deemed not to have been made for all purposes of this Agreement; and (C) a deferral of the filing of a registration statement pursuant to this clause
      (iii) shall be lifted, and the requested registration statement shall be filed forthwith upon the effectiveness of the Company's underwritten primary registration. Notwithstanding anything to the contrary contained herein, no request may be made under this Section 2(a) within 180 days after the effective date of a registration statement filed by the Company covering a firm commitment underwritten public offering in which the Holders of Registrable Securities shall have been entitled to join pursuant to this Section 2 or Section 3 hereof and in which there shall have been effectively registered all shares of Registrable Securities as to which registration shall have been so requested. Such request shall specify the number of Registrable Shares proposed to be sold and the intended method of disposition thereof. Upon receipt of such request, the Company shall promptly (but in any event within ten (10) days after receipt) give written notice of such registration request to all Holders. Such Holders shall have the right, by giving written notice to the Company within ten (10) days after the receipt of notice from the Company, to elect to have included in such registration all or part of their Registrable Shares as such Holders may request in such notice of election. Each such request will also specify the number of Registrable Shares to be registered and the intended method of disposition thereof. The Company shall file the Demand Registration within (i) forty-five (45) days if the Company is eligible to use Form S-3 or any substitute form adopted by the Commission ("Short-Form Registration") or (ii) sixty (60) days if the Company is not eligible to use such Short-Term Registration, after receiving a Demand Request (the "Required Filing Date") and shall use its best efforts to cause the same to be declared effective by the Commission as promptly as practicable after such filing. Notwithstanding the foregoing, in no event shall the Company be required to effect more than two (2) Demand Registrations pursuant to this Section 2(a); provided, however, that if a Holder elects to include all or part of such Holder's Registrable Shares in a Demand Registration, such registration shall not be counted as one of the registrations permitted hereunder unless such Holder is permitted to include in the Demand Registration all of the Registrable Shares that it desires to sell due to the limitations contained in Section 2(d) hereof.

(b) Effective Registration and Expenses. A registration will not count as a Demand Registration until it has become effective (unless all Holders making or joining such request pursuant to Section 2(a) above (the "Requesting Holders") withdraw all their Registrable Shares, in which case such demand will count as a Demand Registration unless the Requesting Holders pay all expenses in connection with such withdrawn registration); provided that if, after it has become effective, an offering of Registrable Shares pursuant to a registration is interfered with by any stop order, injunction, or other order or requirement of the Commission or other governmental agency or court, such registration will be deemed not to have been effected.

(c) Selection of Underwriters. If the Holders of a majority of the Registrable Shares to be registered in a Demand Registration so elect, the offering of Registrable Shares pursuant to a Demand Registration shall be in the form of an underwritten public offering. The Requesting Holders who hold a majority of the Registrable Shares to be registered in the Demand Registration shall be entitled to select the investment banking firm or firms to manage the underwritten offering, subject to the approval of the Company (not to be unreasonably withheld).

(d) Priority on Demand Registrations. No securities to be sold for the account of any Person (including the Company and including any other holder of capital stock of the Company) other than Requesting Holders shall be included in a Demand Registration that is an underwritten public offering unless (i) the managing underwriter or underwriters shall advise the Company or the Requesting Holders in writing that the inclusion of such securities will not materially and adversely affect the price or success of the offering (a "Material Adverse Effect") and (ii) the Holders of not less than a majority of the Registrable Shares to be covered by such registration (calculated by using numbers of shares of Common Stock of the Company represented by such Registrable Shares on an as-if-converted basis) shall have consented in writing to the inclusion of such other securities. Furthermore, and subject to the immediately following sentence, in the event the managing underwriter or underwriters shall advise the Company or the Requesting Holders that even after exclusion of all securities of other Persons pursuant to the immediately preceding sentence, the amount of Registrable Shares proposed to be included in such Demand Registration by Requesting Holders is sufficiently large to cause a Material Adverse Effect, the Registrable Shares of Requesting Holders to be included in such Demand Registration shall be allocated pro rata among the Requesting Holders on the basis of the number of Registrable Shares requested to be included in such Demand Registration by each such Requesting Holder.

3.    PIGGYBACK REGISTRATION

(a) Right to Piggyback. If the Company proposes to file a registration statement under the Securities Act with respect to an equity security of the Company for its own account or for the account of any of its securityholders (other than pursuant to Section 2 and other than a registration statement on Form S-4 or S-8 (or any substitute forms adopted by the Commission)), then the Company shall give prompt written notice to the Holders of its intention to effect such a registration (which notice shall be given not less than thirty (30) days prior to the anticipated filing date of such registration statement) and such notice shall offer the Holders who are holders of Registrable Shares the opportunity to have any or all of their Registrable Shares included in such registration statement, subject to the limitations contained in Section 3(b) hereof. The Holders shall advise the Company in writing within twenty (20) days after the date of receipt of such notice from the Company of such Holder's desire to have their Registrable Shares registered under this Section 3. Subject to Section 3(b) below, the Company shall include in such registration statement all such Registrable Shares so requested to be included therein pursuant to the piggyback rights granted under this
      Section 3(a); provided, however, that the Company may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of all other equity securities originally proposed to be registered without any obligation to the Holders of any Registrable Securities. The Company (or such other Holders, as the case may be,) shall be entitled to select the investment banking firm or firms to manage any underwritten offering contemplated by this Section 3(a).

(b) Priority on Registrations. If any managing underwriter advises the Company in writing that including all the shares of Common Stock requested to be included in the registration by all Persons (including the Company) would have a Material Adverse Effect, subject to the immediately following sentence, the Company will be obligated to include in such registration only Common Shares in the following priority: (i) first, if the registration statement has been proposed to be filed by the Company for its own account, any Common Stock for sale by the Company, and (ii) second, (x) if the registration statement has been proposed to be filed by the Company for its own account, pro rata among the Holders of the Registrable Shares requesting to be included in the registration based on the number of Registrable Shares, on an as-if-converted basis, requested to be included in such registration by each such Holder, or (y) if the registration statement has been proposed to be filed at the request and for the account of any of the Company's securityholders, pro rata among such requesting securityholders and the Holders of the Registrable Shares requesting to be included in the registration based on the number of shares of Common Stock, on an as-if-converted basis, requested to be included in such registration by each such Holder and each such securityholder, and (iii) third, in the event that all Common Stock for sale by the Company and all Registrable Shares requested to be included in such registration statement by the Holders of Registrable Shares and, if applicable, all Common Stock for sale by the requesting securityholders have been included in such registration, any other Common Stock requested to be included pursuant to any other registration rights that may hereafter be and to the extent granted by the Company (pro rata on the basis of the total number of shares of Common Stock that each holder of such shares has requested to be registered).

4.    MISCELLANEOUS REGISTRATION RIGHTS PROVISIONS

(a) Holdback Agreement. If the Company previously shall have received a request for registration pursuant to Section 2 hereof or any Holder shall have requested to have such Holder's Registrable Shares registered pursuant to Section 3 hereof, and if such previous registration shall not have been withdrawn or abandoned, the Company agrees (A) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 180-day period beginning on the effective date of such previous registration, and (B) to use its best efforts to cause each officer and director of the Company or any of its subsidiaries and each other holder of 5% or more of its equity securities (or any securities convertible into or exchangeable for such securities), on a fully diluted basis purchased from the Company at any time (other than in a registered public offering), to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such registration, if otherwise permitted), unless the Holders of a majority of the Registrable Shares to be registered in such registration agree. Additionally, each Holder of Registrable Securities agrees, if so required by the managing underwriter of the public offering, not to effect any public sale or distribution of securities of the Company of the same class as the securities included in such registration statement, during the seven (7) days prior to the date on which any underwritten registration pursuant to
      Section 2 or 3 has become effective and the ninety (90) days (or such longer period as shall have been agreed to by all of the holders of securities included in such registration statement other than the Holders of Registrable Securities) thereafter, except as part of such underwritten registration or to the extent that such Holder is prohibited by applicable law from agreeing to withhold Registrable Securities from sale or is acting in its capacity as a fiduciary or an investment adviser. The Company agrees not to effect any public sale or distribution of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the seven (7) days prior to and the ninety (90) days after any underwritten registration pursuant to Section 2 or 3 has become effective, except as part of such underwritten registration.

(b) Registration Procedures. Whenever the Holders have requested that any Registrable Shares be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Shares in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

      (i) prepare and, subject to Section 2(e), file with the Commission a registration statement on any appropriate form under the Securities Act, with respect to such Registrable Shares and use its best efforts to cause such registration statement to become effective at the earliest possible time (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the Holders of a majority of the Registrable Shares covered by such registration statement copies of all such documents proposed to be filed);

      (ii) prepare and file with the Commission and notify each seller of such Registrable Shares immediately after the filing of such amendments, post-effective amendments, and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days, in the case of a piggyback registration, or 360 days in the case of a Demand Registration (or such lesser periods as is necessary for the underwriters in an underwritten offering to sell unsold allotments) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

      (iii) furnish to each seller of Registrable Shares and the underwriters of the securities being registered such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits), the prospectus included in such registration statement (including each preliminary and summary prospectus) and any other prospectus filed under Rule 424 or Rule 430-A under the Securities Act, and such other documents as such seller or underwriters may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such seller or the sale of such securities by such underwriters;

      (iv) use its best efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the managing underwriter and each seller reasonably requests, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition of the Registrable Shares owned by such seller in such jurisdictions (provided, however, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (B) consent to general service of process in any such jurisdiction or
             (C) subject itself to any taxation (other than stamp taxes) in any such jurisdiction);

      (v) notify each seller of Registrable Shares promptly after it shall receive notice thereof, of the time when such registration statement has become effective;

      (vi) notify each seller of Registrable Shares promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

      (vii) provide a transfer agent and registrar for all Registrable Shares sold under the registration not later than the effective date of the registration statement;

      (viii) furnish to each Holder participating in the registration a signed counterpart, addressed to such Holder (a) of an opinion of counsel as to such matters that are customarily covered in an opinion of counsel delivered to an underwriter, including that the registration is valid and effective and such other matters as such Holder may reasonably request and (b) of a "cold comfort" letter signed by the independent public accountants who have issued a report on the Company's financial statements included in the registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountant's letter, with respect to events subsequent to the date of such financial statements, as are customarily delivered to underwriters in underwritten public offerings of securities and such other financial matters as such Holder may reasonably request;

      (ix) advise each seller of such Registrable Shares, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and promptly use reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

      (x) notify each seller of Registrable Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller promptly prepare, file with the Commission and to furnish such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

      (xi) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its securityholders, as required, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of
             Section 11(a) of the Securities Act, and Rule 158 promulgated thereunder and will furnish to each such seller at least two business days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any thereof to which any such seller shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

      (xii) use its reasonable best efforts to list all Registrable Shares covered by such registration statement on any securities exchange on which similar securities of the Company are then listed;

      (xiii) enter into such customary agreements (including underwriting agreements in customary form) and take such other customary actions as the Holders of Registrable Shares or the underwriters, if any, shall reasonably request in order to expedite or facilitate the disposition of such Registrable Shares;

      (xiv) make available for reasonable inspection by any seller of Registrable Shares, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such sellers, underwriter, attorney, accountant or agent in connection with such registration statement;

      (xv) deliver promptly to each Holder participating in an offering who so requests the file correspondence and memoranda described below, copies of all correspondence between the Commission and the Company, its counsel or auditors with respect to the registration statement and permit each Holder to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or the rules and regulations of the NASD. Such investigation shall include reasonable access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder shall reasonably request; and

      (xvi) permit any Holder of Registrable Shares, which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of materials, furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel should be included.

      If any such registration or comparable statement refers to any Holder by name or otherwise as the holder of any securities of the Company and if, in its sole and exclusive judgment, such Holder is or might be deemed to be a controlling person of the Company, such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder and presented to the Company in writing, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Holder; provided that with respect to this clause (ii) such Holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company.

      The Company may require each Holder of Registrable Shares to be included in such registration statement to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Shares as the Company may from time to time reasonably request and any such other information as may be legally required in connection with such registration.

(c) Suspension of Dispositions. Each Holder agrees by acquisition of any Registrable Shares that, upon receipt of any notice (a "Suspension Notice") from the Company of the happening of any event of the kind which, in the opinion of the Company, requires the amendment or supplement of any prospectus, such Holder will forthwith discontinue disposition of Registrable Shares until such Holder's receipt of the copies of the supplemented or amended prospectus (which the Company shall prepare and file as promptly as practicable), or until it is advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed, and such Holder has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of registration statements set forth in
      Section 4(b)(ii) hereof shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when each seller of Registrable Shares covered by such registration statement shall have received the copies of the supplemented or amended prospectus or the Advice.

(d) Registration Expenses. All expenses incident to the Company's performance of or compliance with this Agreement including, without limitation, all registration and filing fees, reasonable fees and expenses of one legal counsel for all Holders of Registrable Shares to be included in the registration statement (up to a maximum of $15,000 in the aggregate if such registration is on a Short-Form Registration), all fees and expenses associated with filings required to be made with the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter" as such term is defined in Schedule E of the By-Laws of the NASD, and of its counsel), as may be required by the rules and regulations of the NASD, fees and expenses of compliance with securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualifications of the Registrable Shares), all word processing, duplicating and printing expenses (including expenses of printing certificates for the Registrable Shares and of printing prospectuses if the printing of prospectuses is requested by a Holder of Registrable Shares) (provided, however, that the manner and form of printing the registration statement and prospectuses shall be at the sole discretion of the Company), messenger and delivery expenses, fees and expenses of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or "cold comfort" letters required by or incident to such performance), securities acts liability insurance (if the Company elects to obtain such insurance), the fees and expenses of any special experts retained by the Company in connection with such registration, the fees and expenses of underwriters customarily paid by issuers or sellers of securities (including fees paid to a qualified independent underwriter but excluding underwriting discounts and commissions), and the fees and expenses of other persons retained by the Company (all such expenses being herein called "Registration Expenses") will be borne by the Company whether or not any registration statement becomes effective; provided that in no event shall Registration Expenses include any underwriting discounts, commissions, or any out of pocket expenses of the Holders (or agents who manage their accounts) other than as expressly provided above.

(e) Requirements to Participate. No Holder may participate in any registration hereunder unless such Holder (x) agrees to sell such Holder's Registrable Shares on the basis provided in any underwriting arrangements approved by the Company and (y) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents required under the terms of such underwriting arrangements; provided, however, that no such Holder shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (i) such Holder's ownership of such Holder's Registrable Shares to be sold or transferred free and clear of all liens, claims, and encumbrances, (ii) such Holder's power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested; provided further, however, that the obligation of such Holder to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Persons selling securities thereunder, and the liability of each such Holder will be in proportion to and limited to the net amount received by such Holder from the sale of such Holder's Registrable Shares pursuant to such registration.

5.    INDEMNIFICATION

(a) The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each seller of Registrable Shares, and each of its employees, advisors, agents, representatives, partners, officers, directors and affiliates and each Person who controls such seller (within the meaning of the Securities Act or the Exchange Act) (collectively, the "Seller Affiliates") and each other Person who participated as an underwriter in the offering or sale of such securities and each of its employees, advisors, agents, representatives, partners, officers, directors and affiliates and each Person who controls such underwriters (within the meaning of the Securities Act or the Exchange Act) (i) against any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees except as limited by
      Section 5(c) below) arising out of or caused by any untrue or alleged untrue statement of a material fact contained in any registration statement, preliminary prospectus, final prospectus, summary prospectus, or any amendment thereof or supplement thereto if the Company shall have furnished any amendments or supplements, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) against any and all losses, claims, damages, liabilities and expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or alleged untrue statement or omission, and
      (iii) against any and all costs and expenses (including reasonable fees and disbursements of counsel) as may be reasonably incurred in investigating, preparing, or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or alleged untrue statement or omission, to the extent that any such expense or cost is not paid under subparagraph (i) or
      (ii) above; except insofar as the same are made in reliance upon and in strict conformity with information furnished in writing to the Company by such seller or any Seller Affiliate for use therein. The reimbursements required by this Section 5(a) will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

(b) In connection with any registration statement in which a seller of Registrable Shares is participating, each such seller will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the fullest extent permitted by law, each such seller will indemnify the Company, its directors, agents, officers and each Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
      Act) to the same extent as the foregoing indemnity from the Company to such seller and its Seller Affiliates, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information or affidavit so furnished in writing by such seller or any of its Seller Affiliates for specific inclusion in such registration statement; provided that the obligation to indemnify will be several, not joint and several, among such sellers of securities thereunder, and the liability of each such seller will be in proportion and limited to the net amount received by such seller from the sale of such seller's Registrable Securities pursuant to such registration statement.

(c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (X) the indemnifying party has agreed to pay such fees or expenses, (Y) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (Z) in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. An indemnifying party will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim. If such defense is assumed by the indemnified party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its written consent (which consent shall not be unreasonably withheld). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (1) such settlement or compromise contains a full and unconditional release of the indemnified party from all liabilities arising out of such proceeding or
      (2) the indemnified party otherwise consents in writing.

(d) Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Section 5(a) or Section 5(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, liabilities, or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties' relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 5(d). The amount paid or payable by an indemnified party as result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 5(c), defending any such action or claim. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute an amount greater than the dollar amount of the proceeds received by such Holder with respect to the sale of any Registrable Shares. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations in this Section 5(d) to contribute shall be several in proportion to the amount of Registrable Shares registered by them and not joint.

(e) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

6.    REPRESENTATIONS AND WARRANTIES

      The Company represents and warrants to the Holders that:

(a) The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware, and has corporate power and corporate authority to own, operate, and lease its properties and conduct its business as now conducted. The Company is duly qualified to do business and is in good standing in all jurisdictions in which the failure to so qualify would have a material adverse effect on the operations, business, financial conditions, assets, or liabilities of the Company and its subsidiaries, taken as a whole.

(b) The Company has the corporate power and is duly authorized and empowered to enter into and perform its obligations under this Agreement. This Agreement has been duly and validly executed, issued, and delivered and constitutes the legal, valid, and binding obligation of the Company.

(c) The execution, delivery, and performance of this Agreement by the Company shall not, by the lapse of time, the giving of notice or otherwise, constitute a violation of any applicable statute, law, rule or regulation of any governmental authority, any applicable provision contained in the certificate of incorporation or bylaws of the Company or contained in any agreement, instrument, or document to which the Company is a party or by which it is bound, or any order, ruling, judgment or decree of any court, arbitral body or governmental authority.

7.    ARBITRATION AND DISPUTE RESOLUTION

      The parties hereto agree that any and all disputes, claims or controversies arising out of or relating to this Agreement that are not resolved by their mutual agreement shall be submitted to final and binding arbitration before JAMS, or its successor, pursuant to the United States Arbitration Act, 9 U.S.C. Sec. 1, et seq. Either party may commence the arbitration process called for in this Agreement by filing a written demand for arbitration with JAMS, with a copy to the other party. The arbitration will be conducted in accordance with the provisions of JAMS' Comprehensive Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration. The parties will cooperate with JAMS and with one another in selecting an arbitrator from JAMS' panel of neutrals, and in scheduling the arbitration proceedings. The parties covenant that they will participate in the arbitration in good faith, and that they will share equally in its costs. The provisions of this paragraph may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys fees, to be paid by the party against whom enforcement is ordered.

8.    COMPLIANCE WITH RULE 144

      With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of Registrable Shares to the public without registration, at all times, the Company agrees to:

(a) Make and keep available adequate current public information, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after it has become subject to the reporting requirements of the Exchange Act;

(b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) Furnish to each Holder of Registrable Shares forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 ninety (90) days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such Holder may reasonably request availing itself of any rule or regulation of the Commission allowing such Holder to sell any Registrable Shares without registration.

9.    SUBSEQUENT INVESTORS

      The Company shall not grant registration rights or enter into any registration rights agreement or similar agreement with any Person which are equal to, superior to or conflict, impair or interfere in any way with the rights granted hereunder, without the consent of Holders, at the time of determination, of 70% of the Registrable Shares (based on the number of shares of Common Stock underlying the Registrable Shares on an as-if converted basis).

10.   TERMINATION

      The provisions of this Agreement shall terminate upon the date on which there are no longer any Registrable Shares.

11.   NOTICES

      All notices and communications to be given or otherwise to be made to any party to this Agreement shall be deemed to have been duly given or delivered by any party, (i) when received by such party if delivered by hand, (ii) upon confirmation when delivered by telecopy, or (iii) within one day after being sent by recognized overnight delivery service, and in each case addressed as follows:

      If to the Company:

                    E-Sync Networks, Inc.

                    Telecopy:
                    Attention: President and Chief Operating Officer

      If to any other party, as indicated on the signature pages hereto.

      Any party by written notice to the other parties pursuant to this Section 11 may change the address or the Persons to whom notices or copies thereof shall be directed.

12.   SUCCESSORS AND ASSIGNS

      This Agreement shall be binding upon the parties hereto and their respective successors and assigns.

13.   MODIFICATION

      Except as otherwise provided herein, neither this Agreement nor any provision hereof can be amended, modified, changed, discharged, waived or terminated (each, an "Amendment") except by an instrument in writing executed in good faith by the Company and the Holders, at the time of determination, of 70% of Registrable Shares (based on the number of shares of Common Stock underlying the Registrable Shares on an as-if converted basis), in which event such Amendment shall be binding upon all of the Parties in accordance with its terms.

14.   WAIVER

      Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Subject to the provisions of Section 13 hereof, any waiver must be evidenced by a writing signed by the party against whom the waiver is sought to be enforced.

15.   AVAILABILITY OF EQUITABLE REMEDIES

      Each party hereto acknowledges that a breach of the provisions of this Agreement could not adequately be compensated by money damages. Accordingly, it is the intention of the parties that any party shall be entitled, in addition to any other right or remedy available to it, to an injunction restraining such breach or a threatened breach and/or to specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and the parties hereby consent to such injunction and to the ordering of specific performance.

16.   ENTIRE AGREEMENT

      This Agreement sets forth the entire understanding, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

17.   SEVERABILITY

      If any provision of this Agreement shall be determined to be illegal or unenforceable by any court of law of competent jurisdiction, the Parties intend that such provision shall be deemed not to form part of this Agreement and, the remaining provisions shall be severable and enforceable in accordance with their terms.

18.   GOVERNING LAW

      This Agreement shall be governed by, interpreted under and construed in accordance with the internal laws of the State of New York applicable to contracts executed and to be performed wholly in that state without giving effect to the choice or conflict of laws principles or provisions thereof. Each of the parties hereto hereby irrevocably submits to the jurisdiction of any state or federal court sitting in the City, County and State of New York in respect of any enforcement proceeding arising out of or relating to this Agreement, which courts shall have exclusive jurisdiction over and with respect to any such enforcement proceeding, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. Each of the parties hereto hereby irrevocably waives, to the fullest extent such party may effectively do so under applicable law, trial by jury and any objection that such party may now or hereafter have to the laying of venue of any such enforcement proceeding brought in any such court and any claim that any such enforcement proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of any party hereto to serve process in any manner permitted by law or to commence enforcement proceedings or otherwise proceed against the other party in any other jurisdiction.

19.   CAPTIONS

      The captions herein are inserted for convenience only and shall not define, limit, extend or describe the scope of this Agreement or affect the construction hereof.

20.   COUNTERPARTS

      This Agreement may be executed in two or more counterparts (and via facsimile), each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first set forth above.

                                     E-SYNC NETWORKS, INC.

                                     By:________________________________________
                                     Name:
                                     Title:


                                     CRC, INC.

                                     By:________________________________________
                                     Name:
                                     Title:

                                     Address for Notices:
                                     1290 Avenue of the Americas, 39th Floor
                                     New York, New York 10104
                                     Telecopy:
                                     Attention: Chief Executive Officer

                 Signature Page to Registration Rights Agreement

                                                                       Exhibit E

      Filed as Exhibit 2.5 to this Current Report on Form 8-K and incorporated herein by reference thereto.

                                                                       Exhibit F

                                VOTING AGREEMENT

            THIS VOTING AGREEMENT (this "Agreement"), dated as of August 6, 2001, by and among CRC, Inc., a New York corporation ("CRC"), and those stockholders of E-Sync Networks, Inc., a Delaware corporation ("ESNI"), set forth on the signature page hereto and listed on Schedule I attached hereto (each, a "Stockholder" and collectively, the "Stockholders").

            WHEREAS, E-Sync Networks, LLC, a Delaware limited liability company (the "JV"), is a wholly-owned subsidiary of CRC;

            WHEREAS, ESNI and JV are entering into a contribution agreement dated the date hereof (the "ESNI Contribution Agreement;" capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the ESNI Contribution Agreement) pursuant to which ESNI will contribute the ESNI Contributed Assets along with the Assumed Liabilities to JV in exchange for a fifty-one percent (51%) membership interest in JV pursuant to, and in accordance with, the Operating Agreement;

            WHEREAS, concurrently with the consummation of the transactions contemplated by the ESNI Contribution Agreement, CRC will enter into and consummate the transactions contemplated by the CRC Contribution Agreement;

            WHEREAS, each Stockholder is the record owner of the number of shares of equity securities of ESNI and options or rights to acquire shares of equity securities of ESNI (such securities and any other securities of ESNI hereafter acquired by such Stockholder, the "Subject Securities") set forth opposite such Stockholder's name in Schedule I hereto; and

            WHEREAS, as a condition of JV and CRC entering into the ESNI Contribution Agreement and of CRC entering into the CRC Contribution Agreement, CRC has requested each Stockholder, and each Stockholder has agreed, to enter into this Agreement.

            NOW, THEREFORE, in consideration of the foregoing premises and the covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be bound, hereby agree as follows:

            1. Representations and Warranties. Each Stockholder severally, and not jointly, represents and warrants to CRC as follows:

            (a) Such Stockholder is the sole, true and lawful record owner of the Subject Securities set forth opposite such Stockholder's name in Schedule I hereto. Such Subject Securities are the only interests in the securities of ESNI owned by such Stockholder, and such Stockholder has no other option to purchase or right to subscribe for or otherwise acquire any securities of ESNI and has no other interest in or voting rights with respect to any other securities of ESNI.

            (b) Such Stockholder's Subject Securities are free and clear of all liens, claims, security interests, proxies, voting trusts or agreements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder.

            (c) Such Stockholder understands and acknowledges that CRC and JV, as the case may be, are each entering into the Transaction Documents to which it is a party in reliance upon such Stockholder's representations, warranties and covenants in this Agreement. Such Stockholder acknowledges that the grant of proxy and appointment of attorney set forth in Section 3 hereof is granted in consideration for the execution and delivery by CRC of the CRC Contribution Agreement and the other Transaction Documents to which CRC is a party.

            2. Agreement to Vote. During the term of this Agreement, at every meeting of the stockholders of ESNI called with respect to the following, and at every adjournment thereof, and in every other circumstances upon which such Stockholder's vote, consent or other approval is sought, each Stockholder shall vote the Subject Securities that are voting securities and that such Stockholder beneficially owns at the time of any such vote: (a) in favor of approval of the Contribution and the other transactions contemplated under the Transaction Documents, including, without limitation, in favor of approval of ESNI's compliance with the provisions of Sections 8.3 and 8.6 of the Operating Agreement, and (b) against (i) any Business Combination (other than as contemplated by the ESNI Contribution Agreement and the other Transaction Documents), reorganization, recapitalization, dissolution, liquidation or winding up of or by ESNI and (ii) any other proposal or transaction involving ESNI or any of its subsidiaries which proposal or transaction would in any manner impede, frustrate, prevent or nullify, or result in a breach of any covenant, representation or warranty or any other obligation or agreement of ESNI under or with respect to, the ESNI Contribution Agreement or any of the transactions contemplated by the ESNI Contribution Agreement or any other Transaction Document.

            3. Grant of Irrevocable Proxy; Appointment of Proxy. To fully implement the agreement of each Stockholder set forth in Section 2 above:

            (a) Each Stockholder hereby irrevocably appoints CRC, its officers and designees, with full power of substitution (each of CRC, its officers and designees and its substitutes being referred to herein as the "Proxy"), and each of them, as the true and lawful proxy and attorney-in-fact of such Stockholder, until the termination of this Agreement, to vote all Subject Securities that are voting securities on matters as to which such Stockholder is entitled to vote at a meeting of the stockholders of ESNI or to which such Stockholder's vote, consent or other approval is sought, in the Proxy's absolute, sole and binding discretion, on the matters specified in Section 2 above. Each Stockholder agrees that, until the termination of this Agreement, the Proxy may, in such Stockholder's name and stead, (i) attend any annual or special meeting of the stockholders of ESNI and vote all Subject Securities that are voting securities at any such annual or special meeting as to the matters specified in Section 2 above, and (ii) provide with respect to all Subject Securities its vote, consent and approval to corporate action respecting any matter specified in Section 2 above.

            (b) Such Stockholder hereby revokes any and all previous proxies granted with respect to the Subject Securities.

            (c) Such Stockholder hereby affirms that the grant of proxy and appointment of attorney set forth in this Section 3 is irrevocable, until the termination of this Agreement, and is coupled with an interest and agrees that a Person designated as Proxy pursuant hereto may at any time name any other person as its substituted Proxy to act pursuant hereto, either as to a specific matter or as to all matters. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212 of the Delaware General Corporation Law (the "DGCL"). Such Stockholder hereby ratifies and confirms all that the Proxy may lawfully do or cause to be done by virtue hereof.

            4. No Transfers. From and after the date hereof until the termination of this Agreement, each Stockholder severally, and not jointly, agrees with, and covenants to, CRC that such Stockholder shall not, except as contemplated by the terms of this Agreement, (i) transfer (the term "transfer" shall include, without limitation, for the purposes of this Agreement, any sale, transfer, gift, assignment, pledge or grant of security interest or other disposition, by operation of law or otherwise), or consent or enter into any contract, option or other agreement or understanding with respect to any transfer of, any or all of such Stockholder's Subject Securities or any interest therein to or in favor of any Person, unless prior to any such transfer, such Person shall have agreed in writing, in form and substance reasonably acceptable to CRC, for the benefit of and delivered to CRC, to be bound by all provisions of this Agreement applicable to such Stockholder, (ii) grant any proxy, power-of-attorney or other authorization or consent in or with respect to such Subject Securities, (iii) deposit such Subject Securities into a voting trust or enter into a voting agreement or arrangement with respect to such Subject Securities, or (iv) take any other action that would in any way restrict, limit or interfere with the performance of such Stockholder's obligations hereunder or the transactions contemplated hereby.

            5. Certain Events. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder's Subject Securities and shall be binding upon any Person to which legal or beneficial ownership of such Subject Securities shall pass, whether by operation of law or otherwise, including, without limitation, such Stockholder's heirs, guardians, administrators or successors. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of ESNI affecting the Subject Securities, or the acquisition of additional securities in ESNI after the date hereof by any Stockholder, Schedule I shall be amended appropriately and this Agreement and the obligations hereunder shall attach to such additional securities issued to or acquired by such Stockholder.

            6. Further Assurances. Each Stockholder shall, upon request of CRC execute and deliver any additional documents and take such further actions as may reasonably be deemed by CRC to be necessary or desirable to carry out the provisions hereof and to vest in CRC the power to vote such Stockholder's Subject Securities as contemplated by Section 3 hereof.

            7. Termination. This Agreement, and all rights and obligations of the parties hereunder and the proxy provided in Section 3 hereof, shall terminate upon the earlier of (1) the date upon which the ESNI Contribution Agreement is terminated in accordance with its terms, and (2) the consummation of the transactions contemplated by the ESNI Contribution Agreement and the other Transaction Documents; provided, however, each Stockholder hereby understands and agrees that the provisions of Sections 2 and 3 above shall remain in full force and effect with respect to any stockholder approval sought pursuant to Section 8.9 of the Operating Agreement (but only with respect to Subject Securities owned at the relevant time by the Stockholders).

            8. Entire Agreement; Assignment. This Agreement (i) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and (ii) shall not be assigned under any circumstances, provided that CRC may assign its rights and obligations hereunder to any of its Affiliates.

            9. Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

            10. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (i) upon delivery, if delivered personally, (ii) three (3) Business Days after deposit in the United States mail, if sent by registered or certified mail, return receipt requested, postage prepaid (provided that such method of notice shall be acceptable only if posted in the United States to a United States address), (iii) two (2) Business Days after deposit with a nationally recognized overnight courier service, if sent by courier service, or
(iv) upon confirmation of receipt, if sent by facsimile transmission, and, in any case, properly addressed to the parties as follows:

      If to any Stockholder:

              to the address, telephone number or fax number and person's attention set forth under such Stockholder's name on Schedule I attached hereto with a copy (which shall not constitute notice) to:

              Finn Dixon & Herling LLP
              One Landmark Square, Suite 1400
              Stamford, Connecticut 06901-2689

                    Attention: David I. Albin, Esq.
                    Telephone: (203) 325-5000
                    Facsimile: (203) 348-5777

      If to CRC, to:

              CRC, Inc.
              1290 Avenue of the Americas, 39th Floor
              New York, New York 10104

                    Attention: Chief Executive Officer
                    Telephone: (212) 906-1000
                    Facsimile: (212) 906-9500

      with a copy (which shall not constitute notice) to:

              Kramer Levin Naftalis & Frankel LLP
              919 Third Avenue
              New York, New York 10022

                    Attention: Ely D. Tendler, Esq.
                    Telephone: (212) 715-9100
                    Facsimile: (212) 715-8000

or to such other address or addresses as a party may from time to time designate as to itself, by notice as provided herein, provided that any such notice shall be deemed effectively given only upon receipt.

            11. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and, to the extent expressly provided herein, the DGCL, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. The parties hereto each hereby irrevocably submits to the jurisdiction of any state or federal court sitting in the City, County and State of New York in respect of any suit, action or proceeding arising out of or relating to this Agreement, which courts shall have exclusive jurisdiction over and with respect to any such dispute, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. The parties hereto each hereby irrevocably waives any objection that such party may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against the other party in any other jurisdiction.

            12. Specific Performance. Each Stockholder acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each Stockholder agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and all agreements and transactions contemplated hereby, and to enforce specifically this Agreement and all agreements and transactions contemplated hereby, and the terms and provisions hereof or thereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter (subject to the provisions set forth Section 11 above), in addition to any other remedy to which it may be entitled, at law or in equity, without the posting of any bond and without proving that damages would be inadequate.

            13. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts (and by facsimile), each of which when so executed and delivered shall be an original but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.

            14. Headings. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

            15. Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

            16. WAIVER OF JURY TRIAL. EACH OF CRC AND STOCKHOLDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

                    [Remainder of Page Intentionally Blank]

            IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the date first above written.

                                 CRC, INC.

                                 By: _______________________
                                 Name:
                                 Title:


                                 STOCKHOLDERS:

                                 COMMERCIAL ELECTRONICS CAPITAL
                                 PARTNERSHIP

                                 By: Electronics Investment, L.L.C., its General Partner

                                 By: ___________________________________
                                 Name:  Michael P. Schulhof
                                 Title:


                                 COMMERCIAL ELECTRONICS, L.L.C.

                                 By: ___________________________________
                                 Name:  Michael P. Schulhof
                                 Title: Manager

                                   SCHEDULE I

                                  STOCKHOLDERS

Name, Address, Telephone and      Common   Series A   Series B   Options  Other
----------------------------      ------   --------   --------   -------  -----
Fax                               Stock                                   Rights
---                               -----                                   ------

Commercial Electronics Capital
Partnership

Commercial Electronics, L.L.C.

                                                                       Exhibit G


      THE SALE AND ISSUANCE OF THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE DISTRIBUTION THEREOF. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR TRANSFERRED UNLESS (A) A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO THESE SECURITIES AND SUCH OFFER, SALE OR TRANSFER IS IN COMPLIANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OR (B) AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE AND SUCH OFFER, SALE OR TRANSFER IS IN COMPLIANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.

                            SECURED PROMISSORY NOTE

$500,000.00                                                   ____________, 2001

      FOR VALUE RECEIVED, the undersigned E-SYNC NETWORKS, INC. ("Maker"), a Delaware corporation, having an address at [35 Nutmeg Drive, Trumbull, Connecticut 06611], hereby unconditionally promises to pay to the order of CRC, INC. ("Payee"), a New York corporation, with its principal business address at 1290 Avenue of the Americas, New York, New York 10104, at Payee's principal business address, or such other office as Payee may designate, in lawful money of the United States, the principal sum of FIVE HUNDRED THOUSAND DOLLARS and no cents ($500,000.00), together with interest thereon as provided for below.

1. Interest Rate. Maker shall pay interest ("Interest") on the unpaid principal balance hereof outstanding from time to time at a rate equal to seven percent (7%) per annum; provided, however, that (i) Interest payments may be deferred pursuant to the terms of Section 7(a) below, and (ii) upon the occurrence and during the continuance of any Event of Default (as hereinafter defined), Interest shall accrue and be payable at the rate of eighteen percent (18%) per annum or, if less, the maximum rate permitted by applicable law. Interest shall commence to accrue on the outstanding principal amount of this note (this "Note") on the date hereof and shall continue to accrue thereon until the outstanding principal thereof is paid in full (whether before or after maturity or judgment). Interest due hereunder shall be paid monthly in arrears beginning on [_______, 2001].

      Anything contained in this Note to the contrary notwithstanding, Payee does not intend to charge and Maker shall not be required to pay Interest or other charges in excess of the maximum rate permitted by applicable law. Any payments in excess of such maximum rate shall be refunded to Maker or credited against principal.

2. Payments of Principal and Interest. All outstanding principal, together with accrued and unpaid Interest thereon, shall be due and payable by Maker to Payee on [_______, 2006].

3. Prepayments.

      (a) Voluntary Prepayment. Maker may at any time prepay this Note in whole or from time to time in part, without prior written consent of Payee and without penalty or premium, by paying to Payee the principal amount to be prepaid together with interest accrued thereon to the date of prepayment. Prepayments pursuant to the immediately preceding sentence or Section 3(b) below shall first be applied to accrued and unpaid interest, and then to unpaid principal.

      (b) Mandatory Prepayment. Without limiting the provisions of Sections 2 and 3(a) above, Maker shall in addition prepay this Note in the following amounts (it being understood that such prepayments shall be applied first to accrued and unpaid Interest and then to principal): (i) 100% of the cash proceeds (net of collection costs (including reasonable attorney's fees and disbursements related to such collection)) received by Maker after the date of this Note with respect to the first $600,000, in the aggregate, of accounts receivable derived from Maker's "Professional Services" business or "Managed Services" business (the "Receivables"), (ii) 20% of the excess (if any) of the cash proceeds (net of collection costs (including reasonable attorney's fees and disbursements related to such collection)) received by Maker with respect to the Receivables in excess of $600,000, in the aggregate, from the date of this Note,
(iii) 100% of the amount of the direct or indirect (including from any disposition of any non-cash consideration for cash or marketable securities) cash proceeds or marketable securities (at fair market value, taking into account any applicable illiquidity and minority discounts) (net of reasonable attorney's fees and disbursements related to such sale or disposition) received on account of or with respect to any sale or other disposition of all or any portion of Maker's interest in E-Sync Networks, LLC, and (iv) 100% of all cash payments received by Maker with respect to any exercise of that certain Common Stock Purchase Warrant issued by Maker to Payee on the date hereof. Prepayments pursuant to the immediately preceding sentence shall be made to Payer within two
(2) business days after receipt by Maker of such proceeds or payments, as applicable.

4. Security Interest. The obligations of Maker hereunder are secured pursuant to the Amended and Restated Security Agreement (the "Security Agreement"), dated as of even date herewith, between Maker and Payee.

5. Use of Proceeds. The proceeds of the loan evidenced by this Note shall be used solely to repay the obligations of Maker set forth on Schedule A attached hereto.

6. Expenses. Upon the occurrence of any Event of Default, Maker shall pay Payee, on demand, for all reasonable costs and expenses (including, but not limited to, reasonable attorneys' fees and expenses) incurred in connection with the collection of this Note and/or enforcement of Payee's rights and remedies related to this Note or Maker's obligations and liabilities hereunder.

7. Default; Acceleration. The occurrence of any of the following shall constitute an "Event of Default":

      (a) Maker shall fail to make any payment of any principal, Interest or other amount when due under this Note; provided, however, that the failure of Maker to make any payment of Interest due under this Note during the period prior to the third anniversary of the date of this Note shall not constitute an Event of Default, provided that Interest shall accrue at the rate of fifteen percent (15%) until all accrued and payable Interest thereof is paid in full.

      (b) Maker shall be dissolved or shall make an assignment of all or substantially all of its assets for the benefit of creditors; or shall have a receiver, custodian, trustee, conservator or similar official appointed for all or any material portion all its property, business or assets.

      (c) Any case or proceeding under any bankruptcy, insolvency, receivership, reorganization, moratorium or similar law for the relief or benefit or debtors shall be commenced by or against Maker (provided that if such case or proceeding is not commenced by Maker or consented to or acquiesced in by Maker, the same remains undismissed for a period of thirty (30) days).

      (d) Maker shall admit in writing its inability to pay its debts as they become due; provided, however, that any such admission to which Payee has consented in advance in writing shall not constitute an Event of Default.

      (e) Maker shall be in material breach or violation of any of its representations, warranties, covenants and other agreements set forth in this Note or the Security Agreement or any of its binding, representations, warranties, covenants and other agreements set forth in the other Transaction Documents (as defined in that certain contribution agreement, dated as of August ___, 2001, by and among E-Sync Networks, LLC, Maker and Payee), and if the same is curable, such breach or violation shall continue for twenty (20) days after
(i) Maker is given written notice thereof or (ii) if earlier, Maker otherwise becomes aware of such breach or violation.

      (f) That certain Master Services Agreement, dated of even date herewith, by and between CRC Management Services, Inc., a New York corporation and an affiliate of Payee, and Maker, shall be terminated by any party other than Payee or any of its affiliates.

      (g) Any judgment shall be entered against Maker in the amount of at least fifty thousand dollars ($50,000) and such judgment shall not, within twenty (20) days thereafter, have been discharged in full or stayed pending appeal.

      (h) Maker shall sell or otherwise dispose of all or any material portion of its property, business or assets other than in the ordinary course of business (other than as contemplated by the Transaction Documents).

      (i) An Event of Default (as defined in the Security Agreement) shall have occurred.

Upon the occurrence, and at any time during the continuance, of any Event of Default, Payee, at Payee's option and without the need for presentment, demand, protest or other notice of any kind, may declare all unpaid principal hereof and Interest hereunder to be immediately due and payable, and the same shall become immediately due and payable upon such declaration; provided, however, that upon the occurrence of an Event of Default as set forth in clause (b) or (c) above, this Note and all amounts due hereunder shall become immediately due and payable without any declaration on the part of Payee and without the need for presentment, demand, protest or other notice of any kind.

8. Certain Waivers. Maker: (i) waives presentment, diligence, protest, demand, notice of demand, notice of acceptance or reliance, notice of non-payment, notice of dishonor, notice of protest and all other notices to parties in connection with the delivery, acceptance, performance, default or enforcement of this Note or any collateral or other security; (ii) consents to any and all delays, extensions, renewals or other modifications with respect to this Note, any related document or the debt or collateral evidenced hereby or thereby or any waivers of any term hereof or thereof, any release, surrender, taking of additional, substitution, exchange, failure to perfect, record, preserve, realize upon or lawfully dispose of, or any other impairment of, any collateral, or any other failure to act by Payee or any other forbearance or indulgence shown by Payee, from time to time and in one or more instances (without notice to or assent from Maker) and agrees that none of the foregoing shall release, discharge or otherwise impair any of Maker's obligations or liabilities; and
(iii) otherwise waives any and all other defenses based on suretyship or impairment of collateral. Nothing contained in this Section 8 shall be construed or interpreted to limit the provisions of the last sentence of Section 13 below. Maker acknowledges and agrees that Maker's obligations under this Note and the Security Agreement are independent of any obligation of Payee under or pursuant to the Transaction Documents and that, without limiting the scope or generality of the foregoing, notwithstanding any breach or violation of any of the Transaction Documents by Payee, the loan evidenced by this Note shall be repayable in accordance with its terms and this Note and the Security Agreement shall be enforceable in accordance with the terms hereof and thereof.

9. Commercial Transaction; Jury Waiver. EACH OF PAYEE AND MAKER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION. EACH OF PAYEE AND MAKER HEREBY KNOWINGLY AND VOLUNTARILY WAIVES TRIAL BY JURY AND THE RIGHT THERETO IN ANY ACTION OR PROCEEDING OF ANY KIND, ARISING UNDER OR OUT OF, OR OTHERWISE RELATED TO OR OTHERWISE CONNECTED WITH, THIS NOTE AND/OR ANY RELATED DOCUMENT.

10. Binding Nature. This Note shall bind Maker and Maker's successors and assigns and shall inure to the benefit of Payee and its successors and assigns. The term "Payee" as used herein shall include any successors, endorsees or other assignees of Payee and shall also include any other holder of this Note. Payee may, without notice to or consent of Maker (which notice and consent are hereby expressly waived), endorse or otherwise transfer or assign this Note or any right or interest herein to any other person or entity.

11. Arbitration. Maker and Payee agree that any and all disputes, claims or controversies arising out of or relating to this Note that are not resolved by their mutual agreement shall be submitted to final and binding arbitration before JAMS, or its successor, pursuant to the United States Arbitration Act, 9 U.S.C. Sec. 1, et seq. Either party may commence the arbitration process called for in this Note by filing a written demand for arbitration with JAMS, with a copy to the other party. The arbitration will be conducted in accordance with the provisions of JAMS' comprehensive Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration. The parties will cooperate with JAMS and with one another in selecting an arbitrator from JAMS' panel of neutrals, and in scheduling the arbitration proceedings. The parties covenant that they will participate in the arbitration in good faith, and that they will share equally in its costs. The provisions of this paragraph may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys fees, to be paid by the party against whom enforcement is ordered.

12. Governing Law. This Note shall be governed by, interpreted under and construed in accordance with the internal laws of the State of New York applicable to contracts executed and to be performed wholly in that state without giving effect to the choice or conflict of laws principles or provisions thereof. Maker and Payee each hereby irrevocably submits to the jurisdiction of any state or federal court sitting in the City, County and State of New York in respect of any enforcement proceeding arising out of or relating to this Note, which courts shall have exclusive jurisdiction over and with respect to any such enforcement proceeding, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. Maker and Payee each irrevocably waives, to the fullest extent such party may effectively do so under applicable law, any objection that such party may now or hereafter have to the laying of venue of any such enforcement proceeding brought in any such court and any claim that any such enforcement proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of any party hereto to serve process in any manner permitted by law or to commence enforcement proceedings or otherwise proceed against the other party in any other jurisdiction.

13. Miscellaneous. No delay or omission by Payee in exercising any right or remedy hereunder or under any guaranty hereof, or with respect to any collateral or other security or surety related to this Note or Maker's obligations hereunder, shall operate as a waiver of such right or remedy or any other right or remedy, and a waiver on one occasion of any right or remedy shall not be a bar to, or constitute a waiver, of such right or remedy on any other occasion or of any other right or remedy on any occasion. All rights and remedies of Payee hereunder, under any other applicable document and under applicable law shall be cumulative and not in the alternative. No provision of this Note or any guaranty or other security or surety related to this Note may be amended, waived or modified orally but only by a writing signed by the party against whom enforcement of such amendment, waiver or modification is sought to be enforced.

      IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered on its behalf by an officer or other representative thereunto duly authorized, all as of the date first written above.

                              E-SYNC NETWORKS, INC.


                              By:________________________________________
                              Name:
                              Title:

                                   SCHEDULE A

                                 Use of Proceeds

                                                                       Exhibit H


      THE SALE AND ISSUANCE OF THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE DISTRIBUTION THEREOF. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR TRANSFERRED UNLESS (A) A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO THESE SECURITIES AND SUCH OFFER, SALE OR TRANSFER IS IN COMPLIANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OR (B) AN EXEMPTION FROM REGISTRATION UNDER THE ACT IS AVAILABLE AND SUCH OFFER, SALE OR TRANSFER IS IN COMPLIANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.

                            SECURED PROMISSORY NOTE

$1,500,000.00(1)                                              ____________, 2001

      FOR VALUE RECEIVED, the undersigned E-SYNC NETWORKS, INC. ("Maker"), a Delaware corporation, having an address at [35 Nutmeg Drive, Trumbull, Connecticut 06611], hereby unconditionally promises to pay to the order of CRC, INC. ("Payee"), a New York corporation, with its principal business address at 1290 Avenue of the Americas, New York, New York 10104, at Payee's principal business address, or such other office as Payee may designate, in lawful money of the United States, the principal sum of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS and no cents ($1,500,000.00), together with interest thereon as provided for below.

1. Interest Rate. Maker shall pay interest ("Interest") on the unpaid principal balance hereof outstanding from time to time at a rate equal to seven percent (7%) per annum; provided,

----------
(1) This amount will be reduced by the aggregate of (A) 40% of the amount by which the total amount (inclusive of costs and expenses paid to third parties to assist in obtaining the discharge or reduction of the trade payables) needed to discharge or satisfy all trade payables of Maker existing as of the closing of the Sale is less than $1,200,000 and (B) one-half of the aggregate amount in excess of $125,000 that Payee (and/or the Joint Venture Subsidiary), prior to the lapse of 45 days following the closing of the Sale, has made or committed to make (regardless of whether such commitment is for a future payment) to key personnel of Maker as an inducement for such personnel to join or continue to work for Payee or the Joint Venture Subsidiary, as the case may be.

      The Good Faith Loan and, if made, the Bridge Loan will be terminated and be folded into and made a part of this Note.

however, that (i) Interest payments may be deferred pursuant to the terms of
Section 7(a) below, and (ii) upon the occurrence and during the continuance of any Event of Default (as hereinafter defined), Interest shall accrue and be payable at the rate of eighteen percent (18%) per annum or, if less, the maximum rate permitted by applicable law. Interest shall commence to accrue on the outstanding principal amount of this note (this "Note") on the date hereof and shall continue to accrue thereon until the outstanding principal thereof is paid in full (whether before or after maturity or judgment). Interest due hereunder shall be paid monthly in arrears beginning on [_______, 2001].

      Anything contained in this Note to the contrary notwithstanding, Payee does not intend to charge and Maker shall not be required to pay Interest or other charges in excess of the maximum rate permitted by applicable law. Any payments in excess of such maximum rate shall be refunded to Maker or credited against principal.

2. Payments of Principal and Interest. All outstanding principal, together with accrued and unpaid Interest thereon, shall be due and payable by Maker to Payee on [_______, 2006].

3. Prepayments.

      (a) Voluntary Prepayment. Maker may at any time prepay this Note in whole or from time to time in part, without prior written consent of Payee and without penalty or premium, by paying to Payee the principal amount to be prepaid together with interest accrued thereon to the date of prepayment. Prepayments pursuant to the immediately preceding sentence or Section 3(b) below shall first be applied to accrued and unpaid interest, and then to unpaid principal.

      (b) Mandatory Prepayment. Without limiting the provisions of Sections 2 and 3(a) above, after satisfaction and payment in full of all of Maker's obligations under that certain Secured Promissory Note in the principal amount of $500,000 issued by Maker to Payee (the "First Installment Note"), Maker shall in addition prepay this Note in the following amounts, in each case exclusive of any proceeds applied toward prepayment of the First Installment Note (it being understood that such prepayments shall be applied first to accrued and unpaid Interest and then to principal): (i) 100% of the cash proceeds (net of collection costs (including reasonable attorney's fees and disbursements related to such collection)) received by Maker after the date of the First Installment Note with respect to the first $600,000, in the aggregate, of accounts receivable derived from Maker's "Professional Services" business or "Managed Services" business (the "Receivables"), (ii) 20% of the excess (if any) of the cash proceeds (net of collection costs (including reasonable attorney's fees and disbursements related to such collection)) received by Maker with respect to the Receivables in excess of $600,000, in the aggregate, from the date of the First Installment Note, (iii) 100% of the amount of the direct or indirect (including from any disposition of any non-cash consideration for cash or marketable securities) cash proceeds or marketable securities (at fair market value, taking into account any applicable illiquidity and minority discounts) (net of reasonable attorney's fees and disbursements related to such sale or disposition) received on account of or with respect to any sale or other disposition of all or any portion of Maker's interest in E-Sync Networks, LLC, and (iv) 100% of all cash payments received by Maker with respect to any exercise of that certain Common Stock Purchase Warrant issued by Maker to Payee on the date of the First Installment

Note. Prepayments pursuant to the immediately preceding sentence shall be made to Payer within two (2) business days after receipt by Maker of such proceeds or payments, as applicable.

4. Security Interest. The obligations of Maker hereunder are secured pursuant to the Amended and Restated Security Agreement (the "Security Agreement"), dated as of [August ___, 2001], between Maker and Payee.

5. Use of Proceeds. The proceeds of the loan evidenced by this Note shall be used solely to repay the obligations of Maker set forth on Schedule A attached hereto.

6. Expenses. Upon the occurrence of any Event of Default, Maker shall pay Payee, on demand, for all reasonable costs and expenses (including, but not limited to, reasonable attorneys' fees and expenses) incurred in connection with the collection of this Note and/or enforcement of Payee's rights and remedies related to this Note or Maker's obligations and liabilities hereunder.

7. Default; Acceleration. The occurrence of any of the following shall constitute an "Event of Default":

      (a) Maker shall fail to make any payment of any principal, Interest or other amount when due under this Note or the First Installment Note; provided, however, that the failure of Maker to make any payment of Interest due under this Note during the period prior to the third anniversary of the date of this Note shall not constitute an Event of Default, provided that Interest shall accrue at the rate of fifteen percent (15%) until all accrued and payable Interest thereof is paid in full.

      (b) Maker shall be dissolved or shall make an assignment of all or substantially all of its assets for the benefit of creditors; or shall have a receiver, custodian, trustee, conservator or similar official appointed for all or any material portion all its property, business or assets.

      (c) Any case or proceeding under any bankruptcy, insolvency, receivership, reorganization, moratorium or similar law for the relief or benefit or debtors shall be commenced by or against Maker (provided that if such case or proceeding is not commenced by Maker or consented to or acquiesced in by Maker, the same remains undismissed for a period of thirty (30) days).

      (d) Maker shall admit in writing its inability to pay its debts as they become due; provided, however, that any such admission to which Payee has consented in advance in writing shall not constitute an Event of Default.

      (e) Maker shall be in material breach or violation of any of its representations, warranties, covenants and other agreements set forth in this Note, the First Installment Note or the Security Agreement or any of its binding representations, warranties, covenants and other agreements set forth in the other Transaction Documents (as defined in that certain contribution agreement, dated as of [August ___, 2001], by and among E-Sync Networks, LLC, Maker and Payee), and if the same is curable, such breach or violation shall continue for twenty (20) days after (i) Maker is given written notice thereof or (ii) if earlier, Maker otherwise becomes aware of such breach or violation.

      (f) That certain Master Services Agreement, dated of even date herewith, by and between CRC Management Services, Inc., a New York corporation and an affiliate of Payee, and Maker, shall be terminated by any party other than Payee or any of its affiliates.

      (g) Any judgment shall be entered against Maker in the amount of at least fifty thousand dollars ($50,000) and such judgment shall not, within twenty (20) days thereafter, have been discharged in full or stayed pending appeal.

      (h) Maker shall sell or otherwise dispose of all or any material portion of its property, business or assets other than in the ordinary course of business (other than as contemplated by the Transaction Documents).

      (i) An Event of Default (as defined in the Security Agreement) shall have occurred.

Upon the occurrence, and at any time during the continuance, of any Event of Default, Payee, at Payee's option and without the need for presentment, demand, protest or other notice of any kind, may declare all unpaid principal hereof and Interest hereunder to be immediately due and payable, and the same shall become immediately due and payable upon such declaration; provided, however, that upon the occurrence of an Event of Default as set forth in clause (b) or (c) above, this Note and all amounts due hereunder shall become immediately due and payable without any declaration on the part of Payee and without the need for presentment, demand, protest or other notice of any kind.

8. Certain Waivers. Maker: (i) waives presentment, diligence, protest, demand, notice of demand, notice of acceptance or reliance, notice of non-payment, notice of dishonor, notice of protest and all other notices to parties in connection with the delivery, acceptance, performance, default or enforcement of this Note or any collateral or other security; (ii) consents to any and all delays, extensions, renewals or other modifications with respect to this Note, any related document or the debt or collateral evidenced hereby or thereby or any waivers of any term hereof or thereof, any release, surrender, taking of additional, substitution, exchange, failure to perfect, record, preserve, realize upon or lawfully dispose of, or any other impairment of, any collateral, or any other failure to act by Payee or any other forbearance or indulgence shown by Payee, from time to time and in one or more instances (without notice to or assent from Maker) and agrees that none of the foregoing shall release, discharge or otherwise impair any of Maker's obligations or liabilities; and
(iii) otherwise waives any and all other defenses based on suretyship or impairment of collateral. Nothing contained in this Section 8 shall be construed or interpreted to limit the provisions of the last sentence of Section 13 below. Maker acknowledges and agrees that Maker's obligations under this Note and the Security Agreement are independent of any obligation of Payee under or pursuant to the Transaction Documents and that, without limiting the scope or generality of the foregoing, notwithstanding any breach or violation of any of the Transaction Documents by Payee, the loan evidenced by this Note shall be repayable in accordance with its terms and this Note and the Security Agreement shall be enforceable in accordance with the terms hereof and thereof.

9. Commercial Transaction; Jury Waiver. EACH OF PAYEE AND MAKER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION. EACH OF PAYEE AND MAKER HEREBY KNOWINGLY AND VOLUNTARILY WAIVES TRIAL BY JURY AND THE RIGHT THERETO IN ANY ACTION OR PROCEEDING OF ANY KIND, ARISING UNDER OR OUT OF, OR OTHERWISE RELATED TO OR OTHERWISE CONNECTED WITH, THIS NOTE AND/OR ANY RELATED DOCUMENT.

10. Binding Nature. This Note shall bind Maker and Maker's successors and assigns and shall inure to the benefit of Payee and its successors and assigns. The term "Payee" as used herein shall include any successors, endorsees or other assignees of Payee and shall also include any other holder of this Note. Payee may, without notice to or consent of Maker (which notice and consent are hereby expressly waived), endorse or otherwise transfer or assign this Note or any right or interest herein to any other person or entity.

11. Arbitration. Maker and Payee agree that any and all disputes, claims or controversies arising out of or relating to this Note that are not resolved by their mutual agreement shall be submitted to final and binding arbitration before JAMS, or its successor, pursuant to the United States Arbitration Act, 9 U.S.C. Sec. 1, et seq. Either party may commence the arbitration process called for in this Note by filing a written demand for arbitration with JAMS, with a copy to the other party. The arbitration will be conducted in accordance with the provisions of JAMS' comprehensive Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration. The parties will cooperate with JAMS and with one another in selecting an arbitrator from JAMS' panel of neutrals, and in scheduling the arbitration proceedings. The parties covenant that they will participate in the arbitration in good faith, and that they will share equally in its costs. The provisions of this paragraph may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys fees, to be paid by the party against whom enforcement is ordered.

12. Governing Law. This Note shall be governed by, interpreted under and construed in accordance with the internal laws of the State of New York applicable to contracts executed and to be performed wholly in that state without giving effect to the choice or conflict of laws principles or provisions thereof. Maker and Payee each hereby irrevocably submits to the jurisdiction of any state or federal court sitting in the City, County and State of New York in respect of any enforcement proceeding arising out of or relating to this Note, which courts shall have exclusive jurisdiction over and with respect to any such enforcement proceeding, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. Maker and Payee each irrevocably waives, to the fullest extent such party may effectively do so under applicable law, any objection that such party may now or hereafter have to the laying of venue of any such enforcement proceeding brought in any such court and any claim that any such enforcement proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of any party hereto to serve process in any manner permitted by law or to commence enforcement proceedings or otherwise proceed against the other party in any other jurisdiction.

13. Miscellaneous. No delay or omission by Payee in exercising any right or remedy hereunder or under any guaranty hereof, or with respect to any collateral or other security or surety related to this Note or Maker's obligations hereunder, shall operate as a waiver of such right or remedy or any other right or remedy, and a waiver on one occasion of any right or remedy shall not be a bar to, or constitute a waiver, of such right or remedy on any other occasion or of any other right or remedy on any occasion. All rights and remedies of Payee hereunder, under any other applicable document and under applicable law shall be cumulative and not in the alternative. No provision of this Note or any guaranty or other security or surety related to this Note may be amended, waived or modified orally but only by a writing signed by the party against whom enforcement of such amendment, waiver or modification is sought to be enforced.

      IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered on its behalf by an officer or other representative thereunto duly authorized, all as of the date first written above.

                                 E-SYNC NETWORKS, INC.


                                 By:________________________________________
                                 Name:
                                 Title:

                                   SCHEDULE A

                                Use of Proceeds

Repayment of the Good Faith Loan (together with interest accrued thereon)

Repayment of Bridge Loan (together with interest accrued thereon)

                                                                       Exhibit I


         NEITHER THIS WARRANT NOR ANY SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, AND
         NEITHER THIS WARRANT NOR ANY SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE ACT AND SUCH STATE SECURITIES
              LAWS, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH STATE
                                SECURITIES LAWS.

                             E-SYNC NETWORKS, INC.

                         COMMON STOCK PURCHASE WARRANT

      THIS IS TO CERTIFY that CRC, INC., a New York corporation ("CRC"), or its registered assigns, is entitled to purchase from E-Sync Networks, Inc., a Delaware corporation (the "Company"), at any time on and after the Date of Issuance but not later than 5:00 p.m., New York City time, on the date (the "Expiration Date") that is the later of (i) [_______, 2011] or (ii) the second anniversary of the repayment of all of the Loans (as hereinafter defined), __________(1) Stock Units (as hereinafter defined) at the Exercise Price, subject to the terms and conditions herein provided.

      This Warrant is being issued to CRC in connection with CRC providing the Loans to the Company.

      The regulations of the Internal Revenue Service now in effect require determination of the value of this Warrant. Accordingly, it is therefore agreed by the Company and CRC that for federal income tax purposes the amount of the issue price allocated to this Warrant is $_______ in the aggregate, which shall be the value ascribed to this Warrant by the Company and CRC for all purposes, including the preparation of tax returns and the preparation of the Company's and CRC's financial statements.

            As used in this Warrant, the following terms have the following respective meanings:

      (a)   "Act" means the Securities Act of 1933, as amended.

      (b)   "Affiliate" has the meaning set forth in Rule 405 under the Act.

      (c)   "Company" has the meaning set forth in the preamble of this Warrant.

------------------------------
(1) This number is equal to 10% of the Company's capital stock (on a fully diluted basis) determined as of the close of business on the date of the Closing.

      (d) "Convertible Security" means Securities of the Company which may be convertible into Shares.

      (e)   "CRC" has the meaning set forth in the preamble of this Warrant.

      (f) "Date of Issuance" means the date set forth next to the signature of the Company on the signature page hereof.

      (g) "Exercise Price" means $____(2), the price at which this Warrant is convertible into Shares, subject to adjustment as provided herein.

      (h) "Expiration Date" has the meaning set forth in the preamble of this Warrant.

      (i) "Holder" means any owner of all or any part of this Warrant from time to time.

      (j) "Loans" means, collectively, all amounts advanced or loaned to Company by CRC.

      (k) "Securities" has the meaning assigned to such term in the Act or any rule or regulation thereunder.

      (l) "Shares" means shares of the Company's common stock, par value $0.01 per share.

      (m) "Stock Unit" means one (1) Share, as same may be adjusted from time to time in accordance with Section 4(a) below, and shall include any additional securities, cash or property in respect thereof in accordance with Section 4 below.

      (n) "Warrant" means this Common Stock Purchase Warrant, as same may be amended from time to time in accordance herewith.

      (o) "Warrant Stock" means, collectively, (i) the Shares purchasable by the Holder hereof upon the exercise of this Warrant, and (ii) any other securities forming a part of any Stock Unit in accordance with
            Section 4 below.

      2. Exercise of Warrant.

      (a) In order to exercise this Warrant, in whole or in part, the Holder hereof shall deliver to the Company, at its office set forth in Section 9 below, at any time and from time to time between the Date of Issuance and the Expiration Date, (i) a written notice in the form of the Form of Exercise Notice attached hereto as Exhibit A (the "Exercise Notice"), (ii) such Holder's check payable to the Company in an aggregate amount equal to the aggregate Exercise Price for those Stock Units specified in the Exercise Notice, and (iii) this Warrant; provided, however, that this Warrant may only be partially exercised for a minimum of 200,000 Shares per Exercise Notice. Upon receipt thereof, the Company shall, as promptly as practicable and in any event

------------------------------
(2) This price is equal to 75% of the average closing sale prices of the Common Stock during the 60 consecutive trading days ending on the second trading day preceding the date of the Closing.

within three (3) days thereafter, cause to be executed and delivered to such Holder a certificate or certificates representing the aggregate number of fully paid and nonassessable shares of Warrant Stock, or any other property forming a part of the subject Stock Unit(s) or both, issuable upon such exercise. Subject to the provisions of this Section 2(a), such stock certificate(s) shall be in such denominations as may be specified in the Holder's notice, and shall be registered in the name of such Holder or such other name or names as shall be designated in such notice.

      (b) In addition to the method of payment set forth in Section 2(a) and in lieu of any cash payment required thereunder, the Holder of the Warrant shall have the right at any time and from time to time to exercise the Warrant in whole or in part by surrendering the Warrant in the manner specified in Section 2(a) above in exchange for that number of Shares equal to the product of (x) the number of shares as to which such Warrant is being exercised multiplied by (y) a fraction, the numerator of which is the market price of the Shares less the Exercise Price and the denominator of which is such market price. Solely for the purposes of this Section 2(b), "market price" shall be calculated on the date on which notice of the Holder's election to exercise is given pursuant to Section 2(a) above. The "market price" shall be the average of the closing sale prices of the Shares as reported by Bloomberg Financial Markets or if not so reported then as published in a nationally recognized daily publication, for the 60 consecutive trading days ending on the day prior to the date of exercise. Any fractional share resulting from such cashless exercise shall be eliminated.

      (c) All certificates representing Warrant Stock as aforesaid shall be deemed to have been issued, and the Holder or other person designated to be named therein shall be deemed to become a holder of record of the subject Warrant Stock (including, to the extent permitted by law, the right to vote such securities or grant consents therefor or receive notices as a stockholder), as of the time the Holder's notice and payment is received by the Company as aforesaid. If this Warrant shall have been exercised only in part, the Company shall, concurrently with its delivery pursuant to Section 2(a) above, cancel this Warrant and deliver to the subject Holder a new warrant (in substantially the form of this Warrant) evidencing the rights of such Holder to purchase the remaining Stock Units called for by this Warrant.

      (d) All Warrant Stock issuable upon the exercise of this Warrant in whole or in part shall, upon payment therefor in accordance herewith, be validly issued, fully paid and nonassessable.

      3. Transfer and Assignment.

      This Warrant and all rights hereunder are transferable, in whole or in part, on the books of the Company to be maintained for such purposes, upon surrender of this Warrant at the office of the Company set forth in Section 9 below, accompanied by a written assignment duly executed by the Holder hereof indicating the number of Warrants being transferred and the name, address and tax identification number of each transferee. Upon any such delivery, the Company shall execute and deliver to the Holder or the transferee(s) or both (as the case may be) new warrants (in substantially the form of this Warrant) in the appropriate denominations, and this Warrant shall thereupon be canceled.

      4. Adjustment of Exercise Price and Number of Shares. In order to prevent dilution of the rights granted under this Warrant and grant the Holder hereof certain additional rights, the Exercise Price and the number of Shares or any other property then constituting a Stock Unit obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this
Section 4.

      (a) Adjustment of Exercise Price upon Issuance of Common Stock. If and whenever on or after the Date of Issuance, the Company issues or sells, or in accordance with Section 4(b) is deemed to have issued or sold, any Share for a consideration per share less than the Exercise Price in effect immediately prior to such issuance or sale, then immediately upon such issuance or sale the Exercise Price shall be reduced to a price (rounded to the nearest cent) determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be (x) the sum of (A) the number of Shares outstanding immediately prior to the issuance or sale of such additional Shares multiplied by the Exercise Price in effect immediately prior thereto plus
(B) the aggregate consideration received by the Company (determined as provided in Section 4(b)(iv)) for the issuance or sale of such additional Shares, and the denominator of which shall be (y) the product of the number of shares outstanding immediately after the issuance or sale of such additional Shares and the Exercise Price in effect immediately prior thereto. No adjustment of the Exercise Price shall be made upon the issuance or sale of Shares (i) pursuant to the exercise or conversion of warrants, options or other convertible securities outstanding on the date hereof as set forth on Schedule 4(a) attached hereto and
(ii) with the unanimous consent of the Holder(s) of the Warrant.

      (b) Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Exercise Price under Section 4(a), the following shall be applicable:

            (i) Issuance of Rights or Options. If the Company in any manner grants or sells any options to purchase Shares or Convertible Securities ("Options") and the lowest price per share for which any one Share is issuable upon the exercise of any such Option, or upon conversion or exchange of any Convertible Security issuable upon exercise of such Option, is less than the Exercise Price in effect immediately prior to the time of the granting or sale of such Option, then such Share shall be deemed to have been issued and sold by the Company at such time for such price per share. For purposes of this paragraph, the "lowest price per share for which any one Share is issuable" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one Share upon the granting or sale of the Option, upon exercise of the Option and upon conversion or exchange of the Convertible Security. No further adjustment of the Exercise Price shall be made upon the actual issue of such Shares or of such Convertible Securities upon the exercise of such Options or upon the actual issue of such Shares upon conversion or exchange of such Convertible Securities.

            (ii) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Security and the lowest price per share for which any one Share is issuable upon conversion or exchange thereof is less than the Exercise Price in effect immediately prior to the time of such issue or sale, then such Share or Shares shall be deemed to have been issued and sold by the Company at such time for such price per share. For the purposes of this paragraph, the "lowest price per share for which any one

      Share is issuable" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one Share upon the issuance of the Convertible Security and upon the conversion or exchange of such Convertible Security. No further adjustment of the Exercise Price shall be made upon the actual issue of such Shares upon conversion or exchange of any Convertible Security, and if any such issue or sale of such Convertible Security is made upon exercise of any Options for which adjustments of the Exercise Price had been or are to be made pursuant to other provisions of this Section 2, no further adjustment of the Exercise Price shall be made by reason of such issue or sale.

            (iii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Shares changes at any time, the Exercise Price in effect at the time of such change shall be adjusted immediately to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold and number of Shares issuable hereunder shall be correspondingly adjusted; provided, that if such adjustment would result in an increase of the Exercise Price then in effect, such adjustment shall not occur. For purposes of this Section 4(b), if the terms of any Option or Convertible Security which was outstanding as of the Date of Issuance are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Shares deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided, that no such change shall at any time cause the Exercise Price hereunder to be increased.

            (iv) Calculation of Consideration Received. If any Shares, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor. In case any Shares, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company shall be the fair market value thereof as of the date of receipt. In case any Shares, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Shares, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or securities shall be determined jointly by the Company and the Holder of the Warrant. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an appraiser jointly selected by the Company and the Holder of the Warrant. The determination of such appraiser shall be final and binding on the Company and the Holder of the Warrant, and the fees and expenses of such appraiser shall be paid by the Company.

            (v) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options shall be deemed to have been issued without consideration.

            (vi) Treasury Shares. The disposition of any Shares owned or held by or for the account of the Company or any subsidiary shall be considered an issue or sale of Shares.

            (vii) Record Date. If the Company takes a record of the holders of Shares for the purpose of entitling them (A) to receive a dividend or other distribution payable in Shares, Options or in Convertible Securities or (B) to subscribe for or purchase Shares, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

      (c) Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding Shares into a greater number of Shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Shares obtainable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares into a smaller number of Shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Shares obtainable upon exercise of this Warrant shall be proportionately decreased.

      (d) Reorganization, Reclassification, Consolidation, Merger or Sale. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction, in each case which is effected in such a way that the holders of Shares are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Shares is referred to herein as "Organic Change." Prior to the consummation of any Organic Change, the Company shall make appropriate provision (in form and substance satisfactory to the Holder of the Warrant) to insure that the Holder of the Warrant shall thereafter have the right to acquire and receive, in lieu of or addition to (as the case may be) the Shares immediately theretofore acquirable and receivable upon the exercise of such Holder's Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of Shares immediately theretofore acquirable and receivable upon exercise of such Holder's Warrant had such Organic Change not taken place. In any such case, the Company shall make appropriate provision (in form and substance reasonably satisfactory to the Holder of the Warrant) with respect to such Holder's rights and interests to insure that the provisions of this Section 4 hereof shall thereafter be applicable to the Warrant (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Exercise Price to the value for the Shares reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of Shares acquirable and receivable upon exercise of the Warrant, if the value so reflected is less than the Exercise Price in effect immediately prior to such consolidation, merger or sale). The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the Holder of the Warrant), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

      (e) Certain Events. If any event occurs of the type contemplated by the provisions of this Section 4 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Board of Directors shall make an appropriate adjustment in the Exercise Price and the number of Shares obtainable upon exercise of this Warrant so as to protect the rights of the Holder of the Warrant; provided, that no such adjustment shall increase the Exercise Price or decrease the number of Shares obtainable as otherwise determined pursuant to this Section 4.

      (f) Liquidating Dividends. If the Company declares or pays a dividend upon the Shares payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in Shares (a "Liquidating Dividend"), then the Company shall pay to the registered Holder of this Warrant at the time of payment thereof the Liquidating Dividend which would have been paid to such registered Holder on the Shares had this Warrant been fully exercised immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Shares entitled to such Liquidating Dividend is to be determined.

      (g) Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of capital stock (the "Purchase Rights"), then the Holder of this Warrant shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of Shares acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Shares are to be determined for the grant, issue or sale of such Purchase Rights.

      (h) Adjustment of Number of Shares. Upon each adjustment of the Exercise Price as a result of the calculations made in Section 4 hereof, the number of Shares for which this Warrant is exercisable immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Shares obtained by (i) multiplying the number of Shares covered by this Warrant immediately prior to this adjustment by the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

      5. Notice of Certain Events.

      (a) As soon as practicable following any adjustment of the Exercise Price, the Company shall give written notice thereof to the Holder, setting forth in reasonable detail and certifying the calculation of such adjustment.

      (b) The Company shall give written notice to the Holder at least ten (10) days prior to the date on which the Company closes its books or takes a record
(i) with respect to any dividend or distribution upon the Shares, (ii) with respect to any pro rata subscription offer to holders of Shares or (iii) for determining rights to vote with respect to any Liquidating Dividend, Organic Change or other dissolution or liquidation; provided, however, if notice of the foregoing is given earlier to the Company's other stockholders of record, notice to the Holder shall be given at such earlier time.

      (c) The Company shall also given written notice to the registered Holder at least ten (10) days prior to the date on which any Liquidation Event, Organic Change or other dissolution or liquidation shall take place; provided, however, if notice of the foregoing is given earlier to the Company's other stockholders of record, notice to the Holder shall be given at such earlier time.

      6. Capitalization; Reservation of Shares.

      (a) The Company hereby represents and warrants to CRC that the number of Shares for which this Warrant is exercisable as of the Date of Issuance, in the aggregate, represents 10% (the "Threshold Percentage") of the voting stock of the Company on a fully-diluted as-if-converted basis (i.e., 10% of all Shares outstanding as of the Date of Issuance and all Shares underlying options, warrants, preferred shares or other interests outstanding as of the Date of Issuance which are exercisable, convertible or exchangeable for Shares, including after giving effect to the issuance of this Warrant). In the event that such number of Shares does not equal the Threshold Percentage as a result of the existence of any Shares (or options or other interests exercisable, convertible or exchangeable for Shares) which are not disclosed to CRC on or before the Date of Issuance, the number of Shares to be issued upon exercise of this Warrant shall be automatically increased (pro rata to each Holder and without any further action by the Holders) by that number of Shares that when added to the Shares which would otherwise be issued to the Holders upon exercise of the Warrant shall equal an amount of Shares which represents the Threshold Percentage. Any such adjustment shall be made promptly upon determination of the discrepancy with the Threshold Percentage, whether such determination is made before or after the Date of Issuance.

      (b) The Company shall at all times reserve and keep available for issuance upon the exercise hereof such number of authorized but unissued Shares as shall be sufficient to permit the full exercise of this Warrant.

      7. Expenses.

      The Company shall pay any and all reasonable expenses, transfer taxes and other charges, including all costs associated with the preparation, issuance and delivery of stock or warrant certificates, that may be incurred in respect of the issuance or delivery of Warrant Stock upon any exercise of this Warrant.

      8. No Rights as Stockholder.

      This Warrant shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

      9. Notices.

      Any and all notices to be given to the Company hereunder shall be given to the Company at its offices located at [35 Nutmeg Drive, Trumbull, Connecticut 06611], Attention: President and Chief Operating Officer. Any and all notices to be given to the Holder hereof shall be given to such Holder at its address as same appears on the records of the Company.

      10. Registration.

      (a) Legend. Upon exercise, in part or in whole, of the Warrants, certificates representing the Warrant Stock shall bear the following legend:

      "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act"), and may not be offered or sold except pursuant to (i) an effective registration statement under the Act, (ii) to the extent applicable, Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel of the issuer, that an exemption from registration under such Act is available."

      (b) Registration Rights. Upon exercise, in part or in whole, of the Warrants, the Warrant Stock shall have the registration rights set forth in the Registration Rights Agreement, dated [_______, 2001], by and between the Company and CRC.

      11. Miscellaneous.

      (a) No provision hereof, in the absence of affirmative action by the Holder to effect any exercise hereunder, shall give rise to any liability of such Holder for the Exercise Price or as a stockholder of the Company, regardless of whether such liability is asserted by the Company or by any creditor or creditors of the Company.

      (b) Neither this Warrant nor any of the terms or conditions hereof may be waived, amended or modified, except with the written consent of the Company and a majority in interest of the Warrant Stock.

      (c) This Warrant shall be governed by, interpreted under and construed in accordance with the internal laws of the State of New York applicable to contracts executed and to be performed wholly in that state without giving effect to the choice or conflict of laws principles or provisions thereof. The parties agree that any and all disputes, claims or controversies arising out of or relating to this Warrant that are not resolved by their mutual agreement shall be submitted to final and binding arbitration before JAMS, or its successor, pursuant to the United States Arbitration Act, 9 U.S.C. Sec. 1, et seq. Any party may commence the arbitration process called for in this Warrant by filing a written demand for arbitration with JAMS, with a copy to the other party. The arbitration will be conducted in accordance with the provisions of JAMS' Comprehensive Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration. The parties will cooperate with JAMS and with one another in selecting an arbitrator from JAMS' panel of neutrals, and in scheduling the arbitration proceedings. The parties covenant that they will participate in the arbitration in good faith, and that they will share equally in its costs. The provisions of this paragraph may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorney fees, to be paid by the party against whom enforcement is ordered. The Company hereby irrevocably submits to the jurisdiction of any state or federal court sitting in the City, County and State of New York in respect of any enforcement proceeding arising out of or relating to this Warrant, which courts shall have exclusive jurisdiction over and with respect to any such enforcement proceeding, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts. The Company hereby irrevocably waives, to the fullest extent such party may effectively do so under applicable law, trial by jury and any objection that such party may now or hereafter have to the laying of venue of any enforcement proceeding brought in any such court and any claim that any such enforcement proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Holder to serve process in any manner permitted by law or to commence enforcement proceedings or otherwise proceed against the Company in any other jurisdiction.

      (d) The captions and section headings used in this Warrant are for convenience of reference only, and shall not be referred to in connection with any interpretation or construction hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the Company, having validly authorized the issuance of this Warrant and all performance hereunder, has caused this Warrant to be executed by its duly authorized officer on the Date of Issuance.

Dated:  [_______, 2001]

                                       E-SYNC NETWORKS, INC.

                                       By:    __________________________________
                                       Name:
                                       Title:

                 Signature Page to Common Stock Purchase Warrant

                                   EXHIBIT A

                            FORM OF EXERCISE NOTICE

        (To be Executed by the Holder in order to Exercise the Warrant)

      The undersigned hereby irrevocably exercises the right to purchase _______________ of the shares of common stock of E-Sync Networks, Inc., a Delaware corporation (the "Company"), evidenced by the attached Warrant, and [herewith makes payment of the Exercise Price with respect to such shares in full/ elects to effect a cashless exercise pursuant to the terms of the Warrant, pursuant to which the undersigned is surrendering the right to purchase _______________ shares for an Exercise Price of $_______________, with the current market price being $_______________], all in accordance with the conditions and provisions of said Warrant.

      The undersigned represents and warrants that the representations in Section __ of the Asset Purchase and Sale Agreement, dated as of [_____, 2001] by and among the Company, CRC, Inc. and certain stockholders of the Company are true and correct in all material respects as of the date hereof, as if made on the date hereof.

      The undersigned agrees not to offer, sell, transfer or otherwise dispose of any Common Stock obtained on exercise of the Warrant, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

      The undersigned requests that stock certificates for such shares be issued, and a Warrant representing any unexercised portion hereof be issued, pursuant to the Warrant in the name of the Holder (or such other person or persons indicated below) and delivered to the undersigned (or designees) at the address (or addresses) set forth below:

Date:_____________________                      ________________________________
                                                Signature of Holder

                                                ________________________________
                                                Name of Holder (Print)

                                                Address:
                                                ________________________________
                                                ________________________________